Filed pursuant to Rule 424(b)(3)
Registration No. 333-221865-01

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but it is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 9, 2018

PROSPECTUS SUPPLEMENT TO PROSPECTUS, DATED DECEMBER 1, 2017

$225,729,000

2018-1 PASS THROUGH TRUSTS

CLASS B PASS THROUGH CERTIFICATES, SERIES 2018-1

United Airlines Class B Pass Through Certificates, Series 2018-1, are being offered under this prospectus supplement. The Class AA Pass Through Certificates and the Class A Pass Through Certificates of the same series were previously offered under a separate prospectus supplement of United Airlines, Inc. dated January 31, 2018 and were issued on February 14, 2018. The Class AA and Class A certificates are not being offered under this prospectus supplement. The Class B certificates will rank junior in right of distributions to the Class AA and Class A certificates. The Class B certificates represent interests in the Class B trust to be established in connection with this offering.

The purpose of the offerings of the Class AA certificates, Class A certificates and Class B certificates is to finance 16 new Boeing aircraft scheduled for delivery to United Airlines, Inc. from August 2017 to May 2018. Prior to the date hereof, 13 of such aircraft were delivered and financed with the proceeds of the Class AA and Class A certificates. A portion of the proceeds from the issuance of the Class B certificates will be used by the Class B trust on the date of such issuance to acquire Series B equipment notes issued with respect to such of those 16 aircraft as were previously financed with the proceeds of the Class AA and Class A certificates. The balance of the proceeds from the issuance of the Class B certificates will initially be held in escrow and will be used to acquire Series B equipment notes to finance, together with Series AA equipment notes and Series A equipment notes, the acquisition by United Airlines, Inc. of the remainder of such 16 aircraft. The equipment notes have been or will be issued by United Airlines, Inc. and secured by the financed aircraft.

Interest on the escrowed funds will be payable semiannually on March 1 and September 1, commencing September 1, 2018. Interest on the Series B equipment notes will be payable semiannually on each March 1 and September 1 after issuance (but not before September 1, 2018). Principal payments on the Series B equipment notes are scheduled on March 1 and September 1 of each year, beginning on March 1, 2019 for certain equipment notes and September 1, 2019 for the remaining equipment notes. Payments on the Series B equipment notes held in the Class B trust will be passed through to the holders of Class B certificates.

National Australia Bank Limited, acting through its New York Branch, will provide the liquidity facility for the Class B certificates in an amount sufficient to make three semiannual interest payments.

The Class B certificates will not be listed on any national securities exchange.

Investing in the Class  B certificates involves risks. See “Risk Factors” beginning on page S-18.

Pass Through Certificates	Face Amount	Interest Rate	Final Expected Distribution Date	Price to Public(1)
Class B	$225,729,000%		March 1, 2026	100%

(1) Plus accrued interest, if any, from the date of issuance.

The underwriters will purchase all of the Class B certificates if any are purchased. The aggregate proceeds from the sale of the Class B certificates will be $225,729,000. United Airlines, Inc. will pay the underwriters a commission of $            . Delivery of the Class B certificates in book-entry form only will be made on or about                 , 2018.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Lead Bookrunners

Credit Suisse	Citigroup	Goldman Sachs & Co. LLC
Joint Structuring Agent	Joint Structuring Agent
Bookrunners
Deutsche Bank Securities		Morgan Stanley

Barclays	BofA Merrill Lynch	BNP PARIBAS	Credit Agricole Securities

J.P. Morgan	Standard Chartered Bank	Wells Fargo Securities

The date of this prospectus supplement is                 , 2018.

CERTAIN VOLCKER RULE CONSIDERATIONS

None of the Trusts are or, immediately after the issuance of the Certificates pursuant to the Trust Supplements, will be a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act). In making the foregoing determination, each of the Trusts is relying on an analysis that the Trusts will not be deemed to be an “investment company” under Rule 3a-7 promulgated by the Securities and Exchange Commission (the “Commission”), under the Investment Company Act of 1940, as amended (the “Investment Company Act”), although other exemptions or exclusions under the Investment Company Act may be available to the Trusts.

PRESENTATION OF INFORMATION

These offering materials consist of two documents: (a) this Prospectus Supplement, which describes the terms of the certificates that we are currently offering, and (b) the accompanying Prospectus, which provides general information about our pass through certificates, some of which may not apply to the certificates that we are currently offering. The information in this Prospectus Supplement replaces any inconsistent information included in the accompanying Prospectus.

We have given certain capitalized terms specific meanings for purposes of this Prospectus Supplement. The “Index of Terms” attached as Appendix I to this Prospectus Supplement lists the page in this Prospectus Supplement on which we have defined each such term.

At various places in this Prospectus Supplement and the Prospectus, we refer you to other sections of such documents for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this Prospectus Supplement and the Prospectus can be found is listed in the Table of Contents below. All such cross references in this Prospectus Supplement are to captions contained in this Prospectus Supplement and not in the Prospectus, unless otherwise stated.

Prospectus Supplement

INDEX OF TERMS	Appendix I
APPRAISAL LETTERS	Appendix II
LOAN TO VALUE RATIO TABLES	Appendix III

Prospectus

You should rely only on the information contained in this document or to which this document refers you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information in this document may be accurate only on the date of this document.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this Prospectus Supplement and the accompanying Prospectus and may not contain all of the information that is important to you. For more complete information about the Class B Certificates and United, you should read this entire Prospectus Supplement and the accompanying Prospectus, as well as the materials filed with the Securities and Exchange Commission that are considered to be part of this Prospectus Supplement and the Prospectus. See “Incorporation of Certain Documents by Reference” in this Prospectus Supplement and the Prospectus.

Summary of Terms of Certificates

	Previously Issued(1)		Class B Certificates
	Class AA Certificates	Class A Certificates
Aggregate Face Amount	$677,175,000	$257,965,000	$225,729,000
Interest Rate	3.50%	3.70%	%
Initial Loan to Aircraft Value (cumulative)(2)	42.6%	58.9%	73.1%
Highest Loan to Aircraft Value (cumulative)(3)	42.6%	58.9%	73.1%
Expected Principal Distribution Window (in years from applicable original issuance date)	1.0 – 12.0	1.0 – 12.0	0.8 – 7.8
Initial Average Life (in years from applicable original issuance date)	8.9	8.9	5.4
Regular Distribution Dates	March 1 and September 1	March 1 and September 1	March 1 and September 1
Final Expected Distribution Date	March 1, 2030	March 1, 2030	March 1, 2026
Final Maturity Date	September 1, 2031	September 1, 2031	September 1, 2027
Minimum Denomination	$1,000	$1,000	$1,000
Section 1110 Protection	Yes	Yes	Yes
Liquidity Facility Coverage	Three semiannual interest payments	Three semiannual interest payments	Three semiannual interest payments

(1)	The Class AA Certificates and Class A Certificates were previously offered under a separate prospectus supplement of United dated January 31, 2018 and were issued on February 14, 2018. The Class AA Certificates and Class A Certificates are not being offered pursuant to this Prospectus Supplement.
(2)	These percentages are determined as of September 1, 2018, the first Regular Distribution Date after all Aircraft are expected to have been financed pursuant to this Offering and the Senior Certificates Offering. In calculating these percentages, we have assumed that the financings of all Aircraft hereunder are completed prior to September 1, 2018 and that the aggregate appraised value of such Aircraft, net of assumed depreciation, is $1,588,074,460 as of such date. See “—Loan to Aircraft Value Ratios”. The appraised value is only an estimate and reflects certain assumptions. See “Description of the Aircraft and the Appraisals—The Appraisals”.
(3)	See “—Loan to Aircraft Value Ratios”.

Equipment Notes and the Aircraft

The 16 aircraft to be financed pursuant to this Offering and the Senior Certificates Offering consist of two new Boeing 737-800 aircraft, six new Boeing 737 MAX 9 aircraft, five new Boeing 787-9 aircraft and three new Boeing 777-300ER aircraft scheduled for delivery between August 2017 and May 2018 (13 of which have been delivered and financed with the proceeds of the Senior Certificates Offering prior to the date hereof). See “Description of the Aircraft and the Appraisals—The Appraisals” for a description of the 16 aircraft that may be financed with the proceeds of this Offering and the Senior Certificates Offering. Set forth below is certain information about the Equipment Notes expected to be held in the Trusts and the aircraft expected to secure such Equipment Notes. The Series B Equipment Notes will mature no later than March 1, 2026.

Aircraft Model	Registration Number(1)	Manufacturer’s Serial Number(1)	Delivery Month(1)	Principal Amount of Senior Equipment Notes(2)	Principal Amount of Series B Equipment Notes	Appraised Value(3)
Boeing 737-800	N79541	63725	September 2017	$28,120,000	$6,788,000	$48,483,333
Boeing 737-800	N77542	63647	September 2017	28,138,000	6,792,000	48,513,333
Boeing 737 MAX 9	N67501	43430	April 2018	30,792,000	7,433,000	53,090,000
Boeing 737 MAX 9	N37502	43431	April 2018	30,792,000	7,433,000	53,090,000
Boeing 737 MAX 9	N27503	43434	May 2018	30,792,000	7,433,000	53,090,000
Boeing 737 MAX 9	N37504	43435	May 2018	30,844,000	7,446,000	53,180,000
Boeing 737 MAX 9	N47505	43433	May 2018	30,844,000	7,446,000	53,180,000
Boeing 737 MAX 9	N37506	43432	May 2018	30,844,000	7,446,000	53,180,000
Boeing 787-9	N26970	60146	August 2017	81,293,000	19,622,000	140,160,000
Boeing 787-9	N29971	60147	January 2018	83,157,000	20,072,000	143,373,333
Boeing 787-9	N24972	40939	January 2018	83,157,000	20,072,000	143,373,333
Boeing 787-9	N24973	40941	February 2018	83,224,000	20,089,000	143,490,000
Boeing 787-9	N24974	40942	February 2018	83,224,000	20,089,000	143,490,000
Boeing 777-300ER	N2645U	64989	March 2018	93,281,000	22,517,000	160,830,000
Boeing 777-300ER	N2846U	64990	March 2018	93,281,000	22,517,000	160,830,000
Boeing 777-300ER	N2747U	64991	April 2018	93,357,000	22,534,000	160,960,000

(1)	The indicated registration number, manufacturer’s serial number and delivery month for each aircraft not yet delivered to United reflect our current expectations, although these may differ for the actual aircraft financed hereunder. The deadline for purposes of financing an Aircraft pursuant to this Offering and the Senior Certificates Offering is August 31, 2018 (or later under certain circumstances). The financing pursuant to this Offering and the Senior Certificates Offering of each Aircraft not financed prior to the Issuance Date is expected to be effected at or around the time of delivery of such Aircraft by the manufacturer to United. The actual delivery date for any aircraft may be subject to delay or acceleration. See “Description of the Aircraft and the Appraisals—Timing of Financing the Aircraft”. United has certain rights to substitute other aircraft if the scheduled delivery date of any Aircraft not financed prior to the Issuance Date is delayed for more than 30 days after the month scheduled for delivery. See “Description of the Aircraft and the Appraisals—Substitute Aircraft”.
(2)	The principal amount of Senior Equipment Notes for an Aircraft represents the sum of the principal amount of the Series AA and Series A Equipment Notes for such Aircraft.
(3)	The appraised value of each Aircraft set forth above is the lesser of the average and median values of such Aircraft as appraised by three independent appraisal and consulting firms. Such appraisals indicate appraised base value as of the scheduled delivery month of the applicable Aircraft. These appraisals are based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See “Risk Factors—Risk Factors Relating to the Class B Certificates and the Offering—The Appraisals are only estimates of Aircraft value”.

Loan to Aircraft Value Ratios

The following table sets forth loan to Aircraft value ratios (“LTVs”) for each Class of Certificates as of September 1, 2018, the first Regular Distribution Date after all Aircraft are expected to have been financed pursuant to this Offering and the Senior Certificates Offering, and each Regular Distribution Date thereafter. The LTVs for any Class of Certificates for the period prior to September 1, 2018, are not meaningful, since during such period all of the Equipment Notes expected to be acquired by the Trusts and the related Aircraft will not be included in the calculation. The table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risk Factors Relating to the Class B Certificates and the Offering—The Appraisals are only estimates of Aircraft value”.

	Assumed Aggregate Aircraft Value(1)	Outstanding Balance(2)			LTV(3)
Regular Distribution Date		Class AA Certificates(4)	Class A Certificates(4)	Class B Certificates	Class AA Certificates	Class A Certificates	Class B Certificates
September 1, 2018	$1,588,074,460	$677,175,000	$257,965,000	$225,729,000	42.6%	58.9%	73.1%
March 1, 2019	1,563,835,588	665,386,642	253,474,309	218,169,210	42.5%	58.8%	72.7%
September 1, 2019	1,539,596,715	648,604,479	247,081,263	207,406,928	42.1%	58.2%	71.6%
March 1, 2020	1,515,357,842	631,822,316	240,688,218	196,644,646	41.7%	57.6%	70.6%
September 1, 2020	1,491,118,969	615,040,153	234,295,172	185,882,364	41.2%	57.0%	69.4%
March 1, 2021	1,466,880,096	598,257,990	227,902,126	175,120,082	40.8%	56.3%	68.3%
September 1, 2021	1,442,641,223	581,475,827	221,509,081	164,357,801	40.3%	55.7%	67.1%
March 1, 2022	1,418,402,351	564,693,664	215,116,035	153,595,519	39.8%	55.0%	65.8%
September 1, 2022	1,394,163,478	547,911,501	208,722,989	142,833,237	39.3%	54.3%	64.5%
March 1, 2023	1,369,924,605	531,129,338	202,329,944	132,070,955	38.8%	53.5%	63.2%
September 1, 2023	1,345,685,732	514,347,175	195,936,898	121,308,673	38.2%	52.8%	61.8%
March 1, 2024	1,321,446,859	497,565,012	189,543,852	110,546,391	37.7%	52.0%	60.4%
September 1, 2024	1,297,207,986	480,782,849	183,150,807	99,784,110	37.1%	51.2%	58.9%
March 1, 2025	1,272,969,114	460,675,069	175,490,891	89,021,828	36.2%	50.0%	57.0%
September 1, 2025	1,248,730,241	440,567,289	167,830,975	78,259,546	35.3%	48.7%	55.0%
March 1, 2026	1,224,491,368	420,459,509	160,171,060	—	34.3%	47.4%	0.0%
September 1, 2026	1,200,252,495	400,351,730	152,511,144	—	33.4%	46.1%	0.0%
March 1, 2027	1,176,013,622	380,243,950	144,851,228	—	32.3%	44.7%	0.0%
September 1, 2027	1,151,774,749	360,136,170	137,191,313	—	31.3%	43.2%	0.0%
March 1, 2028	1,127,535,876	340,028,390	129,531,397	—	30.2%	41.6%	0.0%
September 1, 2028	1,103,297,004	319,920,611	121,871,481	—	29.0%	40.0%	0.0%
March 1, 2029	1,079,058,131	299,812,831	114,211,566	—	27.8%	38.4%	0.0%
September 1, 2029	1,054,819,258	279,705,051	106,551,650	—	26.5%	36.6%	0.0%
March 1, 2030	1,030,580,385	—	—	—	0.0%	0.0%	0.0%

(1)	We have assumed that all Aircraft will be financed under this Offering and the Senior Certificates Offering prior to September 1, 2018, and that the appraised value of each Aircraft, determined as described under “—Equipment Notes and the Aircraft”, declines from that of the initial appraised value of such Aircraft by approximately 3% per year after the year of delivery of such Aircraft, in each case prior to the final expected Regular Distribution Date. Other rates or methods of depreciation may result in materially different LTVs. We cannot assure you that the depreciation rate and method used for purposes of the table will occur or predict the actual future value of any Aircraft. See “Risk Factors—Risk Factors Relating to the Class B Certificates and the Offering—The Appraisals are only estimates of Aircraft value”.
(2)	In calculating the outstanding balances of each Class of Certificates, we have assumed that the Trusts will acquire the Equipment Notes for all Aircraft. Outstanding balances as of each Regular Distribution Date are shown after giving effect to distributions expected to be made on such distribution date.
(3)	The LTVs for each Class of Certificates were obtained for each Regular Distribution Date by dividing (i) the expected outstanding balance of such Class (together, in the case of the Class A Certificates and Class B Certificates, with the expected outstanding balance of the Certificates ranking senior in right of payment to such Class) after giving effect to the distributions expected to be made on such distribution date, by (ii) the assumed value of all of the Aircraft on such date based on the assumptions described above. The outstanding balances and LTVs of each Class of Certificates will change if the Trusts do not acquire Equipment Notes with respect to all the Aircraft.
(4)	The Class AA Certificates and Class A Certificates were previously offered under a separate prospectus supplement of United dated January 31, 2018 and were issued on February 14, 2018. The Class AA Certificates and Class A Certificates are not being offered pursuant to this Prospectus Supplement.

Cash Flow Structure

Set forth below is a diagram illustrating the structure for the offering of the Certificates and certain cash flows.

(1)	The Equipment Notes with respect to each Aircraft will be issued under a separate Indenture.
(2)	The Liquidity Facility for each of the Class AA Certificates, the Class A Certificates and the Class B Certificates is expected to be sufficient to cover up to three consecutive semiannual interest payments with respect to such Class, except that the Liquidity Facilities will not cover interest on the Deposits.
(3)	The proceeds of the offering of the Class AA Certificates and Class A Certificates were, and of the Class B Certificates (excluding amounts used to acquire Series B Equipment Notes on the Issuance Date) will be, initially held in escrow and deposited with the Depositary, pending financing of the applicable Aircraft. The Depositary will hold such funds as interest bearing Deposits. Each Trust will withdraw funds from the Deposits relating to such Trust to purchase Equipment Notes from time to time as the applicable Aircraft are financed. The scheduled payments of interest on the Equipment Notes and on the Deposits relating to a Trust, taken together, will be sufficient to pay accrued interest on the outstanding Certificates of such Trust. If any funds remain as Deposits with respect to a Trust at the Delivery Period Termination Date, such funds will be withdrawn by the Escrow Agent and distributed to the holders of the Certificates issued by such Trust, together with accrued and unpaid interest thereon. No interest will accrue with respect to the Deposits after they have been fully withdrawn.

The Offering

Certificates Offered	•	Class B Pass Through Certificates, Series 2018-1.

The Class AA and Class A Certificates of the same series were previously offered under a separate prospectus supplement of United dated January 31, 2018 and were issued on February 14, 2018. The Class AA Certificates and the Class A Certificates are not being offered under this Prospectus Supplement. Each Class of Certificates will represent a fractional undivided interest in a related Trust.

Use of Proceeds	A portion of the proceeds from the issuance of the Class B Certificates will be used by the Class B Trust on the Issuance Date to acquire Series B Equipment Notes issued with respect to the Financed Aircraft, and the proceeds from the issuance of such Series B Equipment Notes received by United will be used for its general corporate purposes. The balance of the proceeds from the sale of the Class B Certificates will initially be held in escrow and deposited with the Depositary, pending financing of each Remaining Aircraft under this Offering and the Senior Certificates Offering. The proceeds from the sale of the Class AA Certificates and Class A Certificates were similarly initially held in escrow. Each Trust (including the Class B Trust) will withdraw funds from the Deposits relating to such Trust to acquire Equipment Notes as the Remaining Aircraft are financed, and such funds will be used by United for such financing.

Subordination Agent, Trustee, Paying Agent and Loan Trustee	Wilmington Trust, National Association.

Escrow Agent	U.S. Bank National Association.

Depositary	Citibank, N.A.

Liquidity Provider	National Australia Bank Limited, acting through its New York Branch.

Trust Property	The property of the Class B Trust will include:

•	Series B Equipment Notes acquired by the Class B Trust.

•	All monies receivable under the Liquidity Facility for the Class B Trust.

•	Funds from time to time deposited with the Class B Trustee in accounts relating to the Class B Trust, including payments made by United on the Series B Equipment Notes held in the Class B Trust.

Regular Distribution Dates	March 1 and September 1, commencing on September 1, 2018.

Record Dates	The fifteenth day preceding the related Distribution Date.

Distributions	The Class B Trustee will distribute all payments of principal, premium (if any) and interest received on the Series B Equipment Notes held in the Class B Trust to the holders of the Class B Certificates, subject to the subordination provisions of the Intercreditor Agreement applicable to the Class B Certificates.

Scheduled payments of principal and interest made on the Series B Equipment Notes will be distributed on the applicable Regular Distribution Dates.

Payments of principal, premium (if any) and interest made on the Series B Equipment Notes resulting from any early redemption of the Series B Equipment Notes will be distributed on a special distribution date after not less than 15 days’ notice from the Trustee to the applicable Class B Certificateholders.

Subordination	Distributions on the Certificates will be made in the following order:

•	First, to the holders of the Class AA Certificates to pay interest on the Class AA Certificates.

•	Second, to the holders of Class A Certificates to pay interest on the Preferred A Pool Balance.

•	Third, to the holders of the Class B Certificates to pay interest on the Preferred B Pool Balance.

•	Fourth, to the holders of the Class AA Certificates to make distributions in respect of the Pool Balance of the Class AA Certificates.

•	Fifth, to the holders of the Class A Certificates to pay interest on the Pool Balance of the Class A Certificates not previously distributed under clause “Second” above.

•	Sixth, to the holders of the Class A Certificates to make distributions in respect of the Pool Balance of the Class A Certificates.

•	Seventh, to the holders of the Class B Certificates to pay interest on the Pool Balance of the Class B Certificates not previously distributed under clause “Third” above.

•	Eighth, to the holders of the Class B Certificates to make distributions in respect of the Pool Balance of the Class B Certificates.

Control of Loan Trustee	The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Default is continuing thereunder. If an Indenture Default is continuing, subject to certain conditions, the “Controlling Party” will direct the Loan Trustee under such Indenture (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes).

The Controlling Party will be:

•	The Class AA Trustee.

•	Upon payment of final distributions to the holders of Class AA Certificates, the Class A Trustee.

•	Upon payment of final distributions to the holders of Class A Certificates, the Class B Trustee.

•	Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it.

In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture or (b) the bankruptcy of United, the Equipment Notes and the Aircraft subject to the lien of such Indenture may not be sold for less than certain specified minimums.

Right to Purchase Other Classes of Certificates	If United is in bankruptcy and certain specified circumstances then exist:

•	The Class A Certificateholders will have the right to purchase all but not less than all of the Class AA Certificates.

•	The Class B Certificateholders will have the right to purchase all but not less than all of the Class AA and Class A Certificates.

•	If Additional Junior Certificates have been issued, the holders of such Additional Junior Certificates will have the right to purchase all but not less than all of the Class AA, Class A and Class B Certificates.

The purchase price in each case described above will be the outstanding balance of the applicable Class of Certificates plus accrued and unpaid interest.

Liquidity Facilities	Under the Liquidity Facility for each of the Class AA, Class A and Class B Trusts, the Liquidity Provider will, if necessary, make advances in an aggregate amount sufficient to pay interest on the applicable Certificates on up to three successive semiannual Regular Distribution Dates at the interest rate for such Certificates. Drawings under the Liquidity Facilities cannot be used to pay any amount in respect of the applicable Certificates other than interest and will not cover interest payable on amounts held in escrow as Deposits with the Depositary.

Notwithstanding the subordination provisions applicable to the Certificates, the holders of the Certificates issued or to be issued by the Class AA Trust, the Class A Trust or the Class B Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust.

Upon each drawing under any Liquidity Facility to pay interest on the applicable Certificates, the Subordination Agent will reimburse the applicable Liquidity Provider for the amount of such drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility and certain other agreements will rank equally with comparable obligations relating to the other Liquidity Facilities and will rank senior to the Certificates in right of payment.

Escrowed Funds	Funds in escrow for the Certificateholders of the Class B Trust will be held by the Depositary as Deposits relating to the Class B Trust. The Class B Trust may withdraw these funds from time to time to purchase Series B Equipment Notes on or prior to the deadline established for purposes of this Offering. On each Regular Distribution Date, the Depositary will pay interest accrued on the Deposits relating to the Class B Trust at a rate per annum equal to the interest rate applicable to the Class B Certificates. The Deposits relating to the Class B Trust and interest paid thereon will not be subject to the subordination provisions applicable to the Class B Certificates. The Deposits cannot be used to pay any other amount in respect of the Class B Certificates.

Unused Escrowed Funds	All of the Deposits relating to the Class B Trust held in escrow may not be used to purchase Series B Equipment Notes by the deadline established for purposes of this Offering. This may occur because of delays in the financing of Aircraft or other reasons. See “Description of the Certificates—Obligation to Purchase Equipment Notes”. If any funds remain as Deposits with respect to the Class B Trust after such deadline, such funds will be withdrawn by the Escrow Agent for the Class B Trust and distributed, with accrued and unpaid interest, to the Class B Certificateholders after at least 15 days’ prior written notice. See “Description of the Deposit Agreements—Unused Deposits”.

Obligation to Purchase Equipment Notes

Prior to the Issuance Date, the Financed Aircraft have been or will be financed in part through the issuance of Senior Equipment Notes using the proceeds of the offerings of the Class AA Certificates and Class A Certificates, subject to the terms and conditions of the Note Purchase Agreement. On the Issuance Date, a portion of the proceeds from the issuance of the Class B Certificates will be used by the Class B Trust to acquire Series B Equipment Notes issued with respect to the Financed Aircraft, subject to the terms and conditions of the Note Purchase Agreement. After the Issuance Date, the Remaining Aircraft will be financed with the proceeds of the Senior Equipment Notes and Series B Equipment Notes, subject to the terms and conditions of the Note Purchase Agreement. For each Aircraft financing, United has entered or will enter into a secured debt financing with respect to such Aircraft pursuant to financing agreements substantially in the forms attached to the Note Purchase

Agreement. The terms of such financing agreements must not vary the Required Terms set forth in the Note Purchase Agreement. In addition, United must certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders. United must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. The Trustees will not be obligated to purchase Equipment Notes if, at the time of issuance, United is in bankruptcy or certain other specified events have occurred. See “Description of the Certificates—Obligation to Purchase Equipment Notes”.

Issuances of Additional Classes of Certificates	Additional pass through certificates of one or more separate pass through trusts, which will evidence fractional undivided ownership interests in equipment notes secured by Aircraft, may be issued. Any such transaction may relate to (a) the issuance of one or more new series of subordinated equipment notes with respect to some or all of the Aircraft at any time on or after the Issuance Date or (b) the refinancing of Series A Equipment Notes, Series B Equipment Notes or any of such other series of subordinated equipment notes at or after repayment of any such refinanced Series A Equipment Notes, Series B Equipment Notes or other equipment notes issued with respect to all (but not less than all) of the Aircraft secured by such refinanced notes at any time after the Issuance Date. The holders of Additional Junior Certificates relating to other series of subordinated equipment notes, if issued, will have the right to purchase all of the Class AA, Class A and Class B Certificates under certain circumstances after a bankruptcy of United at the outstanding principal balance of the Certificates to be purchased plus accrued and unpaid interest and other amounts due to Certificateholders, but without a premium. Consummation of any such issuance of additional pass through certificates will be subject to satisfaction of certain conditions, including, if issued after the Issuance Date, receipt of confirmation from the Rating Agencies that it will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates that remains outstanding. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.

Equipment Notes

(a) Issuer	United. United’s executive offices are located at 233 S. Wacker Drive, Chicago, Illinois 60606. United’s telephone number is (872) 825-4000.

(b) Interest	The Series B Equipment Notes held in the Class B Trust will accrue interest at the rate per annum for the Class B Certificates set forth on the cover page of this Prospectus Supplement. Interest will be payable on March 1 and September 1 of each year, commencing on the first such date after issuance of such Series B Equipment Notes (but not before September 1, 2018). Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal	Principal payments on the Series B Equipment Notes are scheduled on March 1 and September 1 of each year, commencing on March 1, 2019 for certain Series B Equipment Notes and September 1, 2019 for the remaining Series B Equipment Notes.

(d) Redemption	Aircraft Event of Loss. If an Event of Loss occurs with respect to an Aircraft, all of the Equipment Notes issued with respect to such Aircraft will be redeemed, unless United replaces such Aircraft under the related financing agreements. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any premium.

Optional Redemption. United may elect to redeem all of the Equipment Notes issued with respect to an Aircraft prior to maturity only if all outstanding Equipment Notes with respect to all other Aircraft are simultaneously redeemed. In addition, United may elect to redeem all of the Series A Equipment Notes or Series B Equipment Notes in connection with a refinancing of such Series. The redemption price for any optional redemption will be the unpaid principal amount of the relevant Equipment Notes, together with accrued interest and Make-Whole Premium.

(e) Security	The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft.

(f) Cross-collateralization	The Equipment Notes held in the Trusts will be cross-collateralized. This means that any proceeds from the exercise of remedies with respect to an Aircraft will be available to cover shortfalls then due under Equipment Notes issued with respect to the other Aircraft. In the absence of any such shortfall, excess proceeds will be held by the relevant Loan Trustee as additional collateral for such other Equipment Notes.

(g) Cross-default	There will be cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one Aircraft are in default and remedies are exercisable with respect to such Aircraft, the Equipment Notes issued with respect to the remaining Aircraft will also be in default, and remedies will be exercisable with respect to all Aircraft.

(h) Section 1110 Protection	United’s outside counsel will provide its opinion to the Class B Trustee that the benefits of Section 1110 of the U.S. Bankruptcy Code will be available with respect to the Series B Equipment Notes.

Certain U.S. Federal Tax Consequences	Each person acquiring an interest in Class B Certificates generally should report on its federal income tax return its pro rata share of income from the relevant Deposits and income from the Series B Equipment Notes and other property held by the Class B Trust. See “Certain U.S. Federal Tax Consequences”.

Certain ERISA Considerations	Each person who acquires a Class B Certificate will be deemed to have represented that either: (a) no employee benefit plan assets have been used to purchase or hold such Class B Certificate or (b) the purchase and holding of such Class B Certificate are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions. Each person who is an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, or an entity whose underlying assets are deemed to include “plan assets” by reason of such a plan’s investment in such entity and acquires a Class B Certificate will be deemed to have made certain representations, including representations regarding the fiduciary making the decision to acquire a Class B Certificate on its behalf and that neither it nor such fiduciary is paying UAL, United, any underwriter nor any of their respective affiliates any fee or other compensation for the provision of investment advice (as opposed to other services) in connection with such acquisition. See “Certain ERISA Considerations”.

		Fitch		Moody’s
Threshold Rating for the Depositary	Long Term or Short Term	A- F1	Short Term	P-1

Depositary Rating	The Depositary meets the Depositary Threshold Rating requirement.

		Fitch	Moody’s
Threshold Rating for the Liquidity Provider for the Class AA Trust and Class A Trust	Long Term	BBB	Baa2

Threshold Rating for the Liquidity Provider for the Class B Trust	Long Term	BBB-	Baa2

Liquidity Provider Rating	The Liquidity Provider meets the Liquidity Threshold Rating requirements.

SUMMARY FINANCIAL AND OPERATING DATA

The following tables summarize certain consolidated financial and operating data with respect to United. This information was derived as follows:

Statement of operations data for the three months ended March 31, 2018 and 2017 was derived from the unaudited consolidated financial statements of United, including the notes thereto, included in United’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. Statement of operations data for years ended December 31, 2017, 2016 and 2015 was derived from the audited consolidated financial statements of United, including the notes thereto, included in United’s Annual Report on Form 10-K filed with the Commission on February 22, 2018 (the “Form 10-K”).

The ratio of earnings to fixed charges for the three months ended March 31, 2018 and for the years ended December 31, 2017, 2016, 2015, 2014 and 2013 was derived from Exhibit 12.2 of United’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

Special charges data for the three months ended March 31, 2018 and 2017 was derived from the unaudited consolidated financial statements of United, including the notes thereto, included in United’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. Special charges data for the years ended December 31, 2017, 2016 and 2015 was derived from the audited consolidated financial statements of United, including the notes thereto, included in the Form 10-K.

Balance sheet data as of March 31, 2018 was derived from the unaudited consolidated financial statements of United, including the notes thereto, included in United’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. Balance sheet data as of December 31, 2017 and 2016 was derived from the audited consolidated financial statements of United, including the notes thereto, included in the Form 10-K.

On January 1, 2018, United Continental Holdings, Inc. adopted Accounting Standards Update No. 2014-09 (Topic 606), Revenue from Contracts with Customers (the “New Revenue Standard”), and Accounting Standards Update No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost (the “New Retirement Standard”). As such, the unaudited consolidated financial statements included in United’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 and the unaudited financial information for the quarters ended March 31, 2018 and 2017 were prepared on a basis consistent with the new standards. The audited financial information for the years ended December 31, 2017, 2016 and 2015 presented below has not been recast for adoption of the new standards.

	Three Months Ended March 31,		Year Ended December 31,
	2018	2017	2017	2016	2015
Statement of Operations Data(1) (in millions):
Operating revenue	$9,032	$8,426	$37,736	$36,556	$37,864
Operating expenses	8,755	8,106	34,236	32,215	32,696
Operating income	277	320	3,500	4,341	5,168
Net income	147	100	2,149	2,264	7,301

	Three Months Ended March 31,	Year Ended December 31,
	2018	2017	2016	2015	2014	2013
Ratio of Earnings to Fixed Charges(2)	1.47	3.09	3.60	3.93	1.65	1.37

(Footnotes on the next page)

	As of March 31,	As of December 31,
	2018	2017	2016
Balance Sheet Data (in millions):
Unrestricted cash, cash equivalents and short-term investments	$4,469	$3,792	$4,422
Total assets	44,013	42,320	40,091
Debt and capital leases(3)	14,964	14,392	11,705
Stockholder’s equity	8,298	8,768	8,606

(1)	Includes the following special charges:

	Three Months Ended March 31,		Year Ended December 31,
	2018	2017	2017	2016	2015
Special charges (in millions):
Operating:
Severance and benefit costs	$14	$37	$116	$37	$107
Impairment of assets	23	—	25	412	79
Labor agreement costs	—	—	—	64	18
Cleveland airport lease restructuring	—	—	—	74	—
(Gains) losses on sale of assets and other special charges	3	14	35	51	122

Nonoperating:
Loss on extinguishment of debt and other, net	—	—	—	(1)	202
Income tax benefit related to special charges	(9)	(18)	(63)	(229)	(11)
Income tax benefit associated with valuation allowance release(4)	—	—	—	—	(3,130)
Income tax adjustment(5)	—	—	(192)	180	—

(2)	For purposes of calculating this ratio, earnings consist of income before income taxes adjusted for fixed charges, amortization of capitalized interest, distributed earnings of affiliates, interest capitalized and equity earnings in affiliates. Fixed charges consist of interest expense and the portion of rent expense representative of the interest factor.
(3)	Includes the current and noncurrent portions of debt and capital leases.
(4)	During 2015, United released almost all of its income tax valuation allowance, resulting in a $3.1 billion benefit in its provision for income taxes.
(5)	The Company recorded a one-time, $192 million benefit due to the passage of the Tax Cuts and Jobs Act in the fourth quarter of 2017. Prior to the release of the deferred income tax valuation allowance in 2015, the Company recorded approximately $465 million of valuation allowance adjustments in accumulated other comprehensive income (“AOCI”). Subsequent to the release of the deferred income tax valuation allowance in 2015, the $465 million debit remained within AOCI, of which $180 million related to losses on fuel hedges designated for hedge accounting and $285 million related to pension and other postretirement liabilities. Accounting rules required the adjustments to remain in AOCI as long as the Company had fuel derivatives designated for cash flow hedge accounting and the Company continues to provide pension and postretirement benefits. In 2016, we settled all of our fuel hedges and did not enter into any new fuel derivative contracts for hedge accounting. Accordingly, the Company reclassified the $180 million to income tax expense in 2016.

Selected Operating Data

United transports people and cargo through its mainline operations, which utilize jet aircraft with at least 118 seats, and its regional operations, which utilize smaller aircraft that are operated under contract by United Express carriers. These regional operations are an extension of United’s mainline network.

	Three Months Ended March 31,		Year Ended December 31,
	2018	2017	2017	2016	2015
Mainline Operations:
Passengers (thousands)(1)	24,602	23,825	108,017	101,007	96,327
Revenue passenger miles (millions)(2)	44,110	42,183	193,444	186,181	183,642
Available seat miles (millions)(3)	54,798	53,054	234,576	224,692	219,989
Cargo ton miles (millions)	817	748	3,316	2,805	2,614
Passenger revenue per available seat mile (cents)	12.07	11.74	11.32	11.31	11.97
Average yield per revenue passenger mile (cents)(4)	15.00	14.76	13.73	13.65	14.34
Cost per available seat mile (cents)	13.58	13.15	12.59	12.22	12.41
Average price per gallon of fuel, including fuel taxes	$2.09	$1.70	$1.72	$1.49	$1.96
Fuel gallons consumed (millions)	771	761	3,357	3,261	3,216
Average stage length (miles)(5)	1,813	1,802	1,806	1,859	1,922
Average daily utilization of each aircraft (hours:minutes)(6)	9:57	9:45	10:27	10:06	10:24
Regional Operations:
Passengers (thousands)(1)	9,893	9,280	40,050	42,170	44,042
Revenue passenger miles (millions)(2)	5,739	5,428	22,817	24,128	24,969
Available seat miles (millions)(3)	7,179	6,754	27,810	28,898	30,014
Consolidated Operations:
Passengers (thousands)(1)	34,495	33,105	148,067	143,177	140,369
Revenue passenger miles (millions)(2)	49,849	47,611	216,261	210,309	208,611
Available seat miles (millions)(3)	61,977	59,808	262,386	253,590	250,003
Passenger load factor:(7)
Consolidated	80.4%	79.6%	82.4%	82.9%	83.4%
Domestic	82.8%	83.3%	85.2%	85.4%	85.7%
International	77.5%	75.2%	78.9%	80.0%	80.7%
Passenger revenue per available seat mile (cents)	13.15	12.80	12.35	12.40	13.11
Average yield per revenue passenger mile (cents)(4)	16.35	16.07	14.98	14.96	15.72

(1)	The number of revenue passengers measured by each flight segment flown.
(2)	The number of scheduled miles flown by revenue passengers.
(3)	The number of seats available for passengers multiplied by the number of scheduled miles those seats are flown.
(4)	The average passenger revenue received for each revenue passenger mile flown.
(5)	Average stage length equals the average distance a flight travels weighted for size of aircraft.
(6)	The average number of hours per day that an aircraft flown in revenue service is operated (from gate departure to gate arrival).
(7)	Revenue passenger miles divided by available seat miles.

RISK FACTORS

Unless the context otherwise requires, references in this “Risk Factors” section and “The Company” section to “UAL”, “the Company”, “we”, “us” and “our” mean United Continental Holdings, Inc. (“UAL”) and its consolidated subsidiaries, including United Airlines, Inc. (“United”), and references to “United” include United’s consolidated subsidiaries.

Risk Factors Relating to the Company

Global economic, political and industry conditions constantly change and unfavorable conditions may have a material adverse effect on the Company’s business and results of operations.

The Company’s business and results of operations are significantly impacted by global economic and industry conditions. The airline industry is highly cyclical, and the level of demand for air travel is correlated to the strength of the U.S. and global economies. The Company is a global business with operations outside of the United States from which it derives significant operating revenues. The Company’s international operations are a vital part of its worldwide airline network. Volatile economic, political and market conditions in these international regions may have a negative impact on the Company’s operating results and its ability to achieve its business objectives.

Robust demand for the Company’s air transportation services depends largely on favorable economic conditions, including the strength of the domestic and foreign economies, low unemployment levels, strong consumer confidence levels and the availability of consumer and business credit. Air transportation is often a discretionary purchase that leisure travelers may limit or eliminate during difficult economic times. In addition, during periods of unfavorable economic conditions, business travelers usually reduce the volume of their travel, either due to cost-saving initiatives or as a result of decreased business activity requiring travel. During such periods, the Company’s business and results of operations may be adversely affected due to significant declines in industry passenger demand, particularly with respect to the Company’s business and premium cabin travelers, and a reduction in fare levels.

Stagnant or weakening global economic conditions either in the United States or in other geographic regions, and any future volatility in U.S. and global financial and credit markets may have a material adverse effect on the Company’s revenues, results of operations and liquidity. If such economic conditions were to disrupt capital markets in the future, the Company may be unable to obtain financing on acceptable terms (or at all) to refinance certain maturing debt and to satisfy future capital commitments.

In June 2016, United Kingdom (“U.K.”) voters voted for the U.K. to exit the European Union (“EU”). The U.K. parliament voted in favor of allowing the government to commence negotiations to determine the future terms of the U.K.’s relationship with the EU, including the terms of trade between the U.K. and the EU and other nations. A process of negotiation is now taking place to determine the future terms of the U.K.’s relationship with the EU. Depending on the outcome of these negotiations, we could face new challenges in our operations, such as instability in global financial and foreign exchange markets, including volatility in the value of the British pound and European euro, additional travel restrictions on passengers traveling between the U.K. and other EU countries and legal uncertainty and potentially divergent national laws and regulations. These adverse effects in European market conditions could negatively impact the Company’s business, results of operations and financial condition.

In addition, significant or volatile changes in exchange rates between the U.S. dollar and other currencies may have a material adverse impact upon the Company’s liquidity, revenues, costs and operating results.

The airline industry is highly competitive and susceptible to price discounting and changes in capacity, which could have a material adverse effect on the Company.

The U.S. airline industry is characterized by substantial price competition including from low-cost carriers. The significant market presence of low-cost carriers, which engage in substantial price discounting, may diminish our ability to achieve sustained profitability on domestic and international routes.

Airlines also compete for market share by increasing or decreasing their capacity, including route systems and the number of markets served. Several of the Company’s domestic and international competitors have increased their international capacity by including service to some destinations that the Company currently serves, causing overlap in destinations served and therefore increasing competition for those destinations. This increased competition in both domestic and international markets may have a material adverse effect on the Company’s results of operations, financial condition or liquidity.

Terrorist attacks or international hostilities, or the fear of terrorist attacks or hostilities, even if not made directly on the airline industry, could negatively affect the Company and the airline industry.

The terrorist attacks on September 11, 2001 involving commercial aircraft severely and adversely impacted the Company’s financial condition and results of operations, as well as the prospects for the airline industry. Among the effects experienced from the September 11, 2001 terrorist attacks were substantial flight disruption costs caused by the Federal Aviation Administration (the “FAA”) imposed temporary grounding of the U.S. airline industry’s fleet, significantly increased security costs and associated passenger inconvenience, increased insurance costs, substantially higher ticket refunds and significantly decreased traffic and passenger revenue.

Additional terrorist attacks, even if not made directly on the airline industry, or the fear of or the precautions taken in anticipation of such attacks (including elevated national threat warnings, travel restrictions or selective cancellation or redirection of flights) could materially and adversely affect the Company and the airline industry. Wars and other international hostilities could also have a material adverse impact on the Company’s financial condition, liquidity and results of operations. The Company’s financial resources may not be sufficient to absorb the adverse effects of any future terrorist attacks or other international hostilities.

Increasing privacy and data security obligations or a significant data breach may adversely affect the Company’s business.

The Company is subject to increasing legislative, regulatory and customer focus on privacy issues and data security. Also, a number of the Company’s commercial partners, including credit card companies, have imposed data security standards that the Company must meet and these standards continue to evolve. The Company will continue its efforts to meet its privacy and data security obligations; however, it is possible that certain new obligations may be difficult to meet and could increase the Company’s costs. Additionally, the Company must manage evolving cybersecurity risks. The loss, disclosure, misappropriation of or access to customers’, employees’ or business partners’ information or the Company’s failure to meet its obligations could result in legal claims or proceedings, liability or regulatory penalties. A significant data breach or the Company’s failure to meet its obligations may adversely affect the Company’s reputation, business, results of operations and financial condition.

The Company relies heavily on technology and automated systems to operate its business and any significant failure or disruption of the technology or these systems could materially harm its business.

The Company depends on automated systems and technology to operate its business, including computerized airline reservation systems, flight operations systems, revenue management systems, accounting systems, telecommunication systems and commercial websites, including www.united.com. United’s website and other automated systems must be able to accommodate a high volume of traffic, maintain secure information and deliver important flight and schedule information, as well as process critical financial transactions. These systems could suffer substantial or repeated disruptions due to various events, some of which are beyond the Company’s control, including natural disasters, power failures, terrorist attacks, equipment or software failures, computer viruses or cyber security attacks. Substantial or repeated systems failures or disruptions, including failures or disruptions related to the Company’s complex integration of systems, could reduce the attractiveness of the Company’s services versus those of its competitors, materially impair its ability to market its services and operate its flights, result in the unauthorized release of confidential or otherwise protected information, result in increased costs, lost revenue and the loss or compromise of important data, and may adversely affect the Company’s business, results of operations and financial condition.

Current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions, could have a material adverse impact on the Company.

From time to time, we are subject to litigation and other legal and regulatory proceedings relating to our business or investigations or other actions by governmental agencies, including as described in Part I, Item 3 “Legal Proceedings” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. On October 13, 2015, United received a Civil Investigative Demand (“CID”) from the Civil Division of the United States Department of Justice (“DOJ”). The CID requested documents and oral testimony from United in connection with an industry-wide DOJ investigation related to delivery scan and other data purportedly required for payment for the carriage of mail under United’s International Commercial Air Contracts with the U.S. Postal Service. The Company has been responding to the DOJ’s request and cooperating in the investigation since that time. On November 8, 2016, the DOJ Criminal Division met with representatives from the Company and advised they are conducting an industry-wide investigation into the same matter. The Company is also cooperating with the government in this aspect of their investigation and, on December 21, 2016, representatives from the Company met with both the Civil and Criminal Divisions to provide additional information. The Company cannot predict what action, if any, might be taken in the future by the DOJ or other governmental authorities as a result of these investigations.

No assurances can be given that the results of these or new matters will be favorable to us. An adverse resolution of lawsuits, arbitrations, investigations or other proceedings or actions could have a material adverse effect on our financial condition and results of operations, including as a result of non-monetary remedies, and could also result in adverse publicity. Defending ourselves in these matters may be time-consuming, expensive and disruptive to normal business operations and may result in significant expense and a diversion of management’s time and attention from the operation of our business, which could impede our ability to achieve our business objectives. Additionally, any amount that we may be required to pay to satisfy a judgment, settlement, fine or penalty may not be covered by insurance. If we fail to comply with the terms contained in any settlement, order or agreement with a governmental authority relating to these matters, we could be subject to criminal or civil penalties, which could have a material adverse impact on the Company. Under our charter and certain indemnification agreements that we have entered into (and may in the future enter into) with our officers, directors and certain third parties, we could be required to indemnify and advance expenses to them in connection with their involvement in certain actions, suits, investigations and other proceedings. There can be no assurance that any of these payments will not be material.

Disruptions to the Company’s regional network and United Express flights provided by third-party regional carriers could adversely affect the Company’s operations and financial condition.

The Company has contractual relationships with various regional carriers to provide regional aircraft service branded as United Express. These regional operations are an extension of the Company’s mainline network and complement the Company’s operations by carrying traffic that connects to mainline service and allows flights to smaller cities that cannot be provided economically with mainline aircraft. The Company’s business and operations are dependent on its regional flight network, with regional capacity accounting for approximately 11% of the Company’s total capacity for the year ended December 31, 2017.

Although the Company has agreements with its regional carriers that include contractually agreed performance metrics, the Company does not control the operations of these carriers. A number of factors may impact the Company’s regional network, including weather-related effects and seasonality. In addition, the decrease in qualified pilots driven by federal regulations has adversely impacted and could continue to affect the Company’s regional flying. For example, the FAA’s expansion of minimum pilot qualification standards, including a requirement that a pilot have at least 1,500 total flight hours, as well as the FAA’s revised pilot flight and duty time rules, effective January 2014, have contributed to a smaller supply of pilots available to regional carriers. The decrease in qualified pilots resulting from the regulations as well as factors including a decreased student pilot population and a shrinking U.S. military from which to hire qualified pilots, could adversely impact the Company’s operations and financial condition, and also require the Company to reduce regional carrier flying.

If a significant disruption occurs to the Company’s regional network or flights or if one or more of the regional carriers with which the Company has relationships is unable to perform their obligations over an extended period of time, there could be a material adverse effect on the Company’s business, financial condition and operations.

The Company’s business relies extensively on third-party service providers. Failure of these parties to perform as expected, or interruptions in the Company’s relationships with these providers or their provision of services to the Company, could have an adverse effect on the Company’s financial position and results of operations.

The Company has engaged third-party service providers to perform a large number of functions that are integral to its business, including regional operations, operation of customer service call centers, distribution and sale of airline seat inventory, provision of information technology infrastructure and services, transmitting or uploading of data, provision of aircraft maintenance and repairs, provision of various utilities and performance of aircraft fueling operations, and catering services, among other vital functions and services. The Company does not directly control these third-party service providers, although it does enter into agreements with most of them that define expected service performance. Any of these third-party service providers, however, may materially fail to meet their service performance commitments to the Company, may suffer disruptions to their systems that could impact their services, or the agreements with such providers may be terminated. For example, flight reservations booked by customers and travel agencies via third-party global distribution systems (“GDS”) may be adversely affected by disruptions in the business relationships between the Company and GDS operators. Such disruptions, including a failure to agree upon acceptable contract terms when contracts expire or otherwise become subject to renegotiation, may cause the Company’s flight information to be limited or unavailable for display, significantly increase fees for both the Company and GDS users and impair the Company’s relationships with its customers and travel agencies. The failure of any of the Company’s third-party service providers to perform their service obligations adequately, or other interruptions of services, may reduce the Company’s revenues and increase its expenses, prevent the Company from operating its flights and providing other services to its customers or result in adverse publicity or harm to its brand. In addition, the Company’s business and financial performance could be materially harmed if its customers believe that its services are unreliable or unsatisfactory.

Orders for new aircraft typically must be placed years in advance of scheduled deliveries, and changes in the Company’s route network over time may make aircraft on order less economic for the Company, but any modification or termination of such orders could result in material liability for the Company.

The Company’s orders for new aircraft are typically made years in advance of actual delivery of such aircraft, and the financial commitment required for purchases of new aircraft is substantial. At December 31, 2017, the Company had firm commitments to purchase 228 new aircraft from The Boeing Company (“Boeing”) and Airbus S.A.S. (“Airbus”), as well as related agreements with engine manufacturers, maintenance providers and others. At December 31, 2017, the Company’s commitments relating to the acquisition of aircraft and related spare engines, aircraft improvements and other related obligations aggregated to a total of $22.2 billion.

Subsequent to the Company placing an order for new aircraft, the Company’s route network may change, such that the aircraft on order become less economic to operate flights in the Company’s network. As a result, the Company’s preference for a particular aircraft that it has ordered, often years in advance, may be decreased or eliminated. If the Company were to seek to modify or terminate its existing aircraft order commitments, it may be responsible for material obligations to its counterparties arising from any such change. However, the Company expects that any such change that it makes would be in the long-term best economic interest of the Company.

The Company could experience adverse publicity, harm to its brand, reduced travel demand and potential tort liability as a result of an accident, catastrophe, or incident involving its aircraft or its operations, the aircraft or operations of its regional carriers or the aircraft or operations of its codeshare partners, which may result in a material adverse effect on the Company’s results of operations or financial position.

An accident, catastrophe, or incident involving an aircraft that the Company operates, or an aircraft that is operated by a codeshare partner or one of the Company’s regional carriers, or an incident involving the Company’s operations, could have a material adverse effect on the Company if such accident, catastrophe, or incident created a public perception that the Company’s operations, or the operations of its codeshare partners or regional carriers, are not safe or reliable, or are less safe or reliable than other airlines. Such public perception could, in turn, result in adverse publicity for the Company, cause harm to the Company’s brand and reduce travel demand on the Company’s flights, or the flights of its codeshare partners or regional carriers.

In addition, any such accident, catastrophe, or incident could expose the Company to significant tort liability. Although the Company currently maintains liability insurance in amounts and of the type the Company believes to be consistent with industry practice to cover damages arising from any such accident or catastrophe, and the Company’s codeshare partners and regional carriers carry similar insurance and generally indemnify the Company for their operations, if the Company’s liability exceeds the applicable policy limits or the ability of another carrier to indemnify it, the Company could incur substantial losses from an accident, catastrophe or incident which may result in a material adverse effect on the Company’s results of operations or financial position.

If we experience changes in, or are unable to retain, our senior management team or other key employees, our operating results could be adversely affected.

Much of our future success depends on the continued availability of skilled personnel with industry experience and knowledge, including our senior management team and other key employees. If we are unable to attract and retain talented, highly qualified senior management and other key employees, or if we are unable to effectively provide for the succession of senior management, our business may be adversely affected.

High and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel could have a material adverse impact on the Company’s strategic plans, operating results, financial position and liquidity.

Aircraft fuel is critical to the Company’s operations and is one of its single largest operating expenses. The timely and adequate supply of fuel to meet operational demand depends on the continued availability of reliable fuel supply sources, as well as related service and delivery infrastructure. Although the Company has some ability to cover short-term fuel supply and infrastructure disruptions at some major demand locations, it can neither predict nor guarantee the continued timely availability of aircraft fuel throughout the Company’s system. The Company generally sources fuel at prevailing market prices.

Aircraft fuel has historically been the Company’s most volatile operating expense due to the highly unpredictable nature of market prices for fuel. Market prices for aircraft fuel have historically fluctuated substantially in short periods of time and continue to be highly volatile due to a dependence on a multitude of unpredictable factors beyond the Company’s control. These factors include changes in global crude oil prices, the balance between aircraft fuel supply and demand, natural disasters, prevailing inventory levels and fuel production and transportation infrastructure. Prices of fuel are also impacted by indirect factors that may potentially impact fuel supply or demand balance, such as geopolitical events, economic growth indicators, fiscal/monetary policies, fuel tax policies, environmental concerns and financial investments in energy markets. Both actual changes in these factors, as well as changes in market expectations of these factors can potentially drive rapid changes in fuel price levels in short periods of time.

Given the highly competitive nature of the airline industry, the Company may not be able to increase its fares and fees sufficiently to offset the full impact of increases in fuel prices, especially if these increases are significant, rapid and sustained. Further, any such fare and fee increases may not be sustainable, may reduce the general demand for air travel and may also eventually impact the Company’s strategic growth and investment plans for the future. In addition, decreases in fuel prices for an extended period of time may result in increased industry capacity, increased competitive actions for market share and lower fares or surcharges in general. If fuel prices were to then subsequently rise quickly, there may be a lag between the rise in fuel prices and any improvement of the revenue environment.

To protect against increases in the market prices of fuel, the Company may hedge a portion of its future fuel requirements. However, the Company’s hedging program may not be successful in mitigating higher fuel costs, and any price protection provided may be limited due to choice of hedging instruments and market conditions, including breakdown of correlation between hedging instrument and market price of aircraft fuel and failure of hedge counterparties. To the extent that the Company decides to hedge a portion of its future fuel requirements and uses hedge contracts that have the potential to create an obligation to pay upon settlement if fuel prices decline significantly, such hedge contracts may limit the Company’s ability to benefit fully from lower fuel costs in the future. If fuel prices decline significantly from the levels existing at the time the Company enters into a hedge contract, the Company may be required to post collateral (margin) beyond certain thresholds. There can be no assurance that the Company’s hedging arrangements will provide any particular level of protection against rises in fuel prices or that its counterparties will be able to perform under the Company’s hedging arrangements. Additionally, deterioration in the Company’s financial condition could negatively affect its ability to enter into new hedge contracts in the future.

Union disputes, employee strikes or slowdowns, and other labor-related disruptions could adversely affect the Company’s operations and could result in increased costs that impair its financial performance.

United is a highly unionized company. As of March 31, 2018, the Company and its subsidiaries had approximately 90,800 active employees, of whom approximately 79% were represented by various U.S. labor organizations.

There is a risk that unions or individual employees might pursue judicial or arbitral claims arising out of changes implemented as a result of the Company entering into collective bargaining agreements with its represented employee groups. There is also a possibility that employees or unions could engage in job actions such as slowdowns, work-to-rule campaigns, sick-outs or other actions designed to disrupt the Company’s normal operations, in an attempt to pressure the Company in collective bargaining negotiations. Although the Railway Labor Act makes such actions unlawful until the parties have been lawfully released to self-help, and the Company can seek injunctive relief against premature self-help, such actions can cause significant harm even if ultimately enjoined. In addition, collective bargaining agreements with the Company’s represented employee groups increase the Company’s labor costs, which increase could be material for any applicable reporting period.

An outbreak of a disease or similar public health threat could have a material adverse impact on the Company’s business, financial position and results of operations.

An outbreak of a disease or similar public health threat that affects travel demand, travel behavior, or travel restrictions could have a material adverse impact on the Company’s business, financial condition and results of operations.

Extensive government regulation could increase the Company’s operating costs and restrict its ability to conduct its business.

Airlines are subject to extensive regulatory and legal oversight. Compliance with U.S. and international regulations imposes significant costs and may have adverse effects on the Company. Laws, regulations, taxes and airport rates and charges, both domestically and internationally, have been proposed from time to time that could significantly increase the cost of airline operations or reduce airline revenue.

United provides air transportation under certificates of public convenience and necessity issued by the U.S. Department of Transportation (the “DOT”). If the DOT altered, amended, modified, suspended or revoked these certificates, it could have a material adverse effect on the Company’s business. The FAA regulates the safety of United’s operations. United operates pursuant to an air carrier operating certificate issued by the FAA. In 2014, the FAA’s more stringent pilot flight and duty time requirements under Part 117 of the Federal Aviation Regulations took effect, which has increased costs for all carriers. Additionally, minimum qualifications took effect for air carrier first officers. These regulations will continue to impact the industry and the Company for years to come, as they have caused mainline airlines to hire regional pilots, while simultaneously significantly reducing the pool of new pilots from which regional carriers themselves can hire. Although this is an industry issue, it directly affects the Company and requires it to reduce regional partner flying, as several regional partners have experienced difficulty flying their schedules due to reduced pilot availability. From time to time, the FAA also issues orders, airworthiness directives and other regulations relating to the maintenance and operation of aircraft that require material expenditures or operational restrictions by the Company. These FAA orders and directives could include the temporary grounding of an entire aircraft type if the FAA identifies design, manufacturing, maintenance or other issues requiring immediate corrective action. These FAA directives or requirements could have a material adverse effect on the Company.

In 2018, the U.S. Congress will continue to consider legislation to reauthorize the FAA, which encompasses all significant aviation tax and policy related issues. As with previous reauthorization legislation, the U.S. Congress may consider a range of policy changes that could impact the Company’s operations and costs.

In addition, the Company’s operations may be adversely impacted due to the existing antiquated air traffic control (“ATC”) system utilized by the U.S. government. During peak travel periods in certain markets, the current ATC system’s inability to handle ATC demand has led to short-term capacity constraints imposed by government agencies and resulted in delays and disruptions of air traffic. In addition, the current system will not be able to effectively handle projected future air traffic growth. Imposition of these ATC constraints on a long-term basis may have a material adverse effect on the Company’s operations. Failure to update the ATC system in a timely manner, and the substantial funding requirements of a modernized ATC system that may be imposed on air carriers may have an adverse impact on the Company’s financial condition or results of operations.

Access to landing and take-off rights, or “slots,” at several major U.S. airports and many foreign airports served by the Company are, or recently have been, subject to government regulation. Certain of the Company’s major hubs are among the most congested airports in the United States and have been or could be the subject of regulatory action that might limit the number of flights and/or increase costs of operations at certain times or throughout the day. The FAA may limit the Company’s airport access by limiting the number of departure and arrival slots at high density traffic airports, which could affect the Company’s ownership and transfer rights, and local airport authorities may have the ability to control access to certain facilities or the cost of access to their facilities, which could have an adverse effect on the Company’s business. The FAA historically has taken actions with respect to airlines’ slot holdings that airlines have challenged; if the FAA were to take actions that adversely affect the Company’s slot holdings, the Company could incur substantial costs to preserve its slots or may lose slots. If slots are eliminated at an airport, or if the number of hours of operation governed by slots is reduced at an airport, the lack of controls on takeoffs and landings could result in greater congestion both at the affected airport or in the regional airspace (e.g., the New York City metropolitan region airspace) and could significantly impact the Company’s operations. Further, the Company’s operating costs at airports, including the Company’s major hubs, may increase significantly because of capital improvements at such airports that the Company may be required to fund, directly or indirectly. Such costs could be imposed by the relevant airport authority without the Company’s approval and may have a material adverse effect on the Company’s financial condition.

Many aspects of the Company’s operations are also subject to increasingly stringent federal, state, local and international laws protecting the environment. Future environmental regulatory developments, such as climate change regulations in the United States and abroad could adversely affect operations and increase operating costs in the airline industry. In addition, there is the potential for additional regulatory actions in regard to the emission of greenhouse gas by the aviation industry. The precise nature of future requirements and their applicability to the Company are difficult to predict, but the financial impact to the Company and the aviation industry would likely be adverse and could be significant.

See Part I, Item 1, Business—Industry Regulation, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for additional information on government regulation impacting the Company.

Extensive government regulation on international routes could restrict the Company’s ability to conduct its business and have a material adverse effect on the Company’s financial position and results of operations.

The ability of carriers to operate flights on international routes between the United States and other countries may be subject to change. Applicable arrangements between the United States and foreign governments may be amended from time to time, government policies with respect to airport operations may be revised, and the availability of appropriate slots or facilities may change. The Company currently operates a number of flights on international routes under government arrangements, regulations or policies that designate the number of carriers permitted to operate on such routes, the capacity of the carriers providing services on such routes, the airports at which carriers may operate international flights, or the number of carriers allowed access to particular airports. Any further limitations, additions or modifications to such arrangements, regulations or policies could have a material adverse effect on the Company’s financial position and results of operations. Additionally, a change in law, regulation or policy for any of the Company’s international routes, such as Open Skies, could have a material adverse impact on the Company’s financial position and results of operations and could result in the impairment of material amounts of related tangible and intangible assets. In addition, competition from revenue-sharing joint ventures and other alliance arrangements by and among other airlines could impair the value of the Company’s business and assets on the Open Skies routes. The Company’s plans to enter into or expand U.S. antitrust immunized alliances and joint ventures on various international routes are subject to receipt of approvals from applicable U.S. federal authorities and obtaining other applicable foreign government clearances or satisfying the necessary applicable regulatory requirements. There can be no assurance that such approvals and clearances will be granted or will continue in effect upon further regulatory review or that changes in regulatory requirements or standards can be satisfied.

See Part I, Item 1, Business—Industry Regulation, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for additional information on government regulation impacting the Company.

The airline industry may undergo further change with respect to alliances and joint ventures or due to consolidations, any of which could have a material adverse effect on the Company.

The Company faces and may continue to face strong competition from other carriers due to the modification of alliances and formation of new joint ventures. Carriers may improve their competitive positions through airline alliances, slot swaps and/or joint ventures. Certain types of airline joint ventures further competition by allowing multiple airlines to coordinate routes, pool revenues and costs, and enjoy other mutual benefits, achieving many of the benefits of consolidation. “Open Skies” agreements, including the agreements between the United States and the EU and between the United States and Japan, may also give rise to better integration opportunities among international carriers. Movement of airlines between current global airline alliances could reduce joint network coverage for members of such alliances while also creating opportunities for joint ventures and bilateral alliances that did not exist before such realignment. There is ongoing speculation that further airline and airline alliance consolidations or reorganizations could occur in the future, especially if new “Open Skies” agreements between Brazil and the United States are fully implemented. The Company routinely engages in analysis and discussions regarding its own strategic position, including current and potential alliances, asset acquisitions and divestitures and may have future discussions with other airlines regarding strategic activities. If other airlines participate in such activities, those airlines may significantly improve their cost structures or revenue generation capabilities, thereby potentially making them stronger competitors of the Company and potentially impairing the Company’s ability to realize expected benefits from its own strategic relationships.

Insufficient liquidity may have a material adverse effect on the Company’s financial position and business.

The Company has a significant amount of financial leverage from fixed obligations, including aircraft lease and debt financings, leases of airport property and other facilities, and other material cash obligations. In addition, the Company has substantial noncancelable commitments for capital expenditures, including for the acquisition of new aircraft and related spare engines.

Although the Company’s cash flows from operations and its available capital, including the proceeds from financing transactions, have been sufficient to meet these obligations and commitments to date, the Company’s future liquidity could be negatively affected by the risk factors discussed in this Prospectus Supplement under the heading “Risk Factors”, or in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, including, but not limited to, substantial volatility in the price of fuel, adverse economic conditions, disruptions in the global capital markets and catastrophic external events.

If the Company’s liquidity is materially diminished due to the various risk factors noted in this Prospectus Supplement under the heading “Risk Factors”, or in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 or otherwise, the Company might not be able to timely pay its leases and debts or comply with certain operating and financial covenants under its financing and credit card processing agreements or with other material provisions of its contractual obligations. Certain of these covenants require the Company or United, as applicable, to maintain minimum liquidity and/or minimum collateral coverage ratios. The Company’s or United’s ability to comply with these covenants may be affected by events beyond its control, including the overall industry revenue environment, the level of fuel costs and the appraised value of the collateral.

If the Company does not timely pay its leases and debts or comply with such covenants, a variety of adverse consequences could result. These potential adverse consequences include an increase of required reserves under credit card processing agreements, withholding of credit card sale proceeds by its credit card service providers, loss of undrawn lines of credit, the occurrence of one or more events of default under the relevant agreements, the acceleration of the maturity of debt and/or the exercise of other remedies by its creditors and equipment lessors that could result in a material adverse effect on the Company’s financial position and results of operations. The Company cannot provide assurance that it would have sufficient liquidity to repay or refinance such debt if it were accelerated. In addition, an event of default or acceleration of debt under certain of its financing agreements could result in one or more events of default under certain of the Company’s other financing agreements due to cross default and cross acceleration provisions.

Furthermore, insufficient liquidity may limit the Company’s ability to withstand competitive pressures and downturns in the travel business and the economy in general.

The Company’s substantial level of indebtedness and non-investment grade credit rating, as well as market conditions and the availability of assets as collateral for loans or other indebtedness, may make it difficult for the Company to raise additional capital if needed to meet its liquidity needs on acceptable terms, or at all.

See Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 for additional information regarding the Company’s liquidity.

Increases in insurance costs or reductions in insurance coverage may materially and adversely impact the Company’s results of operations and financial condition.

The Company could be exposed to significant liability or loss if its property or operations were to be affected by a natural catastrophe or other event, including aircraft accidents. The Company maintains insurance policies, including, but not limited to, terrorism, aviation hull and liability, workers’ compensation and property and business interruption insurance, but we are not fully insured against all potential hazards and risks incident to our business. If the Company is unable to obtain sufficient insurance with acceptable terms or if the coverage obtained is insufficient relative to actual liability or losses that the Company experiences, whether due to insurance market conditions, policy limitations and exclusions or otherwise, its results of operations and financial condition could be materially and adversely affected.

The Company’s results of operations fluctuate due to seasonality and other factors associated with the airline industry.

Due to greater demand for air travel during the spring and summer months, revenues in the airline industry in the second and third quarters of the year are generally stronger than revenues in the first and fourth quarters of the year, which are periods of lower travel demand. The Company’s results of operations generally reflect this seasonality, but have also been impacted by numerous other factors that are not necessarily seasonal, including, among others, the imposition of excise and similar taxes, extreme or severe weather, ATC congestion, geological events, natural disasters, changes in the competitive environment due to industry consolidation, general economic conditions and other factors. As a result, the Company’s quarterly operating results are not necessarily indicative of operating results for an entire year and historical operating results in a quarterly or annual period are not necessarily indicative of future operating results.

The Company may never realize the full value of its intangible assets or its long-lived assets causing it to record impairments that may negatively affect its financial position and results of operations.

In accordance with applicable accounting standards, the Company is required to test its indefinite-lived intangible assets for impairment on an annual basis, or more frequently if conditions indicate that an impairment may have occurred. In addition, the Company is required to test certain of its other assets for impairment if conditions indicate that an impairment may have occurred.

The Company may be required to recognize impairments in the future due to, among other factors, extreme fuel price volatility, tight credit markets, a decline in the fair value of certain tangible or intangible assets, unfavorable trends in historical or forecasted results of operations and cash flows and an uncertain economic environment, as well as other uncertainties. The Company can provide no assurance that a material impairment charge of tangible or intangible assets will not occur in a future period. The value of the Company’s aircraft could be impacted in future periods by changes in supply and demand for these aircraft. Such changes in supply and demand for certain aircraft types could result from grounding of aircraft by the Company or other carriers. An impairment charge could have a material adverse effect on the Company’s financial position and results of operations.

The Company’s ability to use its net operating loss carryforwards to offset future taxable income for U.S. federal income tax purposes may be significantly limited due to various circumstances, including certain possible future transactions involving the sale or issuance of UAL common stock, or if taxable income does not reach sufficient levels.

As of December 31, 2017, the Company reported consolidated federal net operating loss (“NOL”) carryforwards of approximately $2.4 billion.

The Company’s ability to use its NOL carryforwards may be limited if it experiences an “ownership change” as defined in Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended (the “Code”). An ownership change generally occurs if certain stockholders increase their aggregate percentage ownership of a corporation’s stock by more than 50 percentage points over their lowest percentage ownership at any time during the testing period, which is generally the three-year period preceding any potential ownership change.

There is no assurance that the Company will not experience a future ownership change under Section 382 that may significantly limit or possibly eliminate its ability to use its NOL carryforwards. Potential future transactions involving the sale or issuance of UAL common stock, including the exercise of conversion options under the terms of any convertible debt that UAL may issue in the future, the repurchase of such debt with UAL common stock, any issuance of UAL common stock for cash, and the acquisition or disposition of such stock by a stockholder owning 5% or more of UAL common stock, or a combination of such transactions, may increase the possibility that the Company will experience a future ownership change under Section 382.

Under Section 382, a future ownership change would subject the Company to additional annual limitations that apply to the amount of pre-ownership change NOLs that may be used to offset post-ownership change taxable income. This limitation is generally determined by multiplying the value of a corporation’s stock immediately before the ownership change by the applicable long-term tax-exempt rate. Any unused annual limitation may, subject to certain limits, be carried over to later years, and the limitation may, under certain circumstances, be increased by built-in gains in the assets held by such corporation at the time of the ownership change. This limitation could cause the Company’s U.S. federal income taxes to be greater, or to be paid earlier, than they otherwise would be, and could cause all or a portion of the Company’s NOL carryforwards to expire unused. Similar rules and limitations may apply for state income tax purposes. The Company’s ability to use its NOL carryforwards will also depend on the amount of taxable income it generates in future periods. The Company’s NOL carryforwards may expire before it can generate sufficient taxable income to use them in full.

The final impacts of the Tax Cuts and Jobs Act could be materially different from our current estimates.

On December 22, 2017, the Tax Cuts and Jobs Act was signed into law (the “Tax Act”). The Tax Act introduced significant changes to the Code. We continue to examine the impact the Tax Act may have on our business. Notwithstanding the reduction in the federal corporate income tax rate as a result of Tax Act, the estimated impact of the new law is based on management’s current knowledge and assumptions and recognized impacts could be materially different from current estimates based upon our further analysis of the new law.

Our significant investments in airlines in other parts of the world and the commercial relationships that we have with those carriers may not produce the returns or results we expect.

An important part of our strategy to expand our global network includes making significant investments in airlines in other parts of the world and expanding our commercial relationships with these carriers. In 2015, we made a $100 million investment in Azul Linhas Aéreas Brasileiras S.A. (“Azul”) and enhanced our commercial arrangements with Azul. We expect to continue exploring similar non-controlling investments in, and entering into joint ventures, commercial agreements, loan transactions and strategic alliances with, other carriers as part of our global business strategy. These transactions and relationships (including our strategic partnership with, and investment in, Azul) involve significant challenges and risks, including that we may not realize a satisfactory return on our investment, that we may not receive repayment of invested funds, that they may distract management from our operations or that they may not generate the expected revenue synergies. These events could have a material adverse effect on our operating results or financial condition.

In addition, we are dependent on these other carriers for significant aspects of our network in the regions in which they operate. While we work closely with these carriers, we do not have control over their operations or business methods. We may be subject to consequences from any improper behavior of joint venture partners, including for failure to comply with anti-corruption laws such as the U.S. Foreign Corrupt Practices Act. Furthermore, our relationships with these carriers may be subject to the laws and regulations of non-U.S. jurisdictions in which these carriers are located or conduct business. Any political or regulatory change in these jurisdictions that negatively impact or prohibit our arrangements with these carriers could have an adverse effect on our results of operations or financial condition. To the extent that the operations of any of these carriers are disrupted over an extended period of time or their actions subject us to the consequences of failure to comply with laws and regulations, our results of operations may be adversely affected.

Risk Factors Relating to the Class B Certificates and the Offering

The Series B Equipment Notes will not be obligations of UAL.

The Series B Equipment Notes to be held for the Class B Trust will be the obligations of United. Neither UAL nor any of its subsidiaries (other than United) is required to become an obligor with respect to, or a guarantor of, the Equipment Notes. You should not expect UAL or any of its subsidiaries (other than United) to participate in making payments in respect of the Equipment Notes.

The Appraisals are only estimates of Aircraft value.

Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. Such appraisals were provided to United in January 2018, and in two cases reflect valuations as of December 31, 2017. Letters summarizing such appraisals are annexed to this Prospectus Supplement as Appendix II. Such appraisals are based on varying assumptions and methodologies, which differ among the appraisers, and were prepared without physical inspection of the Aircraft. In addition, the appraisals include certain assumptions regarding the equipment specifications and performance characteristics of the Aircraft. However, the Indentures relating to the Aircraft permit United to make alterations and modifications to the Aircraft and to remove parts from the Aircraft, which may impact such assumptions. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Replacement of Parts; Alterations”. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in such appraisals. See “Description of the Aircraft and the Appraisals—The Appraisals”.

There are particular uncertainties with respect to the appraised value of the Boeing 787-9 aircraft because the 787-9 is a derivative of the Boeing 787-8, which is a newly-developed model. Similar uncertainties are applicable to the Boeing 737 MAX 9, which is also a derivative of a newly-developed model. The first delivery of a Boeing 787-9 aircraft to a commercial airline was in July 2014, and the first such delivery for a Boeing 737 MAX 9 was in March 2018. As a result, secondary market values for these aircraft have not been established.

Also, the appraisal and consulting firms that have prepared the appraisals of the Aircraft have less experience appraising Boeing 787-9 aircraft and Boeing 737 MAX 9 aircraft as compared to other aircraft models that have been in operation in greater numbers for a longer period of time.

An appraisal is only an estimate of value. It does not indicate the price at which an Aircraft may be purchased from the Aircraft manufacturer. Nor should an appraisal be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. In particular, the appraisals of the Aircraft are estimates of values as of delivery dates and the value of aircraft will generally depreciate over time. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on market and economic conditions, the supply of similar aircraft, the availability of buyers, the condition of the Aircraft and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Certificates.

Class B Certificateholders may not participate in controlling the exercise of remedies in a default scenario.

If an Indenture Default is continuing, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the “Controlling Party” in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes. See “Description of the Certificates—Indenture Defaults and Certain Rights Upon an Indenture Default”.

The Controlling Party will be:

•	The Class AA Trustee.

•	Upon payment of final distributions to the holders of Class AA Certificates, the Class A Trustee.

•	Upon payment of final distributions to the holders of Class A Certificates, the Class B Trustee.

•	Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it.

As a result of the foregoing, if the Trustee for a Class of Certificates is not the Controlling Party with respect to an Indenture, the Certificateholders of that Class will have no rights to participate in directing the exercise of remedies under such Indenture.

The exercise of remedies over Equipment Notes may result in shortfalls without further recourse.

During the continuation of any Indenture Default under an Indenture, the Equipment Notes issued under such Indenture may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies”. The market for Equipment Notes during any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions under the relevant Indenture than anticipated and will not have any claim for the shortfall against United, any Liquidity Provider or any Trustee.

Escrowed funds and cash collateral will not be entitled to the benefits of Section 1110, and cross-defaults may not be required to be cured under Section 1110.

Amounts deposited under the Escrow Agreements are not property of United and are not entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes also would not be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110 of the U.S. Bankruptcy Code.

Escrowed funds may be returned if they are not used to buy Series B Equipment Notes.

Under certain circumstances, all of the funds held in escrow as Deposits may not be used to purchase Series B Equipment Notes by the deadline established for purposes of this Offering. If any funds remain as Deposits with respect to the Class B Trust after such deadline, they will be withdrawn by the Escrow Agent for the Class B Trust and distributed, with accrued and unpaid interest but without any premium, to the Class B Certificateholders. See “Description of the Deposit Agreements—Unused Deposits”.

Any delay in the delivery of aircraft to be financed pursuant to this Offering may extend the period for financings under this Offering and could result in the return of escrowed funds.

United cannot predict the extent to which deliveries of Aircraft by Boeing intended to be financed pursuant to this Offering may be delayed. The deadline for purposes of financing Aircraft pursuant to this Offering is August 31, 2018. This deadline is subject to further extension of up to 60 days if a labor strike occurs at Boeing during the period for financings pursuant to this Offering. See “Description of the Aircraft and Appraisals—Timing of Financing the Aircraft”. If Series B Equipment Notes relating to all Aircraft have not been purchased by the deadline established for purposes of this Offering, unused funds held in escrow will be returned to Class B Certificateholders. See “—Escrowed funds may be returned if they are not used to buy Series B Equipment Notes”.

There may be a limited market for resale of Class B Certificates.

Prior to this Offering, there has been no public market for the Class B Certificates. Neither United nor the Class B Trust intends to apply for listing of the Class B Certificates on any securities exchange or otherwise. The Underwriters may assist in resales of the Class B Certificates, but they are not required to do so. A secondary market for the Class B Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Class B Certificates.

USE OF PROCEEDS

A portion of the proceeds from the issuance of the Class B Certificates will be used by the Class B Trust on the Issuance Date to acquire Series B Equipment Notes issued with respect to the Financed Aircraft, and the proceeds from the issuance of such Series B Equipment Notes received by United will be used for its general corporate purposes. The balance of the proceeds from the sale of the Class B Certificates will initially be held in escrow and deposited with the Depositary, pending financing of each Remaining Aircraft under this Offering and the Senior Certificates Offering. The proceeds from the sale of the Class AA Certificates and Class A Certificates were similarly initially held in escrow. Each Trust (including the Class B Trust) will withdraw funds from the Deposits relating to such Trust to acquire Equipment Notes as the Remaining Aircraft are financed, and such funds will be used by United for such financing.

THE COMPANY

United is a certificated United States air carrier. United transports people and cargo through its mainline and regional operations. With key global aviation rights in North America, Asia-Pacific, Europe, Middle East and Latin America, UAL has the world’s most comprehensive global route network. UAL, through United and its regional carriers, operates approximately 4,600 flights a day to 354 airports across five continents.

DESCRIPTION OF THE CERTIFICATES

The following summary describes the material terms of the Class B Certificates. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, which was included as an exhibit to the Company’s Current Report on Form 8-K filed on October 9, 2012 with the Commission, and to all of the provisions of the Certificates, the Trust Supplements, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement and the trust supplements applicable to the Successor Trusts, each of which was filed as an exhibit to the Current Report on Form 8-K filed by United with the Commission on February 21, 2018, or, if executed in connection with the Offering, will be so filed as an exhibit to a Current Report on Form 8-K.

We are offering only the Class B Certificates pursuant to this Prospectus Supplement. The Class AA Certificates and Class A Certificates were previously offered under a separate prospectus supplement of United dated January 31, 2018 (the “Senior Certificates Offering”), and were issued on February 14, 2018. The Class AA Certificates and Class A Certificates are not being offered under this Prospectus Supplement.

Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The references to Sections in parentheses in the following summary are to the relevant Sections of the Basic Agreement unless otherwise indicated.

General

Under the terms of the Senior Certificates Offering, we are entitled to sell Series B Equipment Notes secured by the Aircraft. Accordingly, we have arranged the sale of the Class B Certificates so that we may sell such Series B Equipment Notes to the Class B Trust.

Each Class B Certificate will represent a fractional undivided interest in the United Airlines Pass Through Trust 2018-1B (the “Class B Trust”). Each Class AA Certificate represents a fractional undivided interest in the United Airlines Pass Through Trust 2018-1AA (the “Class AA Trust”). Each Class A Certificate represents a fractional undivided interest in the United Airlines Pass Through Trust 2018-1A (the “Class A Trust” and, collectively with the Class AA Trust and Class B Trust, the “Trusts”). (Section 2.01)

The Class B Trust will be formed pursuant to a pass through trust agreement between United and Wilmington Trust, National Association, as trustee (the “Trustee”), dated as of October 3, 2012 (the “Basic Agreement”), and a separate supplement thereto (the “Class B Trust Supplement” and, together with the Basic Agreement, the “Class B Pass Through Trust Agreement”), between United and the Trustee, as trustee under the Class B Trust (the “Class B Trustee”). The Class AA Trust and the Class A Trust were formed pursuant to the Basic Agreement and two separate supplements thereto relating to such Trusts (each, together with the Class B Trust Supplement, a “Trust Supplement” and, each Trust Supplement together with the Basic Agreement, collectively, the “Pass Through Trust Agreements”) between United and the Trustee, as trustee under the Class AA Trust (the “Class AA Trustee”) and trustee under the Class A Trust (the “Class A Trustee” and, together with the Class B Trustee and the Class AA Trustee, the “Trustees”). The pass through certificates issued by the Class AA Trust, the Class A Trust and the Class B Trust are referred to herein as the “Class AA Certificates”, the “Class A Certificates” and the “Class B Certificates”, respectively, and collectively as the “Certificates”.

Each Class B Certificate will represent a fractional undivided interest in the Class B Trust created by the Basic Agreement and the Class B Trust Supplement. The Trust Property of the Class B Trust (the “Trust Property”) will consist of:

•

Subject to the Intercreditor Agreement, Series B Equipment Notes acquired under the Note Purchase Agreement and issued on a recourse basis by United in a separate secured loan transaction in connection with the financing by United of each Aircraft during the Delivery Period and all monies paid on such Series B Equipment Notes and any proceeds from any sale of such Series B Equipment Notes held in the Class B Trust. Series B Equipment Notes held in the Class B Trust will be registered in the name of the Subordination Agent on behalf of the Class B Trust for purposes of giving effect to the provisions of the Intercreditor Agreement.

•	The rights of the Class B Trust to acquire Series B Equipment Notes under the Note Purchase Agreement.

•	The rights of the Class B Trust under the Class B Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable the Class B Trust to purchase Series B Equipment Notes after the initial issuance date of the Class B Certificates (the “Issuance Date”) during the Delivery Period.

•	The rights of the Class B Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights).

•	All monies receivable under the Liquidity Facility for the Class B Trust.

•	Funds from time to time deposited with the Class B Trustee in accounts relating to the Class B Trust (such as interest and principal payments on the Series B Equipment Notes held in the Class B Trust).

The Class B Certificates will be issued in fully registered form only and will be subject to the provisions described below under “—Book-Entry; Delivery and Form”. The Class B Certificates will be issued only in denominations of $1,000 or integral multiples thereof, except that one Class B Certificate may be issued in a different denomination. (Section 3.01)

The Class B Certificates represent interests in the Class B Trust, and all payments and distributions thereon will be made only from the Trust Property of the Class B Trust. (Section 3.09) The Class B Certificates do not represent an interest in or obligation of United, any Trustee, any of the Loan Trustees, any Liquidity Provider or any affiliate of any of the foregoing.

Pursuant to the Escrow Agreement applicable to the Class B Trust, the Class B Certificateholders as holders of the Escrow Receipts affixed to each Class B Certificate are entitled to certain rights with respect to the Deposits relating to the Class B Trust. Accordingly, any transfer of a Class B Certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by holders of the Class B Certificates (the “Class B Certificateholders”, and, together with the holders of the Class AA Certificates and Class A Certificates, the “Certificateholders”). Rights with respect to the Deposits and the Escrow Agreement relating to the Class B Trust, except for the right to request withdrawals for the purchase of Series B Equipment Notes, will not constitute Trust Property of the Class B Trust.

Investment Company Act Exemption

The Class B Trust is relying on an analysis that the Class B Trust will not be deemed to be an “investment company” under Rule 3a-7 promulgated by the Commission under the Investment Company Act, although other exemptions or exclusions under the Investment Company Act may be available to the Class B Trust.

Payments and Distributions

Payments of interest on the Deposits with respect to the Class B Trust and payments of principal, premium (if any) and interest on the Series B Equipment Notes or with respect to other Trust Property held in the Class B Trust will be distributed by the Paying Agent (in the case of the Deposits) or by the Class B Trustee (in the case of Trust Property of the Class B Trust) to Class B Certificateholders on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

Interest

The Deposits held with respect to the Class B Trust and the Series B Equipment Notes held in the Class B Trust will accrue interest at the applicable rate per annum for Class B Certificates, which is set forth on the cover page of this Prospectus Supplement, payable on March 1 and September 1 of each year, commencing on September 1, 2018 (or, in the case of Series B Equipment Notes issued on or after such date, commencing on the first March 1 or September 1 to occur after such Series B Equipment Notes are issued). Such interest payments will be distributed to Class B Certificateholders on each such date until the final Distribution Date for the Class B Trust, subject in the case of payments on the Series B Equipment Notes to the Intercreditor Agreement. The Class AA Certificates and related Deposits and Equipment Notes bear interest at a rate per annum of 3.50%, and the Class A Certificates and related Deposits and Equipment Notes bear interest at a rate per annum of 3.70% (together with the rate per annum of the Class B Certificates, in each case, the “Stated Interest Rate”). Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

Payments of interest applicable to the Certificates issued by each of the Trusts will be supported by a separate Liquidity Facility to be provided by the Liquidity Provider for the benefit of the holders of such Certificates in an aggregate amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on up to three successive Regular Distribution Dates (without regard to any future payments of principal on such Certificates), except that no Liquidity Facility will cover interest payable by the Depositary on the Deposits. The Liquidity Facility for any Class of Certificates does not provide for drawings or payments thereunder to pay for principal of or premium, if any, on the Certificates of such Class, any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Certificates, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest or premium, if any, on the Certificates of any other Class. Therefore, only the holders of the Certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See “Description of the Liquidity Facilities”.

Principal

Payments of principal of the Equipment Notes are scheduled to be received by the Trustees on March 1 and September 1 of each year, beginning on March 1, 2019 for certain Equipment Notes and September 1, 2019 for the remaining Equipment Notes.

Scheduled Payments

Scheduled payments of interest on the Deposits and of interest or principal on the Equipment Notes are herein referred to as “Scheduled Payments”, and March 1 and September 1 of each year, commencing on September 1, 2018, until the applicable final expected Regular Distribution Date are herein referred to as “Regular Distribution Dates”. See “Description of the Equipment Notes—Principal and Interest Payments”. The “Final Maturity Date” for the Class AA Certificates is September 1, 2031, for the Class A Certificates is September 1, 2031 and for the Class B Certificates is September 1, 2027.

Distributions

The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by such Paying Agent on such Regular Distribution Date. The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by such Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of interest on the Deposits relating to such Trust and, subject to the Intercreditor Agreement, of principal or interest on Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02(a); Escrow Agreements, Section 2.03) If a Scheduled Payment is not received by the applicable Paying Agent or Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

Any payment in respect of, or any proceeds of, any Equipment Note or Collateral under (and as defined in) any Indenture other than a Scheduled Payment (each, a “Special Payment”) will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after such Trustee has received funds for such Special Payment (each, a “Special Distribution Date”). Any such distribution will be subject to the Intercreditor Agreement. Any unused Deposits to be distributed after the Delivery Period Termination Date or the occurrence of a Triggering Event, together with accrued and unpaid interest thereon (each, also a “Special Payment”), will be distributed on a date 25 days after the Paying Agent has received notice of the event requiring such distribution (also, a “Special Distribution Date”). However, if such date is within ten days before or after a Regular Distribution Date, such Special Payment shall be made on such Regular Distribution Date.

“Triggering Event” means (x) the occurrence of an Indenture Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding, (y) the acceleration of all of the outstanding Equipment Notes (provided that during the Delivery Period the aggregate principal amount thereof exceeds $400 million) or (z) certain bankruptcy or insolvency events involving United.

Each Paying Agent, in the case of the Deposits, and each Trustee, in the case of Trust Property, will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any distribution of unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the applicable Trustee has confirmed that it has received funds for such Special Payment. (Trust Supplements, Section 3.03; Escrow Agreements, Sections 2.03 and 2.06) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the applicable Paying Agent or Trustee, as the case may be, to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Trust Supplements, 3.03; Escrow Agreements, Section 2.03) See “—Indenture Defaults and Certain Rights Upon an Indenture Default” and “Description of the Equipment Notes—Redemption”.

Each Pass Through Trust Agreement requires that the related Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the “Certificate Account”) for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement requires that the related Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by such Trustee, which shall be non-interest bearing except in certain circumstances where such Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the related Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01; Trust Supplements, Section 3.02) All amounts so deposited will be distributed by the related Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02(a); Trust Supplements, Section 3.03)

Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more accounts (the “Paying Agent Account”), which shall be non-interest bearing. Pursuant to the terms of the Escrow Agreements, the Paying Agent is required to deposit interest on Deposits relating to a Trust and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

The final distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Trust Supplements, Section 7.01(a)) See “—Termination of the Trusts” below. Distributions in respect of Certificates issued in global form will be made as described in “—Book-Entry; Delivery and Form” below.

If any Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Chicago, Illinois or Wilmington, Delaware (any other day being a “Business Day”), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day without additional interest.

Pool Factors

The “Pool Balance” for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments as of such date made in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust other than payments made in respect of interest or premium or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, if any, payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01)

The “Pool Factor” for each Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust or for the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payments with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01) The Pool Factor for each Trust will be 1.0000000 on the date of original issuance of the Certificates of such Trust; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder’s pro rata share of the Pool Balance of a Trust can be determined by multiplying the face amount of the holder’s Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 3.01)

The following table sets forth the expected aggregate principal amortization schedule for the Equipment Notes held in each Trust (the “Assumed Amortization Schedule”) and resulting Pool Factors with respect to such Trust. The scheduled distribution of principal payments for any Trust would be affected if Equipment Notes with respect to any Aircraft are not acquired by such Trust, if the original principal amount of any Equipment Notes held in such Trust is less than the assumed original principal amount, if any Equipment Notes held in such Trust are redeemed or purchased or if a default in payment on such Equipment Notes occurs. Accordingly, the aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors may differ from those set forth in the following table.

	Previously Issued(1)
	Class AA		Class A		Class B
Date	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor
At Issuance	$0.00	1.0000000	$0.00	1.0000000	$0.00	1.0000000
September 1, 2018	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000
March 1, 2019	11,788,358.06	0.9825919	4,490,691.16	0.9825919	7,559,790.21	0.9665094
September 1, 2019	16,782,163.04	0.9578093	6,393,045.65	0.9578093	10,762,281.84	0.9188316
March 1, 2020	16,782,163.04	0.9330266	6,393,045.65	0.9330266	10,762,281.84	0.8711537
September 1, 2020	16,782,163.04	0.9082440	6,393,045.65	0.9082440	10,762,281.84	0.8234758
March 1, 2021	16,782,163.04	0.8834614	6,393,045.65	0.8834614	10,762,281.84	0.7757979
September 1, 2021	16,782,163.04	0.8586788	6,393,045.65	0.8586788	10,762,281.84	0.7281200
March 1, 2022	16,782,163.04	0.8338962	6,393,045.65	0.8338962	10,762,281.84	0.6804421
September 1, 2022	16,782,163.04	0.8091136	6,393,045.65	0.8091136	10,762,281.84	0.6327642
March 1, 2023	16,782,163.04	0.7843310	6,393,045.65	0.7843310	10,762,281.84	0.5850863
September 1, 2023	16,782,163.04	0.7595484	6,393,045.65	0.7595484	10,762,281.84	0.5374085
March 1, 2024	16,782,163.04	0.7347658	6,393,045.65	0.7347658	10,762,281.84	0.4897306
September 1, 2024	16,782,163.04	0.7099832	6,393,045.65	0.7099832	10,762,281.84	0.4420527
March 1, 2025	20,107,779.73	0.6802895	7,659,915.68	0.6802895	10,762,281.84	0.3943748
September 1, 2025	20,107,779.73	0.6505959	7,659,915.68	0.6505959	10,762,281.84	0.3466969
March 1, 2026	20,107,779.73	0.6209023	7,659,915.68	0.6209023	78,259,545.87	0.0000000
September 1, 2026	20,107,779.73	0.5912087	7,659,915.68	0.5912087	0.00	0.0000000
March 1, 2027	20,107,779.73	0.5615150	7,659,915.68	0.5615150	0.00	0.0000000
September 1, 2027	20,107,779.73	0.5318214	7,659,915.68	0.5318214	0.00	0.0000000
March 1, 2028	20,107,779.73	0.5021278	7,659,915.68	0.5021278	0.00	0.0000000
September 1, 2028	20,107,779.73	0.4724342	7,659,915.68	0.4724342	0.00	0.0000000
March 1, 2029	20,107,779.73	0.4427405	7,659,915.68	0.4427405	0.00	0.0000000
September 1, 2029	20,107,779.73	0.4130469	7,659,915.68	0.4130469	0.00	0.0000000
March 1, 2030	279,705,051.20	0.0000000	106,551,649.89	0.0000000	0.00	0.0000000

(1)	The Class AA Certificates and Class A Certificates were previously offered under a separate prospectus supplement of United dated January 31, 2018 and were issued on February 14, 2018. The Class AA Certificates and Class A Certificates are not being offered pursuant to this Prospectus Supplement.

The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase, or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in “—Indenture Defaults and Certain Rights Upon an Indenture Default” and “Description of the Equipment Notes—Redemption”, the original principal amount of any Equipment Notes held in such Trust is less than the assumed original principal amount or a special distribution has been made attributable to unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, as described in “Description of the Deposit Agreements”. If the principal payments scheduled for a Regular Distribution Date prior to the Delivery Period Termination Date are changed, notice thereof will be mailed by the Trustee to the Certificateholders by no later than the 15th day prior to such Regular Distribution Date. In the event of (i) any other change in the scheduled repayments from the Assumed Amortization Schedule or (ii) any such redemption, purchase, default or special distribution, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed by the Trustee to the Certificateholders of such Trust promptly after the Delivery Period Termination Date in the case of clause (i) and promptly after the occurrence of any event described in clause (ii).

Reports to Certificateholders

On each Distribution Date, the applicable Paying Agent and Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement setting forth the following information (per $1,000 face amount of Certificate for such Trust, except as to the amounts described in items (a) and (f) below):

(a) The aggregate amount of funds distributed on such Distribution Date under the Pass Through Trust Agreement and under the Escrow Agreement, indicating the amount allocable to each source, including any portion thereof paid by the Liquidity Provider.

(b) The amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to premium, if any.

(c) The amount of such distribution under the Pass Through Trust Agreement allocable to interest.

(d) The amount of such distribution under the Escrow Agreement allocable to interest.

(e) The amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any.

(f) The Pool Balance and the Pool Factor for such Trust. (Trust Supplements, Section 3.01(a))

So long as a Class of Certificates is registered in the name of DTC or its nominee, on the record date prior to each Distribution Date, the applicable Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in such Certificates on such record date. On each Distribution Date, the applicable Paying Agent and Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplements, Section 3.01(a))

In addition, after the end of each calendar year, the applicable Trustee and Paying Agent will furnish to each Certificateholder of each Trust at any time during the preceding calendar year a statement containing the sum of the amounts determined pursuant to clauses (a), (b), (c), (d) and (e) above with respect to such Trust for such calendar year or, in the event such person was a Certificateholder of such Trust during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder of such Trust shall reasonably request as necessary for the purpose of such Certificateholder’s preparation of its U.S. federal income tax returns. (Trust Supplements, Section 3.01(b)) Such statement and such other items shall be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above. (Trust Supplements, Section 3.01(b)) At such time, if any, as the Certificates are issued in the form of definitive certificates, the applicable Paying Agent and Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of ownership of such Certificateholder appears on the records of the registrar of the Certificates.

Each Trustee is required to provide promptly to Certificateholders of the related Trust all material non-confidential information received by such Trustee from United. (Trust Supplements, Section 3.01(e))

Indenture Defaults and Certain Rights Upon an Indenture Default

Upon the occurrence and continuation of an Indenture Default under an Indenture, the Controlling Party will direct the Subordination Agent, as the holder of Equipment Notes issued under such Indenture, which in turn will direct the Loan Trustee under such Indenture in the exercise of remedies thereunder and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture or sell the collateral under such Indenture to any person, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies”. The proceeds of any such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Section 4.01; Trust Supplements, Sections 3.02 and 3.03) The market for Equipment Notes at the time of the existence of an Indenture Default may be very limited and there can be no assurance as to the price at which they could be sold. If any such Equipment Notes are sold for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions under the relevant Indenture than anticipated and will not have any claim for the shortfall against United, any Liquidity Provider or any Trustee.

Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of any Equipment Note or Collateral under (and as defined in) any Indenture held in such Trust following an Indenture Default will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Section 4.01 Trust Supplements, Section 3.02) Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the applicable Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested by such Trustee in certain permitted investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04)

Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of any default known to such Trustee, give to the Certificateholders of such Trust notice, transmitted by mail, of such uncured or unwaived default with respect to such Trust known to it, provided that, except in the case of default in a payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. The term “default” as used in this paragraph only with respect to any Trust means the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith will be disregarded. (Section 7.02)

Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement or the Intercreditor Agreement at the request of such Certificateholders. (Section 7.03(e))

Subject to certain qualifications set forth in each Pass Through Trust Agreement and to the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes. (Section 6.04)

In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past “event of default” under such Trust (i.e., any Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued) and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct such Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default and its consequences, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, premium, if any, or interest with respect to any of the Equipment Notes and (iii) a default in respect of any covenant or provision of the Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. (Indentures, Section 5.06) Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement after the occurrence and during the continuance of an Indenture Default only the Controlling Party will be entitled to waive any such past default or Indenture Default. See “Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party”.

Purchase Rights of Certificateholders

Upon the occurrence and during the continuation of a Certificate Buyout Event, with 15 days’ written notice to the Trustee and each Certificateholder of the same Class:

•	The Class A Certificateholders will have the right to purchase all but not less than all of the Class AA Certificates on the third Business Day next following the expiry of such 15-day notice period.

•	The Class B Certificateholders will have the right to purchase all but not less than all of the Class AA Certificates and Class A Certificates on the third Business Day next following the expiry of such 15-day notice period.

•	If any Class of Additional Junior Certificates has been issued, the holders of such Additional Junior Certificates will have the right to purchase all but not less than all of the Class AA Certificates, Class A Certificates, Class B Certificates and any other Class of Additional Junior Certificates ranking senior in right of payment to such Class of Additional Junior Certificates and, if Refinancing Certificates have been issued, holders of such Refinancing Certificates will have the same right to purchase Certificates as the holders of the Class that they refinanced had. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.

In each case, the purchase price will be equal to the Pool Balance of the relevant Class or Classes of Certificates to be purchased plus accrued and unpaid interest thereon to the date of purchase, without premium, but including any other amounts then due and payable to the Certificateholders of such Class or Classes. Such purchase right may be exercised by any Certificateholder of the Class or Classes entitled to such right. In each case, if prior to the end of the 15-day notice period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the fractional undivided interest in the Trust held by each Certificateholder. If United or any of its affiliates is a Certificateholder or holder of Additional Junior Certificates or Refinancing Certificates, it will not have the purchase rights described above. (Trust Supplements, Section 4.01)

A “Certificate Buyout Event” means that a United Bankruptcy Event has occurred and is continuing and the following events have occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (the “60-Day Period”) has expired and (ii) United has not entered into one or more agreements under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code to perform all of its obligations under all of the Indentures or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, United shall have abandoned any Aircraft.

PTC Event of Default

A Pass Through Certificate Event of Default (a “PTC Event of Default”) under each Pass Through Trust Agreement means the failure to pay:

•	The outstanding Pool Balance of the applicable Class of Certificates within ten Business Days of the Final Maturity Date for such Class.

•	Interest due on such Class of Certificates within ten Business Days of any Distribution Date (unless the Subordination Agent shall have made Interest Drawings, or withdrawals from the Cash Collateral Account for such Class of Certificates, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto). (Section 1.01)

Any failure to make expected principal distributions with respect to any Class of Certificates on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior outstanding Class of Certificates resulting from an Indenture Default under all Indentures will constitute a Triggering Event.

Merger, Consolidation and Transfer of Assets

United will be prohibited from consolidating with or merging into any other person or transferring all or substantially all of its assets as an entirety to any other person unless:

•	The surviving successor or transferee person shall be organized and validly existing under the laws of the United States or any state thereof or the District of Columbia.

•	The surviving successor or transferee person shall be a “citizen of the United States” (as defined in Title 49 of the United States Code relating to aviation (the “Transportation Code”)) holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code.

•	The surviving successor or transferee person shall expressly assume all of the obligations of United contained in the Basic Agreement and any Trust Supplement, the Equipment Notes, the Note Purchase Agreement, the Indentures, the Participation Agreements and any other operative documents.

•	United shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

In addition, after giving effect to such transaction, no Indenture Default shall have occurred and be continuing. (Section 5.02; Indentures, Section 4.07)

The Basic Agreement, the Trust Supplements, the Note Purchase Agreement, the Indentures and the Participation Agreements will not contain any covenants or provisions that may afford any Trustee or Certificateholder protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of United.

Modifications of the Pass Through Trust Agreements and Certain Other Agreements

Each Pass Through Trust Agreement contains provisions permitting, at the request of United, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities, without the consent of the holders of any of the Certificates of the related Trust:

•	To evidence the succession of another corporation to United and the assumption by such corporation of United’s obligations under such Pass Through Trust Agreement or the Note Purchase Agreement.

•	To add to the covenants of United for the benefit of holders of such Certificates or to surrender any right or power conferred upon United in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities.

•

To correct or supplement any provision of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities which may be defective or inconsistent with any other provision in such Pass Through Trust

Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities, provided that such action shall not materially adversely affect the interests of the holders of such Certificates; to correct any mistake in such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities; or, as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Facility.

•	To comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body.

•	To modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities to such extent as shall be necessary to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities such other provisions as may be expressly permitted by the Trust Indenture Act.

•	To evidence and provide for the acceptance of appointment under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities by a successor Trustee and to add to or change any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities as shall be necessary to provide for or facilitate the administration of the Trusts under the Basic Agreement by more than one trustee.

•	To provide for the issuance of Additional Junior Certificates or Refinancing Certificates after the Issuance Date, subject to certain terms and conditions. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.

In each case, such modification or supplement may not adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code, for U.S. federal income tax purposes. (Section 9.01; Trust Supplements, Section 6.02)

Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of amendments or supplements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities to the extent applicable to such Certificateholders or of modifying the rights and obligations of such Certificateholders under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities. No such amendment or supplement may, without the consent of the holder of each outstanding Certificate so affected thereby:

•	Reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee (or, with respect to the Deposits, the Receiptholders) of payments with respect to the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust (or, with respect to the Deposits, payments upon the Deposits), or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due.

•	Permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the applicable Equipment Notes.

•	Alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such Certificateholders.

•	Reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental agreement or for any waiver provided for in such Pass Through Trust Agreement.

•	Modify any of the provisions relating to the rights of the Certificateholders to consent to the amendments or supplements referred to in this paragraph or in respect of certain waivers of Indenture Defaults, except to increase any such percentage or to provide that certain other provisions of such Pass Through Trust Agreement cannot be modified or waived without the consent of each Certificateholder affected thereby.

•	Adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.02; Trust Supplements, Section 6.03)

In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note or any other related document, such Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust as of the date of such notice, except in the case when consent of Certificateholders is not required under the applicable Pass Through Trust Agreement. Such Trustee shall request from the Certificateholders a direction as to:

•	Whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to direct.

•	Whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party.

•	How to vote (or direct the Subordination Agent to vote) any Equipment Note if a vote has been called for with respect thereto.

Provided such a request for Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

•	Other than as Controlling Party, such Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust.

•	As the Controlling Party, such Trustee shall vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust.

For purposes of the immediately preceding paragraph, a Certificate shall have been “actually voted” if the Certificateholder has delivered to the applicable Trustee an instrument evidencing such Certificateholder’s consent to such direction prior to one Business Day before such Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, a Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement, any relevant Equipment Note or any other related document, if an Indenture Default under any Indenture shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. (Section 10.01)

In determining whether the Certificateholders of the requisite fractional undivided interests of Certificates of any Class have given any direction under a Pass Through Trust Agreement, Certificates owned by United or any of its affiliates will be disregarded and deemed not to be outstanding for purposes of any such determination. Notwithstanding the foregoing, (i) if any such person owns 100% of the Certificates of any Class, such Certificates shall not be so disregarded, and (ii) if any amount of Certificates of any Class so owned by any such person have been pledged in good faith, such Certificates shall not be disregarded if the pledgee establishes to the satisfaction of the applicable Trustee the pledgee’s right so to act with respect to such Certificates and that the pledgee is not United or an affiliate of United.

Obligation to Purchase Equipment Notes

Prior to the Issuance Date, certain of the Aircraft have been or will be financed in part through the issuance of Senior Equipment Notes (the “Financed Aircraft”) using the proceeds of the offerings of the Class AA Certificates and Class A Certificates, subject to the terms and conditions of a note purchase agreement (as amended in connection with the Offering, the “Note Purchase Agreement”). On the Issuance Date, a portion of the proceeds from the issuance of the Class B Certificates will be used by the Class B Trust to acquire Series B Equipment Notes issued with respect to the Financed Aircraft, subject to the terms and conditions of the Note Purchase Agreement. After the Issuance Date, the Aircraft other than the Financed Aircraft (the “Remaining Aircraft”) will be financed with the proceeds of the Senior Equipment Notes and Series B Equipment Notes, subject to the terms and conditions of the Note Purchase Agreement. For each such financing of an Aircraft, United has entered or will enter into a secured debt financing with respect to such Aircraft. The Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, a “Participation Agreement”) and an indenture (each, an “Indenture”) relating to the financing of each Aircraft in substantially the form attached to the Note Purchase Agreement. In the case of the Financed Aircraft, the Note Purchase Agreement provides that the Participation Agreement and Indenture will be amended on the Issuance Date to provide, among other things, for the issuance of Series B Equipment Notes with respect to the Financed Aircraft.

The description of such financing agreements in this Prospectus Supplement is based on the forms of such agreements attached to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this Prospectus Supplement. See “Description of the Equipment Notes”. Although such changes are permitted, under the Note Purchase Agreement, the terms of such agreements must not vary the “Required Terms” specified in the Note Purchase Agreement. In addition, United is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders. United must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. Further, under the Note Purchase Agreement, it is a condition precedent to the obligation of each Trustee to purchase the Equipment Notes related to the financing of an Aircraft that no Triggering Event shall have occurred. The Trustees will have no right or obligation to purchase Equipment Notes after the Delivery Period Termination Date.

The financings of the Financed Aircraft pursuant to the Senior Certificates Offering prior to the date of this Prospectus Supplement complied with the applicable Required Terms. The Required Terms, as defined in the Note Purchase Agreement, with respect to the other Aircraft mandate that:

•	The initial principal amount and principal amortization schedule for each of the Equipment Notes issued with respect to each such other Aircraft shall be as set forth in the applicable table below for that Aircraft (it being understood that if the Equipment Notes are issued after a scheduled payment date set forth below, such payment date will not be included in the amortization schedule):

Boeing 737 MAX 9

	N37504
	Equipment Note Ending Balance			Scheduled Payments of Principal
Date	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$22,336,000.00	$8,508,000.00	$7,446,000.00	$0.00	$0.00	$0.00
September 1, 2018	22,336,000.00	8,508,000.00	7,446,000.00	0.00	0.00	0.00
March 1, 2019	22,336,000.00	8,508,000.00	7,446,000.00	0.00	0.00	0.00
September 1, 2019	21,782,455.65	8,297,149.57	7,090,990.45	553,544.35	210,850.43	355,009.55
March 1, 2020	21,228,911.30	8,086,299.14	6,735,980.90	553,544.35	210,850.43	355,009.55
September 1, 2020	20,675,366.95	7,875,448.71	6,380,971.35	553,544.35	210,850.43	355,009.55
March 1, 2021	20,121,822.60	7,664,598.28	6,025,961.80	553,544.35	210,850.43	355,009.55
September 1, 2021	19,568,278.25	7,453,747.85	5,670,952.25	553,544.35	210,850.43	355,009.55
March 1, 2022	19,014,733.90	7,242,897.42	5,315,942.70	553,544.35	210,850.43	355,009.55
September 1, 2022	18,461,189.55	7,032,046.99	4,960,933.15	553,544.35	210,850.43	355,009.55
March 1, 2023	17,907,645.20	6,821,196.56	4,605,923.60	553,544.35	210,850.43	355,009.55
September 1, 2023	17,354,100.85	6,610,346.13	4,250,914.05	553,544.35	210,850.43	355,009.55
March 1, 2024	16,800,556.50	6,399,495.70	3,895,904.50	553,544.35	210,850.43	355,009.55
September 1, 2024	16,247,012.15	6,188,645.27	3,540,894.95	553,544.35	210,850.43	355,009.55
March 1, 2025	15,583,775.37	5,936,011.92	3,185,885.40	663,236.78	252,633.35	355,009.55
September 1, 2025	14,920,538.59	5,683,378.57	2,830,875.85	663,236.78	252,633.35	355,009.55
March 1, 2026	14,257,301.81	5,430,745.22	0.00	663,236.78	252,633.35	2,830,875.85
September 1, 2026	13,594,065.03	5,178,111.87	0.00	663,236.78	252,633.35	0.00
March 1, 2027	12,930,828.25	4,925,478.52	0.00	663,236.78	252,633.35	0.00
September 1, 2027	12,267,591.47	4,672,845.17	0.00	663,236.78	252,633.35	0.00
March 1, 2028	11,604,354.69	4,420,211.82	0.00	663,236.78	252,633.35	0.00
September 1, 2028	10,941,117.91	4,167,578.47	0.00	663,236.78	252,633.35	0.00
March 1, 2029	10,277,881.13	3,914,945.12	0.00	663,236.78	252,633.35	0.00
September 1, 2029	9,614,644.35	3,662,311.77	0.00	663,236.78	252,633.35	0.00
March 1, 2030	0.00	0.00	0.00	9,614,644.35	3,662,311.77	0.00

	N47505
	Equipment Note Ending Balance			Scheduled Payments of Principal
Date	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$22,336,000.00	$8,508,000.00	$7,446,000.00	$0.00	$0.00	$0.00
September 1, 2018	22,336,000.00	8,508,000.00	7,446,000.00	0.00	0.00	0.00
March 1, 2019	22,336,000.00	8,508,000.00	7,446,000.00	0.00	0.00	0.00
September 1, 2019	21,782,455.65	8,297,149.57	7,090,990.45	553,544.35	210,850.43	355,009.55
March 1, 2020	21,228,911.30	8,086,299.14	6,735,980.90	553,544.35	210,850.43	355,009.55
September 1, 2020	20,675,366.95	7,875,448.71	6,380,971.35	553,544.35	210,850.43	355,009.55
March 1, 2021	20,121,822.60	7,664,598.28	6,025,961.80	553,544.35	210,850.43	355,009.55
September 1, 2021	19,568,278.25	7,453,747.85	5,670,952.25	553,544.35	210,850.43	355,009.55
March 1, 2022	19,014,733.90	7,242,897.42	5,315,942.70	553,544.35	210,850.43	355,009.55
September 1, 2022	18,461,189.55	7,032,046.99	4,960,933.15	553,544.35	210,850.43	355,009.55
March 1, 2023	17,907,645.20	6,821,196.56	4,605,923.60	553,544.35	210,850.43	355,009.55
September 1, 2023	17,354,100.85	6,610,346.13	4,250,914.05	553,544.35	210,850.43	355,009.55
March 1, 2024	16,800,556.50	6,399,495.70	3,895,904.50	553,544.35	210,850.43	355,009.55
September 1, 2024	16,247,012.15	6,188,645.27	3,540,894.95	553,544.35	210,850.43	355,009.55
March 1, 2025	15,583,775.37	5,936,011.92	3,185,885.40	663,236.78	252,633.35	355,009.55
September 1, 2025	14,920,538.59	5,683,378.57	2,830,875.85	663,236.78	252,633.35	355,009.55
March 1, 2026	14,257,301.81	5,430,745.22	0.00	663,236.78	252,633.35	2,830,875.85
September 1, 2026	13,594,065.03	5,178,111.87	0.00	663,236.78	252,633.35	0.00
March 1, 2027	12,930,828.25	4,925,478.52	0.00	663,236.78	252,633.35	0.00
September 1, 2027	12,267,591.47	4,672,845.17	0.00	663,236.78	252,633.35	0.00
March 1, 2028	11,604,354.69	4,420,211.82	0.00	663,236.78	252,633.35	0.00
September 1, 2028	10,941,117.91	4,167,578.47	0.00	663,236.78	252,633.35	0.00
March 1, 2029	10,277,881.13	3,914,945.12	0.00	663,236.78	252,633.35	0.00
September 1, 2029	9,614,644.35	3,662,311.77	0.00	663,236.78	252,633.35	0.00
March 1, 2030	0.00	0.00	0.00	9,614,644.35	3,662,311.77	0.00

	N37506
	Equipment Note Ending Balance			Scheduled Payments of Principal
Date	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$22,336,000.00	$8,508,000.00	$7,446,000.00	$0.00	$0.00	$0.00
September 1, 2018	22,336,000.00	8,508,000.00	7,446,000.00	0.00	0.00	0.00
March 1, 2019	22,336,000.00	8,508,000.00	7,446,000.00	0.00	0.00	0.00
September 1, 2019	21,782,455.65	8,297,149.57	7,090,990.45	553,544.35	210,850.43	355,009.55
March 1, 2020	21,228,911.30	8,086,299.14	6,735,980.90	553,544.35	210,850.43	355,009.55
September 1, 2020	20,675,366.95	7,875,448.71	6,380,971.35	553,544.35	210,850.43	355,009.55
March 1, 2021	20,121,822.60	7,664,598.28	6,025,961.80	553,544.35	210,850.43	355,009.55
September 1, 2021	19,568,278.25	7,453,747.85	5,670,952.25	553,544.35	210,850.43	355,009.55
March 1, 2022	19,014,733.90	7,242,897.42	5,315,942.70	553,544.35	210,850.43	355,009.55
September 1, 2022	18,461,189.55	7,032,046.99	4,960,933.15	553,544.35	210,850.43	355,009.55
March 1, 2023	17,907,645.20	6,821,196.56	4,605,923.60	553,544.35	210,850.43	355,009.55
September 1, 2023	17,354,100.85	6,610,346.13	4,250,914.05	553,544.35	210,850.43	355,009.55
March 1, 2024	16,800,556.50	6,399,495.70	3,895,904.50	553,544.35	210,850.43	355,009.55
September 1, 2024	16,247,012.15	6,188,645.27	3,540,894.95	553,544.35	210,850.43	355,009.55
March 1, 2025	15,583,775.37	5,936,011.92	3,185,885.40	663,236.78	252,633.35	355,009.55
September 1, 2025	14,920,538.59	5,683,378.57	2,830,875.85	663,236.78	252,633.35	355,009.55
March 1, 2026	14,257,301.81	5,430,745.22	0.00	663,236.78	252,633.35	2,830,875.85
September 1, 2026	13,594,065.03	5,178,111.87	0.00	663,236.78	252,633.35	0.00
March 1, 2027	12,930,828.25	4,925,478.52	0.00	663,236.78	252,633.35	0.00
September 1, 2027	12,267,591.47	4,672,845.17	0.00	663,236.78	252,633.35	0.00
March 1, 2028	11,604,354.69	4,420,211.82	0.00	663,236.78	252,633.35	0.00
September 1, 2028	10,941,117.91	4,167,578.47	0.00	663,236.78	252,633.35	0.00
March 1, 2029	10,277,881.13	3,914,945.12	0.00	663,236.78	252,633.35	0.00
September 1, 2029	9,614,644.35	3,662,311.77	0.00	663,236.78	252,633.35	0.00
March 1, 2030	0.00	0.00	0.00	9,614,644.35	3,662,311.77	0.00

•	The interest rate applicable to each Series of Equipment Notes must be equal to the rate applicable to the Certificates issued by the corresponding Trust.

•	The payment dates for the Equipment Notes must be March 1 and September 1 (but not before September 1, 2018).

•	The amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay the unpaid principal amount of the related Equipment Notes together with six months of interest accrued thereon, subject to certain rights of self-insurance.

•	(a) The past due rate in the Indentures, (b) the Make-Whole Premium payable under the Indentures, (c) the provisions relating to the redemption of Equipment Notes in the Indentures and (d) the indemnification of the Loan Trustees, Subordination Agent, Liquidity Provider, Trustees, Escrow Agents and registered holders of the Equipment Notes (in such capacity, the “Note Holders”) with respect to certain taxes and expenses, in each case shall be provided as set forth in the form of Participation Agreement attached as an exhibit to the Note Purchase Agreement.

•	In the case of the Indentures, modifications are prohibited in any material adverse respect (i) to the Granting Clause of the Indentures so as to deprive the Note Holders under all the Indentures of a first priority security interest in the Aircraft and certain of United’s rights under warranties with respect to the Aircraft or to eliminate the obligations intended to be secured thereby, (ii) to certain provisions relating to the issuance, redemption, payments, and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Premium in certain circumstances), (iii) to certain provisions regarding Indenture Defaults (including cross-defaults among Indentures) and remedies relating thereto, (iv) to certain provisions relating to any replaced airframe or engines with respect to an Aircraft and (v) to the provision that New York law will govern the Indentures.

•	In the case of the Participation Agreements, modifications are prohibited in any material adverse respect (i) to certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving good title to such Aircraft, the release of any recorded liens on the Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the FAA and the registration of certain interests with the International Registry under the Cape Town Convention on International Interests in Mobile Equipment and the related Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Cape Town Treaty”), (ii) to the provisions restricting the Note Holder’s ability to transfer such Equipment Notes, (iii) to certain provisions requiring the delivery of legal opinions and (iv) to the provision that New York law will govern the Participation Agreement.

•	In the case of all of the Participation Agreements and Indentures, modifications are prohibited in any material adverse respect as regards the interest of the Note Holders, the Subordination Agent, the Liquidity Provider or the Loan Trustee in the definition of “Make-Whole Premium”.

Notwithstanding the foregoing, any such forms of financing agreements may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action shall not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Loan Trustee or the Certificateholders.

Liquidation of Original Trusts

On the earlier of (i) the first Business Day after August 31, 2018 or, if later, the fifth Business Day after the Delivery Period Termination Date and (ii) the fifth Business Day after the occurrence of a Triggering Event (such Business Day, the “Transfer Date”), each of the Trusts established on the applicable original issuance date of the relevant Certificates (the “Original Trusts” and, with respect to the Class B Trust, the “Original Class B Trust”) will transfer and assign all of its assets and rights to a newly created successor trust (each, a “Successor Trust”

and, with respect to the Class B Trust, the “Successor Class B Trust”) with substantially identical terms, except that (i) the Successor Trusts will not have the right to purchase new Equipment Notes and (ii) Delaware law will govern the Original Trusts and New York law will govern the Successor Trusts. The institution acting as Trustee of each of the Original Trusts (each, an “Original Trustee”) will also act as Trustee of the corresponding Successor Trust (each, a “New Trustee”). Each New Trustee will assume the obligations of the related Original Trustee under each transaction document to which such Original Trustee was a party. Upon the effectiveness of such transfer, assignment and assumption, each of the Original Trusts will be liquidated and each of the Certificates will represent the same percentage interest in the Successor Trust as it represented in the Original Trust immediately prior to such transfer, assignment and assumption. Unless the context otherwise requires, all references in this Prospectus Supplement to the Trusts, the applicable Trustees, the Pass Through Trust Agreements and similar terms shall apply to the Original Trusts until the effectiveness of such transfer, assignment and assumption, and thereafter shall be applicable with respect to the Successor Trusts. If for any reason such transfer, assignment and assumption cannot be effected to any Successor Trust, the related Original Trust will continue in existence until it is effected. The Original Trusts may be treated as partnerships for U.S. federal income tax purposes. The Successor Trusts will be treated as grantor trusts. See “Certain U.S. Federal Tax Consequences”.

Termination of the Trusts

The obligations of United and the applicable Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will send to each Certificateholder of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder’s Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Trust Supplements, Section 7.01(a))

The Trustees

The Trustee for each Trust will be Wilmington Trust, National Association. The Trustee’s address is Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration.

Book-Entry; Delivery and Form

General

Upon issuance, each Class of Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co. (“Cede”), the nominee of DTC. DTC was created to hold securities for its participants (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect DTC Participants”).

So long as such book-entry procedures are applicable, no person acquiring an interest in such Certificates (“Certificate Owner”) will be entitled to receive a certificate representing such person’s interest in such Certificates. Unless and until definitive certificates are issued under the limited circumstances described below under “—Physical Certificates”, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Under the New York Uniform Commercial Code, a “clearing corporation” is defined as:

•	a person that is registered as a “clearing agency” under the federal securities laws;

•	a federal reserve bank; or

•	any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority.

A “clearing agency” is an organization established for the execution of trades by transferring funds, assigning deliveries and guaranteeing the performance of the obligations of parties to trades.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions with respect to the Certificates. DTC Participants and Indirect DTC Participants with which Certificate Owners have accounts similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective customers. Certificate Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, Certificate Owners will receive all distributions with respect to the Certificates from the Trustees through DTC Participants or Indirect DTC Participants, as the case may be.

Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because payments with respect to the Certificates will be forwarded by the Trustees to Cede, as nominee for DTC. DTC will forward payments in same-day funds to each DTC Participant who is credited with ownership of the Certificates in an amount proportionate to the face amount of that DTC Participant’s holdings of beneficial interests in the Certificates, as shown on the records of DTC or its nominee. Each such DTC Participant will forward payments to its Indirect DTC Participants in accordance with standing instructions and customary industry practices. DTC Participants and Indirect DTC Participants will be responsible for forwarding distributions to Certificate Owners for whom they act. Accordingly, although Certificate Owners will not possess physical certificates, DTC’s rules provide a mechanism by which Certificate Owners will receive payments on the Certificates and will be able to transfer their interests.

Unless and until physical certificates are issued under the limited circumstances described under “—Physical Certificates” below, the only Certificateholder of physical certificates will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustees as registered owners of Certificates under the applicable Pass Through Trust Agreement. Certificate Owners will be permitted to exercise their rights under the applicable Pass Through Trust Agreement only indirectly through DTC. DTC will take any action permitted to be taken by a Certificateholder under the applicable Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. In the event any action requires approval by Certificateholders of a certain percentage of the beneficial interests in a Trust, DTC will take action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy the required percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of DTC Participants whose holdings include those undivided interests. DTC will convey notices and other communications to DTC Participants, and DTC Participants will convey notices and other communications to Indirect DTC Participants in accordance with arrangements among them. Arrangements among DTC and its direct and indirect participants are subject to any statutory or regulatory requirements as may be in effect from time to time. DTC’s rules applicable to itself and DTC Participants are on file with the Commission.

A Certificate Owner’s ability to pledge its Certificates to persons or entities that do not participate in the DTC system, or otherwise to act with respect to its Certificates, may be limited due to the lack of a physical certificate to evidence ownership of the Certificates, and because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants.

Neither United nor the Trustees will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect DTC Participant of their respective obligations under the rules and procedures governing their obligations.

As long as the Certificates of any Trust are registered in the name of DTC or its nominee, United will make all payments to the Loan Trustee under the applicable Indenture in immediately available funds. The applicable Trustee will pass through to DTC in immediately available funds all payments received from United, including the final distribution of principal with respect to the Certificates of such Trust.

Any Certificates registered in the name of DTC or its nominee will trade in DTC’s Same-Day Funds Settlement System until maturity. DTC will require secondary market trading activity in the Certificates to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in same-day funds on trading activity in the Certificates.

Physical Certificates

Physical certificates will be issued in paper form to Certificateholders or their nominees, rather than to DTC or its nominee, only if:

•	United advises the applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and United is unable to locate a qualified successor;

•	United elects to terminate the book-entry system through DTC; or

•	after the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by a Trust were issued, Certificate Owners owning at least a majority in fractional undivided interests in such Trust advise the applicable Trustee, United and DTC through DTC Participants that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the Certificate Owners’ best interest.

Upon the occurrence of any of the events described in the three subparagraphs above, the applicable Trustee will notify all applicable Certificate Owners through DTC Participants of the occurrence of such event and the availability of physical certificates. Upon surrender by DTC of the global certificates and receipt of instructions for re-registration, the applicable Trustee will reissue the Certificates as physical certificates to the applicable Certificate Owners.

In the case of the physical certificates that are issued, the applicable Trustee or a paying agent will make distributions with respect to such Certificates directly to holders in whose names the physical certificates were registered at the close of business on the applicable record date. Except for the final payment to be made with respect to a Certificate, the applicable Trustee or a paying agent will make distributions by check mailed to the addresses of the registered holders as they appear on the register maintained by such Trustee. The applicable Trustee or a paying agent will make the final payment with respect to any Certificate only upon presentation and surrender of the applicable Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

Physical certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the applicable Pass Through Trust Agreement. Neither the Trustee nor any transfer or exchange agent will impose a service charge for any registration of transfer or exchange. However, the Trustee or transfer or exchange agent will require payment of a sum sufficient to cover any tax or other governmental charge attributable to a transfer or exchange.

DESCRIPTION OF THE DEPOSIT AGREEMENTS

The following summary describes the material terms of the Deposit Agreements. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreements, each of which was filed as an exhibit to the Current Report on Form 8-K filed by United with the Commission on February 21, 2018, or, if executed in connection with the Offering, will be so filed as an exhibit to a Current Report on Form 8-K. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated.

General

Under the Escrow Agreements, the Escrow Agent with respect to each Trust has entered or will enter into a separate Deposit Agreement with the Depositary. Pursuant to the Escrow Agreements, the Depositary has established or will establish separate accounts into which the proceeds of this Offering and the Senior Certificates Offering attributable to Certificates of the applicable Trust were or will be deposited (each, a “Deposit”) on behalf of such Escrow Agent. Pursuant to the Deposit Agreement with respect to each Trust (each, a “Deposit Agreement”), on each Regular Distribution Date the Depositary will pay to the Paying Agent on behalf of the applicable Escrow Agent, for distribution to the Certificateholders of such Trust, an amount equal to interest accrued on the Deposits relating to such Trust during the relevant interest period at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. After the Issuance Date, upon each financing of a Remaining Aircraft during the Delivery Period, the Trustee for each Trust will request the Escrow Agent relating to such Trust to withdraw from the Deposits relating to such Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Note of the series applicable to such Trust issued with respect to such Remaining Aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Regular Distribution Date. Any portion of any Deposit withdrawn that is not used to purchase such Equipment Note will be re-deposited by each Trustee into an account relating to the applicable Trust. The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.

Unused Deposits

The Trustees’ obligations after the Issuance Date to purchase the Equipment Notes issued with respect to each Remaining Aircraft are subject to satisfaction of certain conditions at the time of financing, as set forth in the Note Purchase Agreement. See “Description of the Certificates—Obligation to Purchase Equipment Notes”. Since the Remaining Aircraft are expected to be financed after the Issuance Date from time to time during the Delivery Period, no assurance can be given that all such conditions will be satisfied at the time of financing for each such Remaining Aircraft. Moreover, delivery of the Remaining Aircraft is subject to delays in the manufacturing process and to the Aircraft manufacturer’s right to postpone deliveries under its agreement with United. See “Description of the Aircraft and Appraisals—Timing of Financing the Aircraft”.

If any funds remain as Deposits with respect to any Trust at the end of the Delivery Period or, if earlier, upon the acquisition by the Trusts of the Equipment Notes with respect to all of the Aircraft (the “Delivery Period Termination Date”), such funds will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon but without premium, to the Certificateholders of such Trust after at least 15 days’ prior written notice.

Distribution Upon Occurrence of Triggering Event

If a Triggering Event shall occur prior to the Delivery Period Termination Date, the Escrow Agent for each Trust will withdraw any funds then held as Deposits with respect to such Trust and cause such funds, with accrued and unpaid interest thereon but without any premium, to be distributed to the Certificateholders of such Trust by the Paying Agent on behalf of the Escrow Agent, after at least 15 days’ prior written notice.

Accordingly, if a Triggering Event occurs prior to the Delivery Period Termination Date, the Trusts will not acquire Equipment Notes issued with respect to Aircraft available to be financed after the occurrence of such Triggering Event.

Replacement of Depositary

If the Depositary’s long-term issuer credit rating and short-term issuer credit rating by Fitch Ratings, Inc. (“Fitch”) both fall below the Depositary Threshold Rating (or both such ratings have been withdrawn or suspended), or if the Depositary’s short-term unsecured debt rating by Moody’s Investors Service, Inc. (“Moody’s”) falls below the Depositary Threshold Rating (or if such rating has been withdrawn or suspended), then United must, within 35 days of such event occurring, replace the Depositary with a new depositary bank that has a long-term issuer credit rating or short-term issuer credit rating issued by Fitch and a short-term unsecured debt rating by Moody’s equal to or higher than the applicable Depositary Threshold Rating, subject to receipt of written confirmation from each nationally recognized rating agency which shall have been requested to rate the Certificates and which shall then be rating the Certificates (the “Rating Agencies”) that such replacement will not result in a withdrawal, suspension or downgrading of the ratings for any Class of Certificates then rated by such Rating Agency without regard to any withdrawal, suspension or downgrading of any rating of the Depositary being replaced.

At any time during the Delivery Period, United may replace the Depositary, or the Depositary may replace itself, with a new depositary bank that has a long-term issuer credit rating or short-term issuer credit rating issued by Fitch and short-term unsecured debt rating issued by Moody’s equal to or higher than the applicable Depositary Threshold Rating, subject to receipt of written confirmation from each Rating Agency that such replacement will not result in a withdrawal, suspension or downgrading of the ratings for any Class of Certificates then rated by such Rating Agency.

“Depositary Threshold Rating” means, in the case of Fitch, the long-term issuer credit rating of A- or short-term issuer credit rating of F-1 and, in the case of Moody’s, a short-term unsecured debt rating of P-1.

Depositary

Citibank, N.A. will act as depositary (the “Depositary”).

Citibank, N.A. is a national bank that, through its branches, and along with its subsidiaries and affiliates, offers a wide range of retail and commercial banking and trust services to its customers throughout the United States and the world. Citibank, N.A. is an indirect wholly owned subsidiary of Citigroup Inc., a Delaware holding company that is registered with the Board of Governors of the Federal Reserve System as a financial holding company. Information about Citigroup Inc. is available on its website at www.citigroup.com. Citigroup Inc.’s recent annual reports on Form 10-K, quarterly reports on Form 10-Q, proxy statements, as well as other filings with the SEC, are available free of charge through Citigroup Inc.’s website by clicking on the “Investor Relations” and “Financial Information” page and selecting “SEC Filings.” The information on Citigroup Inc.’s website and the information Citigroup Inc. files with the SEC do not form part of this prospectus supplement and are not incorporated by reference herein.

DESCRIPTION OF THE ESCROW AGREEMENTS

The following summary describes the material terms of the escrow and paying agent agreements (the “Escrow Agreements”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Escrow Agreements, each of which was filed as an exhibit to the Current Report on Form 8-K filed by United with the Commission on February 21, 2018, or, if executed in connection with the Offering, will be so filed as an exhibit to a Current Report on Form 8-K. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated.

U.S. Bank National Association, as escrow agent in respect of each Trust (the “Escrow Agent”), Wilmington Trust, National Association, as paying agent on behalf of the Escrow Agent in respect of each Trust (the “Paying Agent”), each Trustee and the Underwriters have entered or will enter into a separate Escrow Agreement for the benefit of the Certificateholders of each Trust as holders of the Escrow Receipts affixed thereto (in such capacity, a “Receiptholder”). The cash proceeds of the offering of Certificates of each Trust was or will be deposited on behalf of the Escrow Agent (for the benefit of Receiptholders) with the Depositary as Deposits relating to such Trust. Each Escrow Agent shall permit the Trustee of the related Trust to cause funds to be withdrawn from such Deposits on or prior to the Delivery Period Termination Date to allow such Trustee to purchase the related Equipment Notes pursuant to the Note Purchase Agreement. In addition, the Escrow Agent shall direct the Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.

Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the related Receiptholders, one or more Paying Agent Account(s), which shall be non-interest-bearing. The Paying Agent shall deposit interest on Deposits and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. The Paying Agent shall distribute these amounts on a Regular Distribution Date or Special Distribution Date, as appropriate.

Upon receipt by the Depositary of cash proceeds from this Offering or the Senior Certificates Offering, the Escrow Agent will issue one or more escrow receipts (“Escrow Receipts”) which will be affixed by the relevant Trustee to each Certificate. Each Escrow Receipt evidences the related Receiptholder’s interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed.

Each Receiptholder shall have the right (individually and without the need for any other action of any person, including the Escrow Agent or any other Receiptholder), upon any default in the payment of interest on the Deposits when due by the Depositary in accordance with the applicable Deposit Agreement, or upon any default in the payment of the final withdrawal when due by the Depositary in accordance with the terms of the applicable Deposit Agreement and Escrow Agreement, to proceed directly against the Depositary. The Escrow Agent will notify Receiptholders in the event of a default in any such payment and will promptly forward to Receiptholders upon receipt copies of all written communications relating to any payments due to the Receiptholders in respect of the Deposits.

DESCRIPTION OF THE LIQUIDITY FACILITIES

The following summary describes the material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, each of which was filed as an exhibit to the Current Report on Form 8-K filed by United with the Commission on February 21, 2018, or, if executed in connection with the Offering, will be so filed as an exhibit to a Current Report on Form 8-K. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

General

National Australia Bank Limited, acting through its New York Branch (the “Liquidity Provider”), has entered or will enter into a separate revolving credit agreement (each, a “Liquidity Facility”) with the Subordination Agent with respect to each Trust. On any Regular Distribution Date, if, after giving effect to the subordination provisions of the Intercreditor Agreement, the Subordination Agent does not have sufficient funds for the payment of interest on the Class AA Certificates, Class A Certificates or Class B Certificates, the Liquidity Provider under the relevant Liquidity Facility will make an advance (an “Interest Drawing”) in the amount needed to fund such interest shortfall up to the Maximum Available Commitment. The maximum amount of Interest Drawings available under each Liquidity Facility at any given time is expected to provide an amount sufficient for the Subordination Agent to pay interest on the related Class of Certificates on up to three consecutive semiannual Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates) at the respective Stated Interest Rate. If interest payment defaults occur which exceed the amount covered by and available under the Liquidity Facility for the Class AA Trust, Class A Trust or Class B Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The Liquidity Provider with respect to each of the Class AA Trust, Class A Trust and Class B Trust may be replaced by one or more other entities under certain circumstances.

Drawings

Except as otherwise provided below, the Liquidity Facility for each of the Class AA Trust, Class A Trust and Class B Trust will enable the Subordination Agent to make Interest Drawings thereunder promptly on or after any Regular Distribution Date if, after giving effect to the subordination provisions of the Intercreditor Agreement, there are insufficient funds available to the Subordination Agent to pay interest on the Certificates of such Trust at the Stated Interest Rate for such Trust; provided, however, that the maximum amount available to be drawn under the Liquidity Facility with respect to the Class AA Trust, Class A Trust or Class B Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The “Maximum Available Commitment” at any time under each Liquidity Facility is an amount equal to the then Maximum Commitment of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing (subject to reinstatement of the obligations of any applicable Liquidity Provider if any such Liquidity Provider has a Long-Term Rating specified for each Rating Agency in the definition of “Liquidity Threshold Rating” or higher at any time after the occurrence of a Downgrade Event and so notifies the Subordination Agent), a Special Termination Drawing, a Final Drawing or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

“Maximum Commitment” for a Liquidity Facility at the original issuance date for the Class AA Trust, the Class A Trust and the Class B Trust means initially $36,670,908, $14,767,780 and $            , respectively, as the same may be reduced from time to time as described below.

“Required Amount” means, in relation to the Liquidity Facility for any applicable Trust for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for such

Trust, that would be payable on such Class of Certificates on each of the three successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of the corresponding Class of Certificates on such day and without regard to expected future payments of principal on such Class of Certificates.

The Liquidity Facility for any applicable Class of Certificates does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class or any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Class or more than three semiannual installments of interest thereon or principal of or interest or premium on the Certificates of any other Class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.5) In addition, the Liquidity Facility with respect to each of the Class AA Trust, Class A Trust and Class B Trust does not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.

Each payment by a Liquidity Provider reduces by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as described below. With respect to any Interest Drawing, upon reimbursement of the applicable Liquidity Provider in full or in part for the amount of such Interest Drawing plus interest thereon, the Maximum Available Commitment under the applicable Liquidity Facility will be reinstated by an amount equal to the amount of such Interest Drawing so reimbursed to an amount not to exceed the then Required Amount of such Liquidity Facility. However, the Maximum Available Commitment under such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default with respect to such Liquidity Facility shall have occurred and be continuing and less than 65% of the then aggregate outstanding principal amount of all Equipment Notes (other than Additional Equipment Notes, if any) are Performing Equipment Notes or (ii) a Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have been made or an Interest Drawing shall have been converted into a Final Drawing. The Maximum Available Commitment under any Liquidity Facility will not be reinstated after a Final Drawing, Downgrade Drawing (except as described above), Special Termination Drawing or Non-Extension Drawing thereunder. On (or, as applicable, immediately following) the first Regular Distribution Date, with respect to the Class AA Trust and Class A Trust, and the second Regular Distribution Date, with respect to the Class B Trust, and promptly following each date on which the Pool Balance of the Class AA Trust, Class A Trust or Class B Trust shall have been reduced by payments made to the related Certificateholders pursuant to the Intercreditor Agreement, the Maximum Commitment of the Liquidity Facility for such Trust will be automatically reduced from time to time to an amount equal to the then Required Amount. (Liquidity Facilities, Section 2.04(a); Intercreditor Agreement, Section 3.5(j))

“Performing Equipment Note” means an Equipment Note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding under the U.S. Bankruptcy Code in which United is a debtor any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code or as may apply for the cure of such payment default under Section 1110(a)(2)(B) of the U.S. Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period.

If at any time a Liquidity Provider is downgraded, or any applicable rating of a Liquidity Provider is suspended or withdrawn, by any Rating Agency such that after such downgrading, suspension or withdrawal such Liquidity Provider does not have a Long-Term Rating from such Rating Agency of the applicable Liquidity Threshold Rating or higher (any such downgrading, suspension or withdrawal, a “Downgrade Event”), and such Liquidity Facility is not replaced with a Replacement Facility within 35 days of the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), such Liquidity Facility will be drawn up to the then Maximum Available Commitment under such Liquidity Facility (the “Downgrade Drawing”), unless no later than 30 days after the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), the Rating Agency whose downgrading, suspension or withdrawal of such Liquidity Provider resulted in the occurrence of such Downgrade Event provides a written confirmation to the effect that such downgrading, suspension or withdrawal will not result in a downgrading, withdrawal or suspension of the rating by such Rating Agency for the related Class of Certificates. The proceeds of a Downgrade Drawing will be deposited into a cash collateral account (the “Cash Collateral Account”) for the applicable Class of Certificates and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. If at any time after the occurrence of a Downgrade Event with respect to a Liquidity Provider, such Liquidity Provider has a Long-Term Rating specified by each Rating Agency in the definition of “Liquidity Threshold Rating” or higher and so notifies the Subordination Agent, amounts on deposit in the applicable Cash Collateral Account that have not be applied to the payment of interest will be reimbursed to such Liquidity Provider and the obligations of such Liquidity Provider under the related Liquidity Facility shall be reinstated to the extent of such amounts which have been reimbursed to such Liquidity Provider. For the avoidance of doubt, the foregoing requirements shall apply to each occurrence of a Downgrade Event with respect to a Liquidity Provider, regardless of whether or not one or more Downgrade Events have occurred prior thereto and whether or not any confirmation by a Rating Agency specified in the foregoing requirements has been obtained with respect to any prior occurrence of a Downgrade Event. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.5(c)) If a qualified Replacement Facility is subsequently provided, the balance of the applicable Cash Collateral Account will be repaid to the replaced Liquidity Provider.

“Liquidity Threshold Rating” means: (a) in the case of Fitch, a Long-Term Rating of BBB with respect to the Liquidity Provider for the Class AA Trust and the Class A Trust and a Long-Term Rating of BBB- with respect to the Liquidity Provider for the Class B Trust, and (b) in the case of Moody’s, a Long-Term Rating of Baa2.

“Long-Term Rating” means, for any entity, (a) in the case of Fitch, long-term issuer default rating of such entity and (b) in the case of Moody’s, the long-term unsecured debt rating of such entity.

If at any time during the 18-month period prior to the final expected Regular Distribution Date, the Pool Balance for a Trust is greater than the aggregate outstanding principal amount of Equipment Notes held in such Trust (other than any Equipment Notes previously sold or with respect to which the collateral securing such Equipment Notes has been disposed of), the Liquidity Provider may, in its discretion, give notice of special termination under the applicable Liquidity Facility (a “Special Termination Notice”). The effect of the delivery of such Special Termination Notice will be to cause (i) such Liquidity Facility to expire on the fifth Business Day after the date on which such Special Termination Notice is received by the Subordination Agent, (ii) the Subordination Agent to promptly request, and the Liquidity Provider to promptly make, a special termination drawing (a “Special Termination Drawing”) in an amount equal to the Maximum Available Commitment thereunder and (iii) all amounts owing to the Liquidity Provider automatically to become accelerated. The proceeds of a Special Termination Drawing will be deposited into the applicable Cash Collateral Account and used for the same purposes under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 6.02; Intercreditor Agreement, Section 3.5(m))

The Liquidity Facility for each Trust provides that the applicable Liquidity Provider’s obligations thereunder will expire on the earliest of:

•	The first anniversary of the applicable original issuance date for the Certificates of such Trust.

•	The date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full.

•	The date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility.

•	The fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see “—Liquidity Events of Default”).

•	The fifth Business Day following receipt by the Subordination Agent of a Special Termination Notice from such Liquidity Provider.

•	The date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility.

Each Liquidity Facility provides that it will be extended automatically for additional one-year periods unless the applicable Liquidity Provider advises the Subordination Agent 25 days prior to its then-scheduled expiration date that the expiration date will not be extended. The Intercreditor Agreement will provide that the Liquidity Facility for any applicable Trust may be replaced if such Liquidity Facility is scheduled to expire earlier than 15 days after the Final Maturity Date for the Certificates of such Trust and the expiration date of such Liquidity Facility is not extended by the 25th day prior to its then-scheduled expiration date. If such Liquidity Facility is not so extended or replaced by the 25th day prior to its then-scheduled expiration date, such Liquidity Facility will be drawn in full up to the then Maximum Available Commitment under such Liquidity Facility (the “Non-Extension Drawing”). The proceeds of the Non-Extension Drawing under any Liquidity Facility will be deposited in the Cash Collateral Account for the related Trust to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.5(d))

Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider, the Subordination Agent shall request a final drawing (a “Final Drawing”) under such Liquidity Facility, in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of the Final Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.5(i))

Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person.

Replacement Liquidity Facility

A “Replacement Facility” for any Liquidity Facility will mean an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates of an applicable Trust (before downgrading of such ratings, if any, as a result of the downgrading of the replaced Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the then Required Amount for the replaced Liquidity Facility and issued by a person (or persons) having a Long-Term Rating issued by each applicable Rating Agency which is equal to or higher than the applicable Liquidity Threshold Rating. (Intercreditor Agreement, Section 1.1) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as “Controlling Party” under the Intercreditor Agreement) as the Liquidity Provider being replaced.

Subject to certain limitations, United may, at its option, arrange for a Replacement Facility at any time to replace the Liquidity Facility for any applicable Trust (including without limitation any Replacement Facility described in the following sentence). In addition, if a Liquidity Provider shall determine not to extend any Replacement Facility, then such Liquidity Provider may, at its option, arrange for another Replacement Facility to replace such Replacement Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Replacement Facility and (ii) at any time after a Non-Extension Drawing has been made under such Liquidity Facility. The Liquidity Provider may also arrange for a Replacement Facility to replace any of its Liquidity Facilities at any time after a Downgrade Drawing under such Liquidity Facility. If any Replacement Facility is provided at any time after a Downgrade Drawing, a Special Termination Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.5(e))

Reimbursement of Drawings

The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor. See “Description of the Intercreditor Agreement—Priority of Distributions”.

Interest Drawings, Special Termination Drawing and Final Drawing

Amounts drawn by reason of an Interest Drawing, Special Termination Drawing or Final Drawing will be immediately due and payable, together with interest on the amount of such drawing. From the date of the drawing to (but excluding) the third business day following the applicable Liquidity Provider’s receipt of the notice of such Interest Drawing or Final Drawing, interest will accrue at the Base Rate plus 3.75% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period (or, as described in the fourth paragraph under “—Reimbursement of Drawings—Interest Drawings, Special Termination Drawing and Final Drawing”, the Base Rate) plus 3.75% per annum. Any Special Termination Drawing under the Liquidity Facilities, other than any portion thereof applied to the payment of interest on the Certificates, will bear interest (x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account attributable to such Liquidity Facility plus a specified rate per annum on the outstanding amount from time to time of such Special Termination Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under “—Liquidity Events of Default”, at a rate equal to LIBOR for the applicable interest period (or, as described in the fourth paragraph under “—Interest Drawings, Special Termination Drawing and Final Drawing”, the Base Rate) plus 3.75% per annum.

“Base Rate” means, on any day, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent (1/4 of 1%).

“LIBOR” means, with respect to any interest period, (i) the rate per annum appearing on Reuters Screen LIBOR01 Page (or any successor or substitute therefor) at approximately 11:00 a.m. (London time) two business days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the applicable Liquidity Provider in the London interbank market at approximately 11:00 a.m. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the drawing to which such interest period is to apply and for a period comparable to such interest period; provided that if LIBOR determined as provided above with respect to any interest period would be less than zero percent (0%), then LIBOR for such interest period shall be deemed to be zero percent (0%).

If at any time, a Liquidity Provider shall have determined (which determination shall be conclusive and binding upon the Subordination Agent, absent manifest error) that, by reason of circumstances affecting the relevant interbank lending market generally, LIBOR determined or to be determined for the current or the immediately succeeding interest period will not adequately and fairly reflect the cost to such Liquidity Provider (as conclusively certified by such Liquidity Provider, absent manifest error) of making or maintaining LIBOR advances, such Liquidity Provider shall give notice thereof (a “Rate Determination Notice”) to the Subordination Agent. If such notice is given, then the outstanding principal amount of the LIBOR advances under the applicable Liquidity Facility shall be converted to Base Rate advances effective from the date of the Rate Determination Notice; provided that the rate then applicable in respect of such Base Rate advances shall be increased by one percent (1.00%). Each applicable Liquidity Provider shall withdraw a Rate Determination Notice given under the applicable Liquidity Facility when such Liquidity Provider determines that the circumstances giving rise to such Rate Determination Notice no longer apply to such Liquidity Provider, and the Base Rate advances under the applicable Liquidity Facility shall be converted to LIBOR advances effective as of the first day of the next succeeding interest period after the date of such withdrawal. Each change in the Base Rate shall become effective immediately. (Liquidity Facilities, Section 3.07(g))

Downgrade Drawings and Non-Extension Drawings

The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

•	Such amount will be released on any Distribution Date to the applicable Liquidity Provider to the extent that such amount exceeds the Required Amount.

•	Any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings.

•	The balance of such amount will be invested in certain specified eligible investments.

Any Downgrade Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest on the applicable Certificates, will bear interest (x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account attributable to such Liquidity Facility plus a specified rate per annum on the outstanding amount from time to time of such Downgrade Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under “—Liquidity Events of Default”, at a rate equal to LIBOR for the applicable interest period (or, as described in the fourth paragraph under “—Interest Drawings, Special Termination Drawing and Final Drawing”, the Base Rate) plus 3.75% per annum.

Any Non-Extension Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest on the applicable Certificates, will bear interest (x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account attributable to such Liquidity Facility plus a specified rate per annum on the outstanding amount from time to time of such Non-Extension Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under “—Liquidity Events of Default”, at a rate equal to LIBOR for the applicable interest period (or, as described in the fourth paragraph under “—Interest Drawings, Special Termination Drawing and Final Drawing”, the Base Rate) plus 3.75% per annum.

Liquidity Events of Default

Events of default under each Liquidity Facility (each, a “Liquidity Event of Default”) will consist of:

•	The acceleration of all of the Equipment Notes (provided, that if such acceleration occurs during the Delivery Period, the aggregate principal amount thereof exceeds $400 million).

•	Certain bankruptcy or similar events involving United. (Liquidity Facilities, Section 1.01)

If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes (other than any Additional Equipment Notes, if any) are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility to the Subordination Agent (a “Termination Notice”). The Termination Notice will have the following consequences:

•	Such Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent.

•	The Subordination Agent will promptly request, and the applicable Liquidity Provider will make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder.

•	Any drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility.

•	All amounts owing to the applicable Liquidity Provider automatically will be accelerated.

Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Intercreditor Agreement—Priority of Distributions”. (Liquidity Facilities, Section 2.09) Upon the circumstances described below under “Description of the Intercreditor Agreement—Intercreditor Rights”, such Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

Liquidity Provider

The initial Liquidity Provider for the Class B Trust Liquidity Facility will be National Australia Bank Limited, acting through its New York Branch, which also serves as Liquidity Provider under the Liquidity Facilities for the Class AA Trust and Class A Trust. The Liquidity Provider meets the Liquidity Threshold Rating.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT

The following summary describes the material provisions of the Amended and Restated Intercreditor Agreement (the “Intercreditor Agreement”) among the Trustees, the Liquidity Provider and Wilmington Trust, National Association, as subordination agent (the “Subordination Agent” ), relating to the Certificates. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, which will be filed as an exhibit to a Current Report on Form 8-K filed by United with the Commission.

Intercreditor Rights

Controlling Party

Each Loan Trustee will be directed in taking, or refraining from taking, any action under an Indenture or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Default shall have occurred and be continuing thereunder. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

After the occurrence and during the continuance of an Indenture Default under an Indenture, each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party, subject to the limitations described below. See “Description of the Certificates—Indenture Defaults and Certain Rights Upon an Indenture Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

The “Controlling Party” will be:

•	The Class AA Trustee.

•	Upon payment of Final Distributions to the holders of Class AA Certificates, the Class A Trustee.

•	Upon payment of Final Distributions to the holders of Class A Certificates, the Class B Trustee.

•	Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it, as discussed in the next paragraph.

At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing that has not been converted into a Final Drawing) and shall remain unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates and shall remain unreimbursed and (z) the date on which all Equipment Notes shall have been accelerated (provided that if such acceleration occurs prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $400 million), the Liquidity Provider with the highest outstanding amount of Liquidity Obligations (so long as such Liquidity Provider has not defaulted in its obligation to make any drawing under any Liquidity Facility) shall have the right to become the Controlling Party.

For purposes of giving effect to the rights of the Controlling Party, each Trustee (to the extent not the Controlling Party) shall irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6) For a description of certain limitations on the Controlling Party’s rights to exercise remedies, see “Description of the Equipment Notes—Remedies”.

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest payable on the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

Limitation on Exercise of Remedies

So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the bankruptcy or insolvency of United, without the consent of each Trustee (and each Additional Trustee, if any Additional Junior Certificates are outstanding), no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold in the exercise of remedies under such Indenture, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes.

“Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, in the case of the sale of an Aircraft, 75%, or in the case of the sale of related Equipment Notes, 85%, of the Appraised Current Market Value of such Aircraft.

Following the occurrence and during the continuation of an Indenture Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the Aircraft to any person (including United) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof).

If following certain events of bankruptcy, reorganization or insolvency with respect to United described in the Intercreditor Agreement (a “United Bankruptcy Event”) and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of United to restructure the financing of any one or more of the Aircraft, the Controlling Party will promptly thereafter give the Subordination Agent and each Trustee (each Additional Trustee, if any Additional Junior Certificates are outstanding) notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee (and each Additional Trustee, if Additional Junior Certificates are outstanding) will endeavor using reasonable commercial efforts to make such terms and conditions of such restructuring proposal available to all Certificateholders (and, if then outstanding, holders of Additional Junior Certificates) (whether by posting on DTC’s Internet board or otherwise) and to each Liquidity Provider that has not made a Final Drawing. Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee (and each Additional Trustee, if any Additional Junior Certificates are outstanding), enter into any term sheet, stipulation or other agreement (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the U.S. Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of United unless and until the material economic terms and conditions of such restructuring proposal shall have been made available to all

Certificateholders (and, if then outstanding, holders of Additional Junior Certificates) and to each Liquidity Provider that has not made a Final Drawing for a period of not less than 15 calendar days (except that such requirement shall not apply to any such term sheet, stipulation or other agreement that is entered into on or prior to the expiry of the 60-Day Period and that is effective for a period not longer than three months from the expiry of the 60-Day Period).

In the event that any holder of Class A Certificates, Class B Certificates or, if issued, of Additional Junior Certificates, gives irrevocable notice of the exercise of its right to purchase all (but not less than all) of the Class of Certificates represented by the then Controlling Party (as described in “Description of the Certificates—Purchase Rights of Certificateholders”), prior to the expiry of the 15-day notice period specified above, such Controlling Party may not direct the Subordination Agent or any Trustee to enter into any such restructuring proposal with respect to any of the Aircraft, unless and until such holder fails to purchase such Class of Certificates on the date that it is required to make such purchase.

Post Default Appraisals

Upon the occurrence and continuation of an Indenture Default under any Indenture, the Subordination Agent will be required to obtain three desktop appraisals from the appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading) of the Aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post Default Appraisals”). For so long as any Indenture Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if a United Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal.

“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such Aircraft.

Priority of Distributions

All payments in respect of the Equipment Notes and certain other payments received on each Regular Distribution Date or Special Distribution Date (each, a “Distribution Date”) will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

•	To the Subordination Agent, any Trustee, any Certificateholder and any Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent (or reasonably expected to be incurred by the Subordination Agent for the period ending on the next succeeding Regular Distribution Date, which shall not exceed $150,000 unless approved in writing by the Controlling Party) or the Liquidity Provider or any Trustee or to reimburse any Certificateholder or the Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes held by the Subordination Agent or any Collateral under (and as defined in) any Indenture (collectively, the “Administration Expenses”).

•	To the Liquidity Provider (a) to the extent required to pay the Liquidity Expenses or (b) in the case of a Special Payment on account of the redemption, purchase or prepayment of Equipment Notes issued pursuant to an Indenture (an “Equipment Note Special Payment”), so long as no Indenture Default has occurred and is continuing under any Indenture, the amount of accrued and unpaid Liquidity Expenses that are not yet due, multiplied by the Section 2.4 Fraction or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•

To the Liquidity Provider (a) to the extent required to pay interest accrued on the Liquidity Obligations and if a Special Termination Drawing has been made and has not been converted into a Final Drawing, to pay the outstanding amount of such Special Termination Drawing or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay accrued and unpaid interest then in arrears on the Liquidity Obligations plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not in arrears, multiplied by the Section 2.4 Fraction and if a Special Termination Drawing has been made and has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To (i) the Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations and (ii) if applicable, with respect to any particular Liquidity Facility, unless (in the case of this clause (ii) only) (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes (other than Additional Equipment Notes, if any) are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under such Liquidity Facility or (y) a Final Drawing shall have occurred under such Liquidity Facility or an Interest Drawing for such Liquidity Facility shall have been converted into a Final Drawing, the Subordination Agent to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates.

•	To the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable.

•	To the Class AA Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class AA Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then due (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series AA Equipment Notes held in the Class AA Trust being redeemed, purchased or prepaid or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To the Class A Trustee (a) to the extent required to pay accrued and unpaid Class A Adjusted Interest on the Class A Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such Class A Adjusted Interest that is then due (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To the Class B Trustee (a) to the extent required to pay accrued and unpaid Class B Adjusted Interest on the Class B Certificates or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such Class B Adjusted Interest that is then due or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To the Class AA Trustee to the extent required to pay Expected Distributions on the Class AA Certificates.

•

To the Class A Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates (other than Class A Adjusted Interest paid above and interest, if any, payable with respect to the Deposits relating to the Class A Trust) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then due (other than Class A Adjusted Interest paid above) (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) together with (without duplication) accrued and unpaid interest at the Stated Interest

Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust and being redeemed, purchased or prepaid or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates.

•	To the Class B Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates (other than Class B Adjusted Interest paid above) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then due (other than Class B Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust and being redeemed, purchased or prepaid or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates.

If any Additional Junior Certificates have been issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to such Additional Junior Certificates may rank ahead of certain obligations with respect to the Certificates. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.

“Section 2.4 Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes outstanding as of such Special Distribution Date.

“Liquidity Obligations” means the obligations of the Subordination Agent to reimburse or to pay the Liquidity Provider all principal, interest, fees and other amounts owing to it under each Liquidity Facility or certain other agreements.

“Liquidity Expenses” means the Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the Liquidity Facilities.

“Expected Distributions” means, with respect to the Certificates of any Trust on any Distribution Date (the “Current Distribution Date”), the difference between:

(A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), and

(B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes other than Performing Equipment Notes (the “Non-Performing Equipment Notes”) held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust).

For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions.

“Class A Adjusted Interest” means, as of any Distribution Date, (I) any interest described in clause (II) of this definition accruing prior to the immediately preceding Distribution Date which remains unpaid and (II) interest at the Stated Interest Rate for the Class A Certificates (x) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the original issuance date of the Class A Certificates) and ending on, but excluding, the current Distribution Date, on the Preferred A Pool Balance on such Distribution Date and (y) on the principal amount calculated pursuant to clauses (B)(i), (ii), (iii) and (iv) of the definition of Preferred A Pool Balance for each Series A Equipment Note with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series A Equipment Note), for each day during the period, for each such Series A Equipment Note, commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the original issuance date of the Class A Certificates) and ending on, but excluding the date of disposition, distribution, sale or Deemed Disposition Event with respect to such Series A Equipment Note, Aircraft or Collateral under (and as defined in) the related Indenture, as the case may be.

“Preferred A Pool Balance” means, as of any date, the excess of (A) the Pool Balance of the Class A Certificates as of the immediately preceding Distribution Date (or, if such date is on or before the first Distribution Date, the original aggregate face amount of the Class A Certificates) (after giving effect to payments made on such date) over (B) the sum of (i) the outstanding principal amount of each Series A Equipment Note that remains unpaid as of such date subsequent to the disposition of the Collateral under (and as defined in) the related Indenture and after giving effect to any distributions of the proceeds of such disposition applied under such Indenture to the payment of each such Series A Equipment Note, (ii) the outstanding principal amount of each Series A Equipment Note that remains unpaid as of such date subsequent to the scheduled date of mandatory redemption of such Series A Equipment Note following an Event of Loss with respect to the Aircraft which secured such Series A Equipment Note and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of each such Series A Equipment Note, (iii) the excess, if any, of (x) the outstanding amount of principal and interest as of the date of sale of each Series A Equipment Note previously sold over (y) the purchase price received with respect to the sale of such Series A Equipment Note (net of any applicable costs and expenses of sale) and (iv) the outstanding principal amount of any Series A Equipment Note with respect to which a Deemed Disposition Event has occurred; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series A Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series A Equipment Note.

“Class B Adjusted Interest” means, as of any Distribution Date, (I) any interest described in clause (II) of this definition accruing prior to the immediately preceding Distribution Date which remains unpaid and (II) interest at the Stated Interest Rate for the Class B Certificates (x) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the current Distribution Date, on the Preferred B Pool Balance on such Distribution Date and (y) on the principal amount calculated pursuant to clauses (B)(i), (ii), (iii) and (iv) of the definition of Preferred B Pool Balance for each Series B Equipment Note with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series B Equipment Note), for each day during the period, for each such Series B Equipment Note, commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding the date of disposition, distribution, sale or

Deemed Disposition Event with respect to such Series B Equipment Note, Aircraft or Collateral under (and as defined in) the related Indenture, as the case may be.

“Preferred B Pool Balance” means, as of any date, the excess of (A) the Pool Balance of the Class B Certificates as of the immediately preceding Distribution Date (or, if such date is on or before the first Distribution Date with respect to the Class B Certificates, the original aggregate face amount of the Class B Certificates) (after giving effect to distributions made on such date) over (B) the sum of (i) the outstanding principal amount of each Series B Equipment Note that remains unpaid as of such date subsequent to the disposition of the Collateral under (and as defined in) the related Indenture and after giving effect to any distributions of the proceeds of such disposition applied under such Indenture to the payment of each such Series B Equipment Note, (ii) the outstanding principal amount of each Series B Equipment Note that remains unpaid as of such date subsequent to the scheduled date of mandatory redemption of such Series B Equipment Note following an Event of Loss with respect to the Aircraft which secured such Series B Equipment Note and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of each such Series B Equipment Note, (iii) the excess, if any, of (x) the outstanding amount of principal and interest as of the date of sale of each Series B Equipment Note previously sold over (y) the purchase price received with respect to the sale of such Series B Equipment Note (net of any applicable costs and expenses of sale) and (iv) the outstanding principal amount of any Series B Equipment Note with respect to which a Deemed Disposition Event has occurred; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series B Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series B Equipment Note.

“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of five years from the date of the occurrence of such Indenture Default.

“Actual Disposition Event” means, in respect of any Equipment Note, (i) the disposition of the Aircraft securing such Equipment Note, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to the Aircraft which secured such Equipment Note or (iii) the sale of such Equipment Note.

Interest Drawings under the applicable Liquidity Facility and withdrawals from the applicable Cash Collateral Account in respect of interest on the Certificates of the Class AA Trust, Class A Trust or Class B Trust, as applicable, will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any such Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider.

Voting of Equipment Notes

In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, supplement, modification, consent or waiver under such Equipment Note or the related Indenture (or, if applicable, the related Participation Agreement or other related document), (i) if no Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions from each applicable Trustee and shall vote or consent in accordance with such directions and (ii) if any Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, modification, consent or waiver shall, without the consent of the Liquidity Provider and each affected Certificateholder, reduce the amount of principal or interest payable by United under any Equipment Note or change the time of payments or method of calculation of any amount under any Equipment Note. (Intercreditor Agreement, Section 9.1(b))

List of Certificateholders

Upon the occurrence of an Indenture Default, the Subordination Agent shall instruct the Trustee to, and the Trustee shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates.

Reports

Promptly after the occurrence of a Triggering Event or an Indenture Default resulting from the failure of United to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Default shall be continuing, the Subordination Agent will provide to the Trustee, the Liquidity Provider, the Rating Agencies and United a statement setting forth the following information:

•	After a bankruptcy of United, with respect to each Aircraft, whether such Aircraft is (i) subject to the 60-day period of Section 1110 of the U.S. Bankruptcy Code, (ii) subject to an election by United under Section 1110(a) of the U.S. Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the U.S. Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii).

•	To the best of the Subordination Agent’s knowledge, after requesting such information from United, (i) whether the Aircraft are currently in service or parked in storage, (ii) the maintenance status of the Aircraft and (iii) the location of the Engines (as defined in the Indentures). United has agreed to provide such information upon request of the Subordination Agent, but no more frequently than every three months with respect to each Aircraft so long as it is subject to the lien of an Indenture.

•	The current Pool Balance of the Certificates, the Preferred A Pool Balance, the Preferred B Pool Balance and outstanding principal amount of all Equipment Notes for all Aircraft.

•	The expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date.

•	The amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement.

•	Details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and the source of payment (by Aircraft and party).

•	If the Subordination Agent has made a Final Drawing under any Liquidity Facility.

•	The amounts currently owed to each Liquidity Provider.

•	The amounts drawn under each Liquidity Facility.

•	After a United Bankruptcy Event, any operational reports filed by United with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis.

The Subordination Agent

Wilmington Trust, National Association will be the Subordination Agent under the Intercreditor Agreement. United and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent’s address is Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration.

The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

The 16 aircraft to be financed pursuant to this Offering and the Senior Certificates Offering (collectively, the “Aircraft”) consist of two new Boeing 737-800 aircraft, six new Boeing 737 MAX 9 aircraft, five new Boeing 787-9 aircraft and three new Boeing 777-300ER aircraft, scheduled for delivery between August 2017 and May 2018 (13 of which have been delivered and financed with the proceeds of the Senior Certificates Offering prior to the date hereof). See “—The Appraisals” for a description of the 16 aircraft that may be financed with the proceeds of this Offering and the Senior Certificates Offering.

Boeing 737-800 Aircraft

The Boeing 737-800 aircraft is a medium-range aircraft with a seating capacity of approximately 166 passengers. The engine type utilized on United’s 737-800 aircraft is the CFM International, Inc. CFM56-7B27.

Boeing 737 MAX 9 Aircraft

The Boeing 737 MAX 9 aircraft is a medium-range aircraft with a seating capacity of approximately 179 passengers. The engine type utilized on United’s 737 MAX 9 aircraft is the CFM International, Inc. LEAP-1B28.

Boeing 787-9 Aircraft

The Boeing 787-9 aircraft is a long-range aircraft with a seating capacity of approximately 252 passengers. The engine type utilized on United’s 787-9 aircraft is the General Electric GEnx-1B74/75.

Boeing 777-300ER Aircraft

The Boeing 777-300ER aircraft is a long-range aircraft with a seating capacity of approximately 366 passengers. The engine type utilized on United’s 777-300ER aircraft is the General Electric GE90-115BL.

The Appraisals

The table below sets forth the appraised values of the aircraft to be financed with the proceeds of this Offering and the Senior Certificates Offering, as determined by Aircraft Information Services, Inc. (“AISI”), BK Associates, Inc. (“BK”) and Morten Beyer & Agnew, Inc. (“MBA”), independent aircraft appraisal and consulting firms (the “Appraisers”).

Aircraft Type	Registration Number(1)	Manufacturer’s Serial Number(1)	Delivery Month(1)	Appraiser’s Valuations			Appraised Value(2)
				AISI	BK	MBA
Boeing 737-800	N79541	63725	September 2017	$49,220,000	$48,850,000	$47,380,000	$48,483,333
Boeing 737-800	N77542	63647	September 2017	49,310,000	48,850,000	47,380,000	48,513,333
Boeing 737 MAX 9	N67501	43430	April 2018	53,090,000	57,700,000	53,030,000	53,090,000
Boeing 737 MAX 9	N37502	43431	April 2018	53,090,000	57,700,000	53,030,000	53,090,000
Boeing 737 MAX 9	N27503	43434	May 2018	53,090,000	57,700,000	53,030,000	53,090,000
Boeing 737 MAX 9	N37504	43435	May 2018	53,180,000	57,700,000	53,080,000	53,180,000
Boeing 737 MAX 9	N47505	43433	May 2018	53,180,000	57,700,000	53,080,000	53,180,000
Boeing 737 MAX 9	N37506	43432	May 2018	53,180,000	57,700,000	53,080,000	53,180,000
Boeing 787-9	N26970	60146	August 2017	138,370,000	145,150,000	140,160,000	140,160,000
Boeing 787-9	N29971	60147	January 2018	140,510,000	146,050,000	143,560,000	143,373,333
Boeing 787-9	N24972	40939	January 2018	140,510,000	146,050,000	143,560,000	143,373,333
Boeing 787-9	N24973	40941	February 2018	140,740,000	146,050,000	143,680,000	143,490,000
Boeing 787-9	N24974	40942	February 2018	140,740,000	146,050,000	143,680,000	143,490,000
Boeing 777-300ER	N2645U	64989	March 2018	159,340,000	163,800,000	160,830,000	160,830,000
Boeing 777-300ER	N2846U	64990	March 2018	159,340,000	163,800,000	160,830,000	160,830,000
Boeing 777-300ER	N2747U	64991	April 2018	159,600,000	164,400,000	160,960,000	160,960,000

(1)	The indicated registration number, manufacturer’s serial number and delivery month for each aircraft not yet delivered to United reflect our current expectations, although these may differ for the actual Aircraft financed hereunder. The financing pursuant to this Offering of each Aircraft not financed prior to the Issuance Date is expected to be effected at or around the time of delivery of such Aircraft by the manufacturer to United. The actual delivery date for any aircraft may be subject to delay or acceleration. See “—Timing of Financing the Aircraft”. United has certain rights to substitute other aircraft if the scheduled delivery date of any aircraft not financed prior to the Issuance Date is delayed for more than 30 days after the month scheduled for delivery. See “—Substitute Aircraft”.
(2)	The appraised value of each aircraft set forth above is the lesser of the average and median values of such aircraft as appraised by the Appraisers.

For purposes of the foregoing chart, AISI, BK and MBA were each asked to provide its opinion as to the appraised base value of each aircraft, as of the scheduled delivery month of the applicable Aircraft. As part of this process, all three Appraisers performed “desk top” appraisals without any physical inspection of the aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals. Such appraisals were provided to United in January 2018, and in two cases reflect valuations as of December 31, 2017. The Appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this Prospectus Supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, reference is hereby made to such summaries.

An appraisal is only an estimate of value. It is not indicative of the price at which an Aircraft may be purchased from the manufacturer. Nor should it be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would equal the appraised value of such Aircraft or be sufficient to satisfy in full payments due on such Equipment Notes or the Certificates. See “Risk Factors—Risk Factors Relating to the Class B Certificates and the Offering—The Appraisals are only estimates of Aircraft value.”

Timing of Financing the Aircraft

The aircraft that may be financed with the proceeds of this Offering are scheduled for delivery under United’s purchase agreements with Boeing from August 2017 through May 2018 (13 of which have been delivered and financed with the proceeds of the Senior Certificates Offering prior to the date hereof). See the table under “—The Appraisals” for the scheduled month of delivery of each such aircraft. Under such purchase agreements, delivery of an aircraft may be delayed due to “excusable delay”, which is defined to include, among other things, acts of God, governmental acts or failures to act, strikes or other labor troubles, inability to procure materials, or any other cause beyond the applicable manufacturer’s control or not occasioned by the applicable manufacturer’s fault or negligence.

The Note Purchase Agreement provides that the period for financing the Aircraft under this Offering (the “Delivery Period”) will expire on August 31, 2018. In addition, if a labor strike occurs at Boeing prior to the scheduled expiration of the Delivery Period, the expiration date of the Delivery Period will be extended by the number of days that such strike continued in effect, but not more than 60 days.

If the scheduled delivery date of any aircraft not financed prior to the Issuance Date that may be financed with the proceeds of this Offering is delayed by more than 30 days after the month scheduled for delivery, United has the right to replace such aircraft with a Substitute Aircraft, subject to certain conditions. See “—Substitute Aircraft”. If delivery of any such aircraft is delayed beyond the Delivery Period Termination Date and United does not exercise its right to replace such aircraft with a Substitute Aircraft, there will be unused Deposits that will be distributed to Certificateholders together with accrued and unpaid interest thereon but without a premium. See “Description of the Deposit Agreements—Unused Deposits”.

Substitute Aircraft

If the scheduled delivery date for any aircraft not financed prior to the Issuance Date that may be financed with the proceeds of this Offering is delayed by more than 30 days after the month scheduled for delivery, United may identify for delivery a substitute aircraft (each, together with the substitute aircraft referred to below, a “Substitute Aircraft”) therefor meeting the following conditions:

•	A Substitute Aircraft must be of the same model as the aircraft being replaced.

•	United will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced aircraft will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates.

DESCRIPTION OF THE EQUIPMENT NOTES

The following summary describes the material terms of the Equipment Notes. The summary makes use of terms defined in, and is qualified in its entirety by reference to all of the provisions of, the Equipment Notes, the Indentures, the Participation Agreements and the Note Purchase Agreement. The Note Purchase Agreement (including the amendment thereto entered into in connection with this Offering), the forms of the Equipment Notes, the Indentures and the Participation Agreements and the forms of the amendments to the Indentures and Participation Agreements relating to the Series B Equipment Notes each was filed as an exhibit to the Current Report on Form 8-K filed by United with the Commission on February 21, 2018, or, if executed in connection with the Offering, will be so filed as an exhibit to a Current Report on Form 8-K. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement that may be applicable to each Aircraft.

Under the Note Purchase Agreement, United has entered or will enter into a secured debt financing with respect to each Aircraft. The Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement and an Indenture relating to the financing of each Aircraft. In the case of the Financed Aircraft, the Note Purchase Agreement provides that the Participation Agreement and Indenture will be amended on the Issuance Date to provide, among other things, for the issuance of the Series B Equipment Notes with respect to the Financed Aircraft.

The description of such financing agreements in this Prospectus Supplement is based on the forms of such agreements annexed to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this Prospectus Supplement. Although such changes are permitted, under the Note Purchase Agreement the terms of such agreements must not vary the Required Terms. In addition, United will be obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders. United must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement would not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates. See “Description of the Certificates—Obligation to Purchase Series B Equipment Notes”.

General

Three series of Equipment Notes have been or will be issued with respect to each Aircraft: the “Series AA Equipment Notes” and the “Series A Equipment Notes” (together, the “Senior Equipment Notes”) and the “Series B Equipment Notes” (together with the Senior Equipment Notes, the “Equipment Notes”). United may elect to issue one or more series of Additional Equipment Notes with respect to an Aircraft at any time, which will be funded from sources other than this Offering and the Senior Certificates Offering and will be subordinated in right of payment to the Equipment Notes. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”. The Equipment Notes with respect to each Aircraft will be issued under a separate Indenture among United and Wilmington Trust, National Association, as indenture trustee thereunder (each, a “Loan Trustee”).

United’s obligations under the Equipment Notes will be general obligations of United.

Subordination

The Indentures provide for the following subordination provisions applicable to the Equipment Notes:

•	Series AA Equipment Notes issued in respect of an Aircraft will rank senior in right of payment to other Equipment Notes issued in respect of such Aircraft.

•	Series A Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the Series AA Equipment Notes issued in respect of such Aircraft and senior in right of payment to other Equipment Notes issued in respect of such Aircraft.

•	Series B Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the Series AA Equipment Notes and Series A Equipment Notes issued in respect of such Aircraft and senior in right of payment to other Equipment Notes issued in respect of such Aircraft.

If United elects to issue Additional Equipment Notes with respect to an Aircraft, they will be subordinated in right of payment to the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes issued with respect to such Aircraft. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.

Principal and Interest Payments

Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the Stated Interest Rate with respect to Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

Interest will be payable on the unpaid principal amount of each Equipment Note at the Stated Interest Rate applicable to such Equipment Note on March 1 and September 1 of each year, commencing on the first such date to occur after initial issuance thereof (but not before September 1, 2018). Such interest will be computed on the basis of a 360-day year of twelve 30-day months.

Scheduled principal payments on the Equipment Notes will be made on March 1 and September 1 of each year, commencing on March 1, 2019 for certain Equipment Notes and September 1, 2019 for the remaining Equipment Notes. See “Description of the Certificates—Pool Factors” for a discussion of the scheduled payments of principal of the Equipment Notes and possible revisions thereto.

If any date scheduled for a payment of principal, premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day, without any additional interest.

United is also required to pay under each Indenture such Indenture’s pro rata share of:

•	the fees, the interest payable on drawings under each Liquidity Facility in excess of earnings on cash deposits from such drawings plus certain other amounts and certain other payments due to the Liquidity Provider under each Liquidity Facility and

•	compensation and certain expenses payable to the Pass Through Trustee and the Subordination Agent.

Redemption

If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by United under the related Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, but without premium, on a Special Distribution Date. (Indentures, Section 2.10)

All of the Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time, at the option of United, only if all outstanding Equipment Notes with respect to all other Aircraft are simultaneously redeemed. In addition, United may elect to redeem the Series A Equipment Notes or Series B Equipment Notes issued with respect to all Aircraft in connection with a refinancing of such Series. The redemption price for any optional redemption will be the unpaid principal amount of the relevant Equipment Notes, together with accrued and unpaid interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium. (Indentures, Section 2.11) See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.

“Make-Whole Premium” means, with respect to any Equipment Note, an amount (as determined by an independent investment bank of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus the applicable Make-Whole Spread over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination. The “Make-Whole Spread” applicable to each Series of Equipment Notes is set forth below:

Make-Whole Spread
Series AA Equipment Notes	0.125%
Series A Equipment Notes	0.150%
Series B Equipment Notes	%

For purposes of determining the Make-Whole Premium, “Treasury Yield” means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15 Page or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15 Page, such weekly average yield to maturity as published in such H.15 Page. “H.15 Page” means the H.15 page, published by the Board of Governors of the Federal Reserve System on its website (or successor publication of such information by such Board of Governors). The date of determination of a Make-Whole Premium shall be the third Business Day prior to the applicable payment or redemption date and the “most recent H.15 Page” means the H.15 Page published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

“Average Life Date” for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note.

“Remaining Weighted Average Life” on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

Security

Aircraft

The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft and each of the other Aircraft for which Equipment Notes are outstanding and an assignment to the Loan Trustee of certain of United’s rights under warranties with respect to the Aircraft.

Since the Equipment Notes are cross-collateralized, any proceeds from the sale of an Aircraft securing Equipment Notes or other exercise of remedies under an Indenture with respect to such Aircraft will (subject to the provisions of the U.S. Bankruptcy Code) be available for application to shortfalls with respect to obligations due under the other Equipment Notes at the time such proceeds are received. In the absence of any such shortfall, excess proceeds will be held as additional collateral by the Loan Trustee under such Indenture for such other Equipment Notes. However, if an Equipment Note ceases to be held by the Subordination Agent (as a result of sale upon the exercise of remedies or otherwise), it ceases to be entitled to the benefits of cross-collateralization.

See Appendix III to this Prospectus Supplement for tables setting forth the projected loan to value ratios for each of the Aircraft.

Cash

Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, will be invested and reinvested by such Loan Trustee, at the direction of United, in investments described in the related Indenture. (Indentures, Section 6.06)

Limitation of Liability

Except as otherwise provided in the Indentures, each Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. (Indentures, Section 7.01)

Indenture Defaults, Notice and Waiver

Events of default under each Indenture (“Indenture Defaults”) will include:

•	The failure by United to pay any amount, when due, under such Indenture or under any Equipment Note issued thereunder that continues for more than ten Business Days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, ten Business Days after United receives written notice from the related Loan Trustee.

•	Any representation or warranty made by United in such Indenture, the related Participation Agreement or certain related documents furnished to the Loan Trustee or any holder of an Equipment Note pursuant thereto being false or incorrect in any material respect when made that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods.

•	Failure by United to perform or observe any covenant or obligation for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents that continues after notice and specified cure periods.

•	The lapse or cancellation of insurance required under such Indenture.

•	The occurrence of an Indenture Default under any other Indenture.

•	The occurrence of certain events of bankruptcy, reorganization or insolvency of United. (Indentures, Section 5.01)

The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, or premium or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes. (Indentures, Section 5.06) See “Description of the Intercreditor Agreement—Voting of Equipment Notes” regarding the persons entitled to direct the vote of Equipment Notes.

Remedies

If an Indenture Default (other than certain events of bankruptcy, reorganization or insolvency) occurs and is continuing under an Indenture, the related Loan Trustee or the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture may declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon. If certain events of bankruptcy, reorganization or insolvency occur with respect to United, such amounts shall be due and payable without any declaration or other act on the part of the related Loan Trustee or holders of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal, interest and premium, if any, on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults and incipient Indenture Defaults with respect to any covenant or provision of such Indenture have been cured. (Indentures, Section 5.02(b))

Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law.

In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 of the U.S. Bankruptcy Code (“Section 1110”) provides special rights to holders of security interests with respect to “equipment” (defined as described below). Under Section 1110, the right of such holders to take possession of such equipment in compliance with the provisions of a security agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its future obligations and cures all existing and future defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.

“Equipment” is defined in Section 1110, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. Rights under Section 1110 are subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994.

It is a condition to the Class B Trustee’s obligation to purchase Series B Equipment Notes with respect to each Aircraft that outside counsel to United, which is expected to be Hughes Hubbard & Reed LLP, provide its opinion to the Class B Trustee that the Loan Trustees will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Aircraft, assuming that, at the time of such transaction, United holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. For a description of certain limitations on the Loan Trustee’s exercise of rights contained in the Indenture, see “—Indenture Defaults, Notice and Waiver”.

The opinion of Hughes Hubbard & Reed LLP will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to such replacement unless there is a change in law or court interpretation that results in Section 1110 not being available. See “—Certain Provisions of the Indentures—Events of Loss”. The opinion of Hughes Hubbard & Reed LLP will also not address the availability of Section 1110 with respect to any possible lessee of an Aircraft if it is leased by United.

If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

Modification of Indentures

Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Participation Agreement may not be amended or modified, except to the extent indicated below.

Without the consent of the Liquidity Provider and the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may among other things (a) reduce the principal amount of, or premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, premium, if any, or interest is due and payable, (b) permit the creation of any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (c) modify the percentage of holders of Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 10.01(a))

Any Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder (provided that such change does not adversely affect the interests of any such holder) or provide for the re-issuance thereunder of Series A Equipment Notes or Series B Equipment Notes or the issuance or successive repayment and issuance from time to time thereunder of one or more series of Additional Equipment Notes (and the re-issuance of Series A Equipment Notes or Series B Equipment Notes or issuance of one or more series of Additional Equipment Notes under other Indentures) and any related credit support arrangements. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”. (Indentures, Section 10.01(b))

Indemnification

United will be required to indemnify each Loan Trustee, each Liquidity Provider, the Subordination Agent, the Escrow Agent and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters.

Certain Provisions of the Indentures

Maintenance

United is obligated under each Indenture, among other things and at its expense, to keep each Aircraft duly registered and insured, and to maintain, service, repair and overhaul the Aircraft so as to keep it in as good an operating condition as when delivered to United, ordinary wear and tear excepted, and in such condition as required to maintain the airworthiness certificate for the Aircraft in good standing at all times. (Indentures, Section 4.02)

Possession, Lease and Transfer

Each Aircraft may be operated by United or, subject to certain restrictions, by certain other persons. Normal interchange agreements with respect to the Airframe and normal interchange, pooling and borrowing agreements with respect to any Engine, in each case customary in the commercial airline industry, are permitted. Leases are also permitted to U.S. air carriers and foreign air carriers that have their principal executive office in certain specified countries, subject to a reasonably satisfactory legal opinion that, among other things, such country would recognize the Loan Trustee’s security interest in respect of the applicable Aircraft. In addition, a lessee may not be subject to insolvency or similar proceedings at the commencement of such lease. (Indentures, Section 4.02) Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the “Convention”) or the Cape Town Treaty. It is uncertain to what extent the relevant Loan Trustee’s security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Convention or the Cape Town Treaty. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

Registration

United is required to keep each Aircraft duly registered under the Transportation Code with the FAA and to record each Indenture and certain other documents under the Transportation Code. In addition, United is required to register the “international interests” created pursuant to the Indenture under the Cape Town Treaty. (Indentures, Section 4.02(e)) Such recordation of the Indenture and certain other documents with respect to each Aircraft will give the relevant Loan Trustee a first-priority, perfected security interest in such Aircraft under U.S. law. If such Aircraft is located outside the United States, under U.S. law the effect of such perfection and the priority of such security interest will be governed by the law of the jurisdiction where such Aircraft is located. The Convention provides that such security interest will be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. The Cape Town Treaty provides that a registered “international interest” has priority over a subsequently registered interest and over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Treaty. There are many jurisdictions in the world that have not ratified either the Convention or the Cape Town Treaty, and the Aircraft may be located in any such jurisdiction from time to time.

So long as no Indenture Default exists, United has the right to register any Aircraft in a country other than the United States at its own expense in connection with a permitted lease of the Aircraft to a permitted foreign air carrier, subject to certain conditions set forth in the related Indenture. These conditions include a requirement that an opinion of counsel be provided that the lien of the applicable Indenture will continue as a first priority security interest in the applicable Aircraft. (Indentures, Section 4.02(e)).

Liens

United is required to maintain each Aircraft free of any liens, other than the rights of the relevant Loan Trustee, the holders of the Equipment Notes and United arising under the applicable Indenture or the other operative documents related thereto, and other than certain limited liens permitted under such documents, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings; (ii) materialmen’s, mechanics’ and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than 60 days or are being contested in good faith by appropriate proceedings; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within 60 days after expiration of such stay; and (iv) any other lien as to which United has provided a bond or other security adequate in the reasonable opinion of the Loan Trustee; provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of such Aircraft or the interest of the Loan Trustee therein or impair the lien of the relevant Indenture. (Indentures, Section 4.01)

Replacement of Parts; Alterations

United is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to any Aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, confiscated or rendered permanently unfit for use. United or any permitted lessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not materially diminish the fair market value, utility, condition or useful life of the related Aircraft or Engine or invalidate the Aircraft’s airworthiness certificate. United or any permitted lessee may remove any part from an Aircraft without replacing it if such part is in addition to (and not in replacement of) any part originally incorporated in an Aircraft at the time of delivery under the Indenture, is not required to be incorporated in the Aircraft under applicable law, regulatory mandate or other obligation and may be removed without materially diminishing the fair market value, utility or remaining useful life of such Aircraft (assuming such part had not been incorporated in such Aircraft). (Indentures, Section 4.04(d))

Insurance

United is required to maintain, at its expense (or at the expense of a permitted lessee), all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than the unpaid principal amount of the Equipment Notes relating to such Aircraft together with six months of interest accrued thereon (the “Debt Balance”). However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. In the event of a loss involving insurance proceeds in excess of $8,000,000 per occurrence in the case of a Boeing 737-800 Aircraft, $8,000,000 per occurrence in the case of a Boeing 737 MAX 9 Aircraft, $18,000,000 per occurrence in the case of a Boeing 787-9 Aircraft and $18,000,000 per occurrence in the case of a Boeing 777-300ER Aircraft, such proceeds up to the Debt Balance of the relevant Aircraft will be payable to the applicable Loan Trustee, for so long as the relevant Indenture shall be in effect. In the event of a loss involving insurance proceeds of up to the amount per occurrence set forth in the preceding sentence with respect to the relevant model of Aircraft, such proceeds will be payable directly to United so long as no Indenture Default exists under the related Indenture. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the property. (Indentures, Section 4.06 and Annex B)

In addition, United is obligated to maintain commercial airline liability insurance at its expense (or at the expense of a permitted lessee), including, without limitation, passenger liability, baggage liability, cargo and mail liability, hangarkeeper’s liability and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of nationally or internationally recognized responsibility. The amount of such liability insurance coverage per occurrence may not be less than the amount of commercial airline liability insurance from time to time applicable to aircraft owned or leased and operated by United (or a permitted lessee) of the same type and operating on similar routes as such Aircraft. (Indentures, Section 4.06 and Annex B)

United is also required to maintain war risk, hijacking and allied perils insurance if it (or any permitted lessee) operates any Aircraft, Airframe or Engine in any area of recognized hostilities or if United (or any permitted lessee) maintains such insurance with respect to other aircraft operated on the same international routes or areas on or in which the Aircraft is operated. (Indentures, Section 4.06 and Annex B)

United (or a permitted lessee) may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed 100% of the largest replacement value of any single aircraft in United’s fleet or 1 1/2% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which United carries insurance, whichever is less, unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case United may self-insure the Aircraft to such higher level. In addition, United (or a permitted lessee) may self-insure to the extent of any applicable deductible per Aircraft that does not exceed industry standards for major U.S. airlines. (Indentures, Section 4.06 and Annex B)

In respect of each Aircraft, United is required to name as additional insured parties the Loan Trustees, the holders of the Equipment Notes and the Liquidity Provider under all liability insurance policies required with respect to such Aircraft. In addition, the insurance policies will be required to provide that, in respect of the interests of such additional insured persons, the insurance shall not be invalidated or impaired by any act or omission of United, any permitted lessee or any other person. (Indentures, Section 4.06 and Annex B)

Events of Loss

If an Event of Loss occurs with respect to the Airframe or the Airframe and Engines of an Aircraft, United must elect within 45 days after such occurrence either to make payment with respect to such Event of Loss or to replace such Airframe and any such Engines. Not later than the first Business Day following the earlier of (i) the 120th day following the date of occurrence of such Event of Loss, and (ii) the fourth Business Day following the receipt of the insurance proceeds in respect of such Event of Loss, United must either (i) pay to the Loan Trustee the outstanding principal amount of the Equipment Notes, together with certain additional amounts, but, in any case, without any Make-Whole Premium or (ii) unless an Indenture Default or failure to pay principal or interest under the Indenture or certain bankruptcy defaults shall have occurred and is continuing, substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. (Indentures, Sections 2.10 and 4.05(a))

If United elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it shall subject such an airframe (or airframe and one or more engines) to the lien of the Indenture, and such replacement airframe or airframe and engines must be the same model as the Airframe or Airframe and Engines to be replaced or an improved model, with a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines had been maintained in accordance with the related Indenture. United is also required to provide to the relevant Loan Trustee reasonably acceptable opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed under the Transportation Code and (ii) such Loan Trustee will be entitled to receive the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). (Indentures, Section 4.05(c))

If United elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft, together with accrued and unpaid interest thereon and all additional amounts then due and unpaid with respect to such Aircraft, the lien of the Indenture shall terminate with respect to such Aircraft, and the obligation of United thereafter to make interest and principal payments with respect thereto shall cease. (Indentures, Sections 2.10, 3.02 and 4.05(a)(ii))

If an Event of Loss occurs with respect to an Engine alone, United will be required to replace such Engine within 60 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine shall be the same make and model as the Engine to be replaced, or an improved model, suitable for installation and use on the Airframe, and having a value, utility and remaining useful life (without regard to hours or cycles remaining until overhaul) at least equal to the Engine to be replaced, assuming that such Engine had been maintained in accordance with the relevant Indenture. (Indentures, Section 4.05)

An “Event of Loss” with respect to an Aircraft, Airframe or any Engine means any of the following events with respect to such property:

•	The destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use.

•	The actual or constructive total loss of such property or any damage to such property or requisition of title or use of such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss.

•	Any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more.

•	Any seizure, condemnation, confiscation, taking or requisition of title to such property by any governmental entity or purported governmental entity (other than a U.S. government entity) for a period exceeding 180 consecutive days.

•	As a result of any law, rule, regulation, order or other action by the FAA or any governmental entity, the use of such property in the normal course of United’s business of passenger air transportation is prohibited for 180 consecutive days, unless United, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward steps which are necessary or desirable to permit the normal use of such property by United, but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to United’s entire U.S. registered fleet of similar property and United, prior to the expiration of such two-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same and shall be diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, steps which are necessary or desirable to permit the normal use of such property by United, but in any event if such use shall have been prohibited for a period of three years.

•	With respect to any Engine, any divestiture of title to such Engine in connection with pooling or certain other arrangements shall be treated as an Event of Loss. (Indentures, Annex A)

POSSIBLE ISSUANCE OF ADDITIONAL JUNIOR CERTIFICATES AND REFINANCING OF CERTIFICATES

Issuance of Additional Junior Certificates

United may elect to issue one or more additional series of equipment notes (each, a series of “Additional Equipment Notes”) with respect to any Aircraft at any time on or after the Issuance Date, each of which will be funded from sources other than this offering (this “Offering”) or the Senior Certificates Offering but will be issued under the same Indenture as the Equipment Notes for such Aircraft. Any Additional Equipment Note issued under an Indenture will be subordinated in right of payment to the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes issued under such Indenture and may also be subordinated in right of payment to other Additional Equipment Notes that rank senior in right of payment to such Additional Equipment Notes. United will fund the sale of any series of Additional Equipment Notes through the sale of related pass through certificates (the “Additional Junior Certificates”) issued by a single related United Airlines pass through trust (each such trust, an “Additional Trust”).

The trustee of, and the liquidity provider (if any) for, any Additional Trust (each, an “Additional Trustee”) will become a party to the Intercreditor Agreement. The Intercreditor Agreement will be amended by written agreement of United and the Subordination Agent to provide for the subordination of the Additional Junior Certificates to the Administration Expenses, the Liquidity Obligations, the Class AA Certificates, Class A Certificates, Class B Certificates and, if applicable, any other Additional Junior Certificates that rank senior in right of payment to such Additional Junior Certificates. The priority of distributions under the Intercreditor Agreement may be revised, however, to provide for distribution of “Adjusted Interest” with respect to each issued class of Additional Junior Certificates (calculated in a manner substantially similar to the calculation of Class A Adjusted Interest but with respect to the applicable class of Additional Junior Certificates) after Class A Adjusted Interest and Class B Adjusted Interest, but before Expected Distributions on the Class AA Certificates.

The holders of Additional Junior Certificates will have the right to purchase all of the Class AA Certificates, Class A Certificates, Class B Certificates and, if applicable, a previously issued or concurrently issued Class of Additional Junior Certificates that ranks senior to such Class under certain circumstances after a bankruptcy of United. See “Description of the Certificates—Purchase Rights of Certificateholders”. In addition, the applicable Additional Trustee may be the Controlling Party upon payment of Final Distributions to the holders of the Class A Certificates and Class B Certificates, subject to the rights of the Liquidity Provider to be the Controlling Party under certain circumstances. See “Description of the Intercreditor Agreement—Intercreditor Rights”.

Any such issuance of Additional Equipment Notes and Additional Junior Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with such issuance) are contingent upon each Rating Agency providing written confirmation that such actions will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. The issuance of Additional Equipment Notes and Additional Certificates in compliance with the foregoing conditions will not require the consent of any Trustee or any holders of any class of Certificates.

Refinancing of Certificates

United may elect to repay (either pursuant to a redemption or at Final Maturity) and at such time or subsequently re-issue Series A Equipment Notes or Series B Equipment Notes (or any series of Additional Equipment Notes if so provided under the terms thereof) (any such re-issued equipment notes, the “Refinancing Equipment Notes”) in respect of all (but not less than all) of the Aircraft secured by such refinanced notes at any time after the Issuance Date. Refinancing Equipment Notes may have the same series designation as, and the same or differing terms as, the corresponding repaid Equipment Notes. In such case, United will fund the sale of such Refinancing Equipment Notes through the sale of pass through certificates (any such certificates, the “Refinancing Certificates”) issued by a United Airlines pass through trust (any such trust, the “Refinancing Trust”).

The trustee of each Refinancing Trust will become a party to the Intercreditor Agreement and the Intercreditor Agreement will be amended by written agreement of United and the Subordination Agent to provide for the subordination of the Refinancing Certificates to the Administration Expenses, the Liquidity Obligations and the Class AA Certificates and each other class of Certificates that ranks senior in right of payment to such Refinancing Certificates, in the same manner that the corresponding Class of refinanced Certificates were subordinated. Any such issuance of Refinancing Equipment Notes and Refinancing Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with such re-issuance), are contingent upon each Rating Agency providing written confirmation that such actions will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates that remains outstanding. The issuance of Refinancing Certificates in compliance with the foregoing conditions will not require the consent of any Trustees or any holders of any class of Certificates.

Additional Liquidity Facilities

Refinancing Certificates in respect of refinanced Class A Certificates or Class B Certificates may have the benefit of credit support similar to the Liquidity Facility for the Class A Trust or Class B Trust or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facilities, so long as the prior written consent of the Class AA Liquidity Provider shall have been obtained and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding.

Additional Junior Certificates that are subordinate to the Class B Certificates and Refinancing Certificates in respect of such refinanced Additional Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom (provided that claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support shall be subordinated to the Administration Expenses, the Liquidity Obligations, the Class AA Certificates, the Class A Certificates, the Class B Certificates and any Additional Certificates that rank senior in right of payment to the applicable Additional Certificates or Refinancing Certificates), so long as each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding.

CERTAIN U.S. FEDERAL TAX CONSEQUENCES

General

The following summary describes all material generally applicable U.S. federal income tax consequences, as well as certain Medicare tax considerations, to Class B Certificateholders of the purchase, ownership and disposition of the Class B Certificates. Except as otherwise specified, the summary is addressed to beneficial owners of Class B Certificates that are (i) citizens or residents of the United States, (ii) corporations created or organized in or under the laws of the United States or any state therein or the District of Columbia, (iii) estates the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) trusts that (1) meet the following two tests: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust or (2) were in existence on August 20, 1996 and treated as U.S. persons and have validly elected to continue to be so treated (“U.S. Persons”) that will hold the Class B Certificates as capital assets (“U.S. Class B Certificateholders”). This summary does not address the tax treatment of U.S. Class B Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, partnerships, holders subject to the mark-to-market rules, tax-exempt entities, holders that will hold Class B Certificates as part of a straddle or holders that have a “functional currency” other than the U.S. Dollar, nor, except as otherwise specified, does it address the tax treatment of U.S. Class B Certificateholders that do not acquire Class B Certificates at the public offering price as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Class B Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

The summary is based upon the tax laws and practice of the United States as in effect on the date of this Prospectus Supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. We have not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the tax consequences described below, and we cannot assure you that the IRS will not take contrary positions. The Class B Trust is not indemnified for any U.S. federal income taxes that may be imposed upon it, and the imposition of any such taxes on the Class B Trust could result in a reduction in the amounts available for distribution to the Class B Certificateholders of the Class B Trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the Class B Certificates.

Tax Status of the Class B Trust

Although there is no authority addressing the characterization of entities that are similar to the Class B Trust in all material respects, the Original Class B Trust should be classified as a grantor trust for U.S. federal income tax purposes. If, as may be the case, the Original Class B Trust is not classified as a grantor trust, it will be classified as a partnership for U.S. federal income tax purposes and will not be classified as a publicly traded partnership taxable as a corporation provided that at least 90% of the Original Class B Trust’s gross income for each taxable year of its existence is “qualifying income” (which is defined to include, among other things, interest income, gain from the sale or disposition of capital assets held for the production of interest income, and income derived with respect to a business of investing in securities). Income derived by the Original Class B Trust from the Series B Equipment Notes will constitute qualifying income and the Original Class B Trust therefore will meet the 90% test described above, assuming that the Original Class B Trust operates in accordance with the terms of the Pass Through Trust Agreement and other agreements to which it is a party. The Successor Trust with respect to the Class B Trust will be classified as a grantor trust.

Taxation of Certificateholders Generally

Class B Trust Classified as Grantor Trust

Assuming that the Class B Trust is classified as a grantor trust, a U.S. Class B Certificateholder will be treated as owning its pro rata undivided interest in the relevant Deposits and each of the Series B Equipment Notes held by the Class B Trust, the Class B Trust’s contractual rights and obligations under the Note Purchase Agreement, and any other property held by the Class B Trust. Accordingly, each U.S. Class B Certificateholder’s share of interest paid on the Series B Equipment Notes and the Deposits will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Class B Certificateholder’s method of accounting for U.S. federal income tax purposes except as noted in the next paragraph, and a U.S. Class B Certificateholder’s share of premium, if any, paid on redemption of a Series B Equipment Note will be treated as capital gain. Any amounts received by a Class B Trust under the Liquidity Facility in order to make interest payments will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace. The Deposits will likely be subject to the short-term obligation rules, with the result that a U.S. Class B Certificateholder using the cash method of accounting will be required to defer interest deductions with respect to the debt incurred or continued to purchase or carry an interest in a Deposit unless the U.S. Class B Certificateholder elects to include income from the Deposit using the accrual method of accounting.

Under the Tax Act, U.S. Class B Certificateholders that use an accrual method of accounting for U.S. federal income tax purposes generally will be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules applicable to accrual basis taxpayers, although the precise application of this rule is unclear at this time. This rule generally will be effective for tax years beginning after December 31, 2017 or, for debt securities issued with original issue discount, for tax years beginning after December 31, 2018. U.S. Class B Certificateholders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

In the case of a subsequent purchaser of a Certificate, the purchase price for the Certificate should be allocated among the relevant Deposits and the assets held by the relevant Class B Trust (including the Equipment Notes and the rights and obligations under the Note Purchase Agreement with respect to Equipment Notes not theretofore issued) in accordance with their relative fair market values at the time of purchase. Any portion of the purchase price allocable to the right and obligation under the Note Purchase Agreement to acquire an Equipment Note should be included in the purchaser’s basis in its share of the Equipment Note when issued. Although the matter is not entirely clear, in the case of a purchaser after initial issuance of the Class B Certificates but prior to the Delivery Period Termination Date, if the purchase price reflects a “negative value” associated with the obligation to acquire an Equipment Note pursuant to the Note Purchase Agreement being burdensome under conditions existing at the time of purchase (e.g., as a result of the interest rate on the unissued Equipment Notes being below market at the time of purchase of a Certificate), such negative value probably would be added to such purchaser’s basis in its interest in the Deposits and the remaining assets of the Class B Trust and reduce such purchaser’s basis in its share of the Equipment Notes when issued. The preceding two sentences do not apply to purchases of Class B Certificates following the Delivery Period Termination Date.

A U.S. Class B Certificateholder who is treated as purchasing an interest in an Equipment Note at a market discount (generally, at a cost less than its remaining principal amount) that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Code. These rules provide, in part, that gain on the sale or other disposition of a debt instrument with a term of more than one year and partial principal payments (including partial redemptions) on such a debt instrument are treated as ordinary income to the extent of accrued but unrecognized market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred or continued to purchase or carry a debt instrument that has market discount. A U.S. Class B Certificateholder who purchases an interest in an Equipment Note at a premium may elect to amortize the premium as an offset to interest income on the Equipment Note under rules prescribed by the Code and Treasury regulations promulgated under the Code.

Each U.S. Class B Certificateholder that is a corporation (other than an S corporation) generally will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the Class B Trust. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that payments related to such fees and expenses will be treated as constructively received by the Class B Trust, in which event a U.S. Class B Certificateholder will be required to include in income and, in the case of a U.S. Class B Certificateholder that is a corporation (other than an S corporation), generally will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Class B Certificateholder is an individual, estate or trust, a deduction for such holder’s share of such fees or expenses generally will not be allowed as a result of changes made by the Tax Act.

Original Class B Trust Classified as Partnership

If the Original Class B Trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the Class B Trust will be calculated at the Class B Trust level, but the Class B Trust itself will not be subject to U.S. federal income tax. Generally, a U.S. Class B Certificateholder would be required to report its share of the Class B Trust’s items of income and deduction on its tax return for its taxable year within which the Class B Trust’s taxable year (which should be a calendar year) ends as well as income from its interest in the relevant Deposits. A U.S. Class B Certificateholder’s basis in its interest in the Class B Trust would be equal to its purchase price therefor including its share of any funds withdrawn from the Depositary and used to purchase Equipment Notes, plus its share of the Class B Trust’s net income, minus its share of any net losses of the Class B Trust, and minus the amount of any distributions from the Class B Trust. In the case of an original purchaser of a Certificate that is a calendar year taxpayer, income or loss generally should be the same as it would be if the Class B Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the U.S. Class B Certificateholder otherwise uses the cash method of accounting. A subsequent purchaser, however, generally would be subject to tax on the same basis as an original holder with respect to its interest in the Original Class B Trust, and would not be subject to the market discount rules or the bond premium rules during the duration of the Original Class B Trust, except that it is possible that, in the case of a subsequent purchaser that purchases Class B Certificates at a time when the total adjusted tax basis of the Class B Trust’s assets exceeds their fair market value by more than $250,000, taxable income would be computed as if the adjusted basis of the Class B Trust’s assets were reduced by the amount of such excess.

Effect of Reallocation of Payments under the Intercreditor Agreement

In the event that the Class B Trust receives less than the full amount of the interest, principal or premium paid with respect to the Series B Equipment Notes held by it because of the subordination of the Class B Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Class B Certificates would probably be treated for federal income tax purposes as if they had:

•	received as distributions their full share of interest, principal or premium;

•	paid over to the holders of Class AA Certificates and Class A Certificates an amount equal to their share of the amount of the shortfall; and

•	retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to them on account of the shortfall.

Under this analysis:

•	Class B Certificateholders incurring a shortfall would be required to include as current income any interest or other income of the Class B Trust that was a component of the shortfall, even though that amount was in fact paid to the holders of Class AA Certificates and Class A Certificates;

•	a loss would only be allowed to Class B Certificateholders when their right to receive reimbursement of the shortfall becomes worthless; that is, when it becomes clear that funds will not be available from any source to reimburse the shortfall; and

•	reimbursement of the shortfall before a claim of worthlessness would not be taxable income to the Class B Certificateholders because the amount reimbursed would have been previously included in income.

These results should not significantly affect the inclusion of income for Class B Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Dissolution of Original Class B Trust and Formation of New Class B Trust

Assuming that the Original Class B Trust is classified as a grantor trust, the dissolution of the Original Class B Trust and distribution of interests in the related Successor Class B Trust will not be a taxable event to U.S. Class B Certificateholders, who will continue to be treated as owning their shares of the property transferred from the Original Class B Trust to the Successor Class B Trust. If the Original Class B Trust is classified as a partnership, a U.S. Class B Certificateholder will be deemed to receive its share of the Equipment Notes and any other property transferred by the Original Class B Trust to the Successor Class B Trust in liquidation of its interest in the Original Class B Trust in a non-taxable transaction. In such case, the U.S. Class B Certificateholder’s basis in the property so received will be equal to its basis in its interest in the Original Class B Trust, allocated among the various assets received based upon their bases in the hands of the Original Class B Trust and any unrealized appreciation or depreciation in value in such assets, and the U.S. Class B Certificateholder’s holding period for the Equipment Notes and other property will include the Original Class B Trust’s holding period.

Sale or Other Disposition of the Class B Certificates

Upon the sale, exchange or other disposition of a Certificate, a U.S. Class B Certificateholder generally will recognize capital gain or loss (subject to the possible recognition of ordinary income under the market discount rules) equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income and any amount attributable to any Deposits) and the U.S. Class B Certificateholder’s adjusted tax basis in the Note Purchase Agreement, Equipment Notes and any other property held by the corresponding Class B Trust. Any such gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Class B Trust for more than one year. In the case of individuals, estates and trusts, the maximum rate of tax on net long-term capital gains generally is 20%. Any gain with respect to an interest in a Deposit will likely be treated as ordinary income. Notwithstanding the foregoing, if the Original Class B Trusts are classified as partnerships, gain or loss with respect to a disposition of an interest in an Original Class B Trust will be calculated and characterized by reference to the U.S. Class B Certificateholder’s adjusted tax basis and holding period for its interest in the Original Class B Trust.

3.8% Medicare Tax on “Net Investment Income”

U.S. Class B Certificateholders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the Equipment Notes and the Deposits, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, estate or trust, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. Class B Certificateholders should consult their advisors with respect to the 3.8% Medicare tax.

Foreign Certificateholders

Subject to the discussion of FATCA and backup withholding below, payments of principal, interest and premium on the Equipment Notes or Deposits to, or on behalf of, any beneficial owner of a Certificate that is for U.S. federal income tax purposes a nonresident alien (other than certain former United States citizens or residents), foreign corporation, foreign trust, or foreign estate (a “non-U.S. Class B Certificateholder”) will not be subject to U.S. federal withholding tax provided that:

•	the non-U.S. Class B Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of United;

•	the non-U.S. Class B Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to United; and

•	certain certification requirements (including identification of the beneficial owner of the Certificate) are complied with.

Subject to the discussion of FATCA and backup withholding below, any capital gain (not including any amount treated as interest) realized upon the sale, exchange, retirement or other disposition of a Certificate or upon receipt of premium paid on an Equipment Note by a non-U.S. Class B Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

Sections 1471 through 1474 of the Code (“FATCA”) generally impose a withholding tax of 30% on U.S. sourced interest paid on, and the gross proceeds of a disposition of, debt obligations paid to (i) a foreign financial institution, as defined for purposes of FATCA (whether as a beneficial owner or an intermediary), unless (a) such institution enters into an agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners), (b) such institution is resident in a country that has entered into an agreement with the United States regarding the exchange of certain information with respect to United States account holders and complies with local legislation enacted to give effect to such agreement, or (c) such institution otherwise establishes an exemption from FATCA withholding or (ii) a foreign entity that is not a financial institution, unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any U.S. Person who directly or indirectly owns more than 10% of the entity, or otherwise establishes an exemption from FATCA withholding. Pursuant to final regulations and subsequent IRS guidance, this new withholding tax will not apply to gross proceeds from the disposition of debt instruments paid on or before December 31, 2018. Investors are encouraged to consult with their own tax advisors regarding the implications of this legislation on their investment in the Class B Certificates.

Backup Withholding

Payments made on the Class B Certificates and proceeds from the sale of Class B Certificates will not be subject to backup withholding tax unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code. Backup withholding is not an additional tax. A Certificateholder generally will be entitled to credit any amounts withheld under the backup withholding rules against its U.S. federal income tax liability or to obtain a refund of the amounts withheld, provided the required information is furnished to the IRS in a timely manner.

CERTAIN DELAWARE TAXES

The Trustee is a national banking association with its corporate trust office in Delaware. In the opinion of Morris James LLP, Wilmington, Delaware, counsel to the Trustee, under currently applicable law, assuming that the Trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Code or as partnerships under Subchapter K of the Code, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) Certificateholders that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate.

Neither the Trusts nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. In general, should a Certificateholder or any Trust be subject to any state or local tax which would not be imposed if the Trustee were located in a different jurisdiction in the United States, the Trustee will resign and a new Trustee in such other jurisdiction will be appointed.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA (“ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirements of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the “Plan Asset Regulation”), describing what constitutes the assets of a Plan with respect to the Plan’s investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, as modified by Section 3(42) of ERISA, if a Plan invests (directly or indirectly) in a Certificate, the Plan’s assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in such Trust by Plans and entities whose underlying assets include Plan assets by reason of a Plan’s investment in the entity is not “significant” within the meaning of the Plan Asset Regulation, as modified by Section 3(42) of ERISA. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.

The fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve a direct or indirect (i) extension of credit to a party in interest or a disqualified person, (ii) sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, United and its affiliates, the Underwriters, the Loan Trustee, the Escrow Agent, the Depositary, the Trustee and the Liquidity Provider. In addition, if one Class of Certificates is purchased by a Plan and another Class of Certificates is held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Class of Certificates upon the occurrence and during the continuation of a Certificate Buyout Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by a bank collective investment fund), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by an insurance company pooled separate account) (collectively, the “Class Exemptions”) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

Governmental plans, certain church plans, and foreign plans (collectively, “Similar Law Plans”) while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and

Section 4975 of the Code, may nevertheless be subject to other laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Certificates.

Any Plan fiduciary which proposes to cause a Plan to purchase any Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

Each person who acquires or accepts a Certificate or an interest therein, will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no assets of a Plan or any Similar Law Plan have been used to purchase or hold such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or an interest therein either (a) in the case of Plan assets, are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions or (b) in the case of Similar Law Plan assets, will not violate any similar state, local or foreign law.

Each person who is an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, or an entity whose underlying assets are deemed to include “plan assets” by reason of such a plan’s investment in such entity (a “Benefit Plan Investor”) and acquires or accepts a Certificate or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that:

•	the decision to acquire or accept the Certificate or interest therein has been made by a duly authorized fiduciary of the Benefit Plan Investor that (i) is independent (as that term is used in 29 C.F.R. 2510.3-21(c)(1)) of UAL, United, each of the Underwriters and their respective affiliates; (ii) is a bank, an insurance carrier, a registered investment adviser, a registered broker-dealer, or an independent fiduciary that holds, or has under management or control, total assets of at least $50 million (in each case, as specified in 29 C.F.R. 2510.3-21(c)(1)(i)(A)-(E)); (iii) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including, without limitation, with respect to the decision to acquire or accept the Certificate or interest therein); (iv) has been fairly informed that UAL, United, the Underwriters, and their respective affiliates have not and will not undertake to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition or acceptance of the Certificate or interest therein; (v) has been fairly informed of the existence and nature of the financial interests that UAL, United, the Underwriters and their respective affiliates have in the Benefit Plan Investor’s acquisition or acceptance of the Certificate or interest therein, which interests may conflict with the interest of the Benefit Plan Investor, as more fully described in the offering materials; and (vi) is a fiduciary under ERISA or the Code, or both, with respect to the decision to acquire or accept the Certificate or interest therein and is responsible for exercising (and has exercised) independent judgment in evaluating whether to invest the assets of such Benefit Plan Investor in the Certificate or interest therein; and

•	neither the Benefit Plan Investor nor such duly authorized fiduciary of the Benefit Plan Investor is paying UAL, United, any Underwriter, or any of their respective affiliates, any fee or other compensation directly for the provision of investment advice (as opposed to other services) in connection with the Benefit Plan Investor’s acquisition or acceptance of the Certificate or interest therein.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this Prospectus Supplement among United, the Depositary and Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. as representatives of the several underwriters listed below (collectively, the “Underwriters”), United has agreed to cause the Class B Trust to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the following respective face amounts of the Class B Certificates:

Underwriter	Face Amount of Class B Certificates
Credit Suisse Securities (USA) LLC	$
Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
Deutsche Bank Securities Inc.
Morgan Stanley & Co. LLC
Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
BNP Paribas Securities Corp.
Credit Agricole Securities (USA) Inc.
J.P. Morgan Securities LLC
Standard Chartered Bank
Wells Fargo Securities, LLC
Total		$225,729,000

The underwriting agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters are obligated to purchase all of the Class B Certificates if any are purchased. If an Underwriter defaults on its purchase commitment, the purchase commitments of the non-defaulting Underwriters may be increased or the offering of the Class B Certificates may be terminated. The Class B Certificates are offered subject to receipt and acceptance by the Underwriters and to certain other conditions, including the right to reject orders in whole or in part.

The aggregate proceeds from the sale of the Class B Certificates will be $225,729,000. United will pay the Underwriters a commission of $            . United estimates that its expenses associated with the offer and sale of the Class B Certificates will be approximately $900,000.

The Underwriters propose to offer the Class B Certificates to the public initially at the public offering prices on the cover page of this Prospectus Supplement and to selling group members at those prices less the concessions set forth below. The Underwriters and selling group members may allow a discount to other broker/dealers as set forth below. After the initial public offering, the public offering prices and concessions and discounts may be changed by the Underwriters.

Pass Through Certificates	Concession To Selling Group Members		Discount To Broker/ Dealers
2018-1B		%		%

The Class B Certificates are a new issue of securities with no established trading market. United does not intend to apply for the listing of the Class B Certificates on a national securities exchange.

The Underwriters have advised United that one or more of the Underwriters currently intend to make a market in the Class B Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Class B Certificates and any such market making may be discontinued at any time at their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the Class B Certificates.

United has agreed to indemnify the several Underwriters against certain liabilities including liabilities under the Securities Act of 1933, as amended, or contribute to payments which the Underwriters may be required to make in that respect.

From time to time, the several underwriters or their affiliates have performed and are performing investment banking and advisory services for, and have provided and are providing general financing and banking services to, UAL and United and their affiliates. In particular, affiliates of BNP Paribas Securities Corp., Citigroup Global Markets Inc. (“Citigroup”), Credit Agricole Securities (USA) Inc. and Morgan Stanley & Co. LLC, are liquidity facility providers to United and an affiliate of Citigroup will act as the Depositary in connection with this Offering and is acting as Depositary in connection with the Senior Certificates Offering. Affiliates of each of the Underwriters are lenders to UAL and/or United.

In addition, in the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of United. The Underwriters and their respective affiliates that have a lending relationship with United may hedge their credit exposure to United. Such Underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in United’s securities, including potentially the Class B Certificates offered hereby or the Certificates offered in the Senior Certificates Offering. Any such short positions could adversely affect future trading prices of the Class B Certificates offered hereby. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

United expects that delivery of the Class B Certificates will be made against payment therefor on or about the closing date specified on the cover page of this Prospectus Supplement, which will be the         business day following the date hereof (this settlement cycle being referred to as T+     ). Under Rule 15c6-1 of the Commission under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade Class B Certificates on a day prior to the second business day before the date of initial delivery of the Class B Certificates will be required, by virtue of the fact that the Class B Certificates initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement and should consult their own advisor.

To facilitate the offering of the Class B Certificates, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class B Certificates. Specifically, the Underwriters may overallot in connection with this Offering, creating a short position in the Class B Certificates for their own account. To cover overallotments or to stabilize the price of the Class B Certificates, the Underwriters may bid for, and purchase, Class B Certificates in the open market. Finally, the Underwriters may reclaim selling concessions allowed to an agent or a dealer for distributing Class B Certificates in this Offering, if the Underwriters repurchase previously distributed Class B Certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Class B Certificates above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

Selling Restrictions

This Prospectus Supplement and the accompanying Prospectus do not constitute an offer of, or a solicitation of an offer by or on behalf of us or the Underwriters to subscribe for or purchase, any of the Class B Certificates in any jurisdiction to or from any person to whom or from whom it is unlawful to make such an offer or solicitation in that jurisdiction. This distribution of this Prospectus Supplement and the accompanying Prospectus and the offering of the Class B Certificates in certain jurisdictions may be restricted by law. Further, Standard Chartered Bank will not effect any offers or sales of any Class B Certificates in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of the Financial Industry Regulatory Authority. We and the Underwriters require persons into whose possession this Prospectus Supplement and the accompanying Prospectus come to observe the following restrictions.

European Economic Area

The Class B Certificates are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Class B Certificates or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Class B Certificate or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This Prospectus Supplement has been prepared on the basis that any offer of Class B Certificates in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Class B Certificates. This Prospectus Supplement is not a prospectus for the purposes of the Prospectus Directive.

For the purposes of this provision, the expression “offer” means the communication in any form and by any means of sufficient information on the terms of the offer and the Class B Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Class B Certificates.

United Kingdom

In the United Kingdom, this Prospectus Supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons. For the purpose of this paragraph, the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive) and includes any relevant implementing measure in the United Kingdom.

Canada

The Class B Certificates may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or

subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class B Certificates must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this Prospectus Supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this Offering.

Hong Kong

The Class B Certificates may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Class B Certificates may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Class B Certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This Prospectus Supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Prospectus Supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class B Certificates may not be circulated or distributed, nor may the Class B Certificates be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Class B Certificates are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Class B Certificates under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The Class B Certificates have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each Underwriter has agreed that it will not offer or sell any Class B Certificates, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

LEGAL MATTERS

The validity of the Class B Certificates is being passed upon for United by Hughes Hubbard & Reed LLP, New York, New York, and for the Underwriters by Milbank, Tweed, Hadley & McCloy LLP, New York, New York. Morris James LLP, Wilmington, Delaware, counsel for Wilmington Trust, National Association, as Trustee, will pass upon certain matters of Delaware law relating to the Pass Through Trust Agreements, including that the Class B Certificates are binding obligations of the Trustee, and Milbank, Tweed, Hadley & McCloy LLP will rely on such opinion.

EXPERTS

The consolidated financial statements of United appearing in our Annual Report on Form 10-K for the year ended December 31, 2017 (including the financial statement schedule appearing therein) have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of Ernst & Young LLP as experts in accounting and auditing.

The references to AISI, BK and MBA, and to their appraisal reports, dated January 16, 2018, January 16, 2018 and January 19, 2018, respectively, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This Prospectus Supplement incorporates by reference the following documents previously filed by United with the Commission (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act) that are not delivered with this Prospectus Supplement:

Filing	Date Filed
Annual Report on Form 10-K for the year ended December 31, 2017	February 22, 2018
Quarterly Report on Form 10-Q for the quarter ended March 31, 2018	April 18, 2018
Current Report on Form 8-K	February 14, 2018
Current Report on Form 8-K	February 21, 2018

United’s Commission file number is 1-10323.

Reference is made to the information under “Incorporation of Certain Documents by Reference” in the accompanying Prospectus. All documents filed under the Exchange Act with the Commission prior to January 1, 2018, and incorporated by reference in the Prospectus have been superseded by the above-listed documents and shall not be deemed to constitute a part of the Prospectus or this Prospectus Supplement. In addition, for the avoidance of doubt, the Annual Report on Form 10-K for the year ended December 31, 2017 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 of UAL are not incorporated by reference in this Prospectus Supplement.

APPENDIX I—INDEX OF TERMS

Page
60-Day Period	S-41
Actual Disposition Event	S-69
Additional Equipment Notes	S-84
Additional Junior Certificates	S-84
Additional Trust	S-84
Additional Trustee	S-84
Administration Expenses	S-65
Airbus	S-21
Aircraft	S-71
AISI	S-71
Appraisal	S-65
Appraised Current Market Value	S-65
Appraisers	S-71
Assumed Amortization Schedule	S-37
ATC	S-24
Average Life Date	S-76
Azul	S-29
Base Rate	S-60
Basic Agreement	S-33
Benefit Plan Investor	S-93
BK	S-71
Boeing	S-21
Business Day	S-37
Cape Town Treaty	S-48
Cash Collateral Account	S-58
Cede	S-49
Certificate Account	S-36
Certificate Buyout Event	S-41
Certificate Owner	S-49
Certificateholders	S-34
Certificates	S-33
CID	S-20
citizen of the United States	S-42
Class A Adjusted Interest	S-68
Class A Certificates	S-33
Class A Trust	S-33
Class A Trustee	S-33
Class AA Certificates	S-33
Class AA Trust	S-33
Class AA Trustee	S-33
Class B Adjusted Interest	S-68
Class B Certificateholders	S-34
Class B Certificates	S-33
Class B Pass Through Trust Agreement	S-33
Class B Trust	S-33
Class B Trust Supplement	S-33
Class B Trustee	S-33
Class Exemptions	S-92
clearing agency	S-50

Page
clearing corporation	S-50
Code	S-28
Commission	S-1
Company	S-18
Controlling Party	S-29
Convention	S-80
Current Distribution Date	S-67
Debt Balance	S-81
Deemed Disposition Event	S-69
default	S-40
Delivery Period	S-72
Delivery Period Termination Date	S-53
Deposit	S-53
Deposit Agreement	S-53
Depositary	S-54
Depositary Threshold Rating	S-54
disqualified persons	S-92
Distribution Date	S-65
DOJ	S-20
DOT	S-24
Downgrade Drawing	S-57
Downgrade Event	S-57
DTC	S-49
DTC Participants	S-49
EEA	S-96
Equipment	S-78
Equipment Note Special Payment	S-65
Equipment Notes	S-74
ERISA	S-92
ERISA Plans	S-92
Escrow Agent	S-55
Escrow Agreements	S-55
Escrow Receipts	S-55
EU	S-18
Event of Loss	S-83
Exchange Act	S-50
excusable delay	S-72
Expected Distributions	S-67
FAA	S-19
FATCA	S-90
Final Distributions	S-64
Final Drawing	S-59
Final Maturity Date	S-35
Financed Aircraft	S-45
Fitch	S-54
Form 10-K	S-15
GDS	S-21
H.15 Page	S-76
Indenture	S-45

Page
Indenture Defaults	S-77
Indirect DTC Participants	S-49
Insurance Mediation Directive	S-96
Intercreditor Agreement	S-63
Interest Drawing	S-56
Investment Company Act	S-1
IRS	S-86
Issuance Date	S-34
LIBOR	S-60
Liquidity Event of Default	S-61
Liquidity Expenses	S-67
Liquidity Facility	S-56
Liquidity Obligations	S-67
Liquidity Provider	S-56
Liquidity Threshold Rating	S-58
Loan Trustee	S-74
Long-Term Rating	S-58
LTVs	S-6
Make-Whole Premium	S-76
Make-Whole Spread	S-76
Maximum Available Commitment	S-56
Maximum Commitment	S-56
MBA	S-71
MiFID II	S-96
Minimum Sale Price	S-64
Moody’s	S-54
most recent H.15 Page	S-76
New Trustee	S-49
NOL	S-28
Non-Extension Drawing	S-59
Non-Performing Equipment Notes	S-67
non-U.S. Class B Certificateholder	S-90
Note Holders	S-48
Note Purchase Agreement	S-45
offer	S-96
Offering	S-84
Order	S-96
Original Class B Trust	S-48
Original Trustee	S-49
Original Trusts	S-48
Participation Agreement	S-45
parties in interest	S-92
Pass Through Trust Agreements	S-33
Paying Agent	S-55
Paying Agent Account	S-37
Performing Equipment Note	S-57
Plan Asset Regulation	S-92
Plans	S-92
Pool Balance	S-37
Pool Factor	S-37
Post Default Appraisals	S-65

Page
Preferred A Pool Balance	S-68
Preferred B Pool Balance	S-69
PRIIPs Regulation	S-96
Prospectus Directive	S-96
PTC Event of Default	S-41
PTCE	S-92
qualified investors	S-96
Qualifying Income	S-86
Rate Determination Notice	S-61
Rating Agencies	S-54
Receiptholder	S-55
Refinancing Certificates	S-84
Refinancing Equipment Notes	S-84
Refinancing Trust	S-84
Regular Distribution Dates	S-35
relevant persons	S-96
Remaining Aircraft	S-45
Remaining Weighted Average Life	S-76
Replacement Facility	S-59
Required Amount	S-56
Required Terms	S-45
Scheduled Payments	S-35
Section 1110	S-78
Section 2.4 Fraction	S-67
Section 382	S-28
Senior Certificates Offering	S-33
Senior Equipment Notes	S-74
Series A Equipment Notes	S-74
Series AA Equipment Notes	S-74
Series B Equipment Notes	S-74
SFA	S-97
Similar Law Plans	S-92
Special Distribution Date	S-36
Special Payment	S-36
Special Payments Account	S-36
Special Termination Drawing	S-58
Special Termination Notice	S-58
Stated Interest Rate	S-35
Subordination Agent	S-63
Substitute Aircraft	S-73
Successor Class B Trust	S-49
Successor Trust	S-48
Tax Act	S-28
Termination Notice	S-62
Transfer Date	S-48
Transportation Code	S-42
Treasury Yield	S-76
Triggering Event	S-36
Trust Indenture Act	S-43
Trust Property	S-33
Trust Supplement	S-33

Page
Trustee	S-33
Trustees	S-33
Trusts	S-33
U.S. Class B Certificateholders	S-86
U.S. Persons	S-86

Page
UAL	S-18
U.K.	S-18
Underwriters	S-94
United	S-18
United Bankruptcy Event	S-64

APPENDIX II—APPRAISAL LETTERS

Mr. Gerry Laderman

Senior Vice President—Finance, Procurement, & Treasurer United Airlines, Inc.

233 South Wacker Drive

14th Floor HDQFT

Chicago, IL 60606

Sight Unseen

Base Value Opinion

16 United Airlines Aircraft Portfolio

AISI File No.: A7S097BVO-04

Report Date: 16 January 2018

Values as of: 31 December 2017

Main Office: 1409 Peachtree Street, Suite 200, Atlanta, Georgia 30309

TEL: 404 870-AISI (2474) E-MAIL: mail@AISI.aero www.aisi.aero

16 January 2018

Mr. Gerry Laderman

Senior Vice President – Finance, Procurement, & Treasurer

United Airlines, Inc.

233 South Wacker Drive

14th Floor HDQFT

Chicago, IL 60606

Subject:	AISI File number: A7S097BVO-04—AISI Sight Unseen Base Value Opinion, 16 United Airlines Aircraft Portfolio

Ref:	(a) Email messages UAL to AISI; 16 September—16 January 2018

Dear Mr. Laderman:

Aircraft Information Services, Inc. (AISI) has been requested to offer our opinion of the sight unseen base values as of 31 December 2017, in delivery date U.S. Dollars, for a portfolio of two Boeing 737-800 aircraft, with CFM56-7B27E/F engines, at 174,200 lbs. maximum takeoff weight, six Boeing 737- MAX 9 aircraft, with CFM LEAP-1B28 engines, at 194,700 lbs. maximum takeoff weight, five Boeing 787-9 aircraft, with GEnx-1B74/75/P2 engines, at 560,000 lbs. maximum takeoff weight, and three Boeing 777-300ER aircraft with GE90-115BL engines, at 775,000 lbs. maximum takeoff weight, as identified and defined in Table I and reference (a) above (the ‘Aircraft’).

1.	Methodology and Definitions

The standard terms of reference for commercial aircraft value are ‘base value’ and ‘current market value’ of an ‘average’ aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the actual market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current, 30 January 2013 definitions of the International Society of Transport Aircraft Trading (ISTAT). AISI is a member of that organization and employs one ISTAT Certified Senior Appraiser and two ISTAT Certified Appraisers.

AISI defines ‘base value’ as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in ‘new’ condition, ‘average half-life’ condition, or ‘adjusted’ for an aircraft in a specifically described condition at a specific time.

An ‘average’ aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate

Main Office: 1409 Peachtree Street, Suite 200, Atlanta, Georgia 30309

TEL: 404 870-AISI (2474) E-MAIL: mail@AISI.aero www.aisi.aero

16 January 2018 AISI File No. A7S097BVO-04 Page - 2 -

of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. Note that a stored aircraft is not an average aircraft. AISI assumes average condition unless otherwise specified in this report.

AISI also assumes that airframe, engine and component parts are from the original equipment manufacturer (OEM) and that maintenance, maintenance program and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

‘Half-life’ condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

An ‘adjusted’ appraisal reflects an adjustment from half-life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

A ‘new’ aircraft is an aircraft with no utilization and is equipped with engines, buyer furnished equipment, seller furnished equipment and other equipment typical or required for the mission for which the aircraft is designed.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines ‘current market value’, which is synonymous with the older term ‘fair market value’ as that value which reflects actual market conditions including short term events, whether at, above or below the base value conditions. Assumptions of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Note that for a current market value to exist, the seller may not be under duress. Current market value assumes that there is no short term time constraint to buy or sell.

AISI defines ‘distressed market value’ as that value which reflects the actual market condition including short term events, when the market for the subject aircraft is so depressed that the seller is under duress. Distressed market value assumes that there is a time constraint to sell within a period of less than 1 year. All other assumptions remain unchanged from that of ‘current market value’.

None of the AISI value definitions take into account remarketing costs, brokerage costs, storage costs, recertification costs or removal costs.

16 January 2018 AISI File No. A7S097BVO-04 Page - 3 -

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values.

AISI encourages the use of current market values to consider the probable near term value of an aircraft when the seller is not under duress. AISI encourages the use of distressed market values to consider the probable near term value of an aircraft when the seller is under duress.

No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft.

It should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

2.	Market Analysis

•	Macro-Economic Impact on Aircraft Values

AISI tracks two key metrics while valuing and attempting to predict the future value retention performance of aircraft in today’s world-wide aircraft market. We believe that Gross Domestic Product [GDP] growth on a global and national scale is a good indicator of the ability of growing numbers of new and used aircraft to be financed and placed into operation. We also believe that the more specific health of world-wide and national passenger aircraft markets are correlated to GDP growth and provide key validation of GDP performance-related trends.

Source: World Bank, IMF, IATA, * estimate

16 January 2018 AISI File No. A7S097BVO-04 Page - 4 -

The previous chart indicates that the industry has experienced, and will probably continue to experience, a positive margin between airline passenger traffic growth and GDP growth in the near-to-medium term. If world GDP growth ever exceeds the anemic 3% annual percentage growth rate experienced since 2011, we would expect very robust increases in passenger demand and hence, overall demand for passenger aircraft.

AISI also tracks interest rate trends as a proxy for continued demand for aircraft financing.

The above chart shows the results of the low interest rate policy of the US Federal Reserve since the 2008 financial crisis. AISI believes that this low interest rate environment is overall, a positive driver for aircraft financing opportunities. Aircraft leases often support internal rates of return for owners in the 10-15% rate range, dependent, of course, on the level of operator risk. In our view, this leaves plenty of margin for financiers between the cost of acquisition and the actual rate of return on aircraft leases. As investors clamor for these above market returns, we believe demand for aircraft asset backed financing will continue to be robust. We don’t see anything but gradual monetary policy tightening by governments world-wide, so we expect the current strong demand for aircraft financing opportunities to continue for the near to intermediate term, and even for the longer term.

•	Aircraft Industry Specific Drivers of Aircraft Values

AISI also tracks aviation jet fuel prices and aircraft manufacturer production rate trends while valuing and attempting to predict the future value retention performance of aircraft in today’s, world-wide aircraft market.

16 January 2018 AISI File No. A7S097BVO-04 Page - 5 -

Source: Energy Information Administration

The above chart shows the sharp drop in overall jet fuel prices in late 2014, which have remained at relatively low levels over the past two years. Low fuel prices can be a double-edged sword for aircraft demand. Generally positive for older aircraft, but low fuel prices can blunt demand for new aircraft and their expensive, fuel-saving technologies.

AISI believes that the most positive factor of low-fuel-price-driven demand for passenger aircraft comes from the improvement of operator balance sheets. Operators and their lessors greatly benefit from the ability of operators to comfortably service leases while seeking to open new routes that might not have been feasible to operate in a high fuel price environment. This results in an overall increase in demand for both new and used aircraft as operators strive to meet growing passenger demand resulting from low fuel price-driven and more affordable, fare levels. We do not expect significant increases in fuel prices in the near to medium term.

The Boeing Company [Boeing] and Airbus S.A.S. [Airbus] monthly production rates are predicted to markedly increase through the end of the decade:

16 January 2018 AISI File No. A7S097BVO-04 Page - 6 -

While the increased supply of new aircraft may have a negative effect on existing aircraft values, we feel that Boeing and Airbus are in a huge market that will continue to be in a rough balance between aircraft supply and overall passenger aircraft demand. Currently, there are no “white tail” aircraft (planes manufactured, but not sold) sitting on the aircraft manufacturer’s ramps. In our view, wide-spread discounting is being supplanted by duopolistic price signaling, enabling new aircraft values to remain relatively firm, at least in the near term. Both manufacturers have announced rate decreases for their B777 and A330 production lines in an attempt to bridge the gap to the production of B777-X and A330NEO aircraft. The B747-8 and the A380 have also had production rates either cut or scheduled to be cut to meet dwindling demand for those aircraft. AISI believes that “overbooking” of production slots (production slots promised to more than one purchaser) and the ability of manufacturers to produce only the aircraft for which they have received commitments to purchase, outweighs most over-production fears.

•	The B737-800 Market

The B737-800 is a twin engine, narrowbody, two man crew aircraft, typically seating 160 passengers in mixed class configuration. The typical range with full passengers at low maximum takeoff weight (MTOW) is approximately 1,925 nautical miles, while at high MTOW the range increases to approximately 2,900 nautical miles. The aircraft is part of the Boeing B737-600/700/800 Next Generation (NG) family, replacing the B737-500/300/400, respectively. The aircraft has a larger wing, a higher cruise speed, longer range, and higher initial cruise altitude capability than its predecessor, the B737-400, while operating at higher gross weights, with a larger passenger cabin and more powerful CFM56-7B variants of the same engine.

The B737-800 has the largest B737 NG family fleet with 4,497 active aircraft, 502 on order, and a strong customer base of 195 operators with excellent, world-wide distribution. A significant number of the active B737-800 fleet, approximately 2,420 aircraft, are operated via either a capital lease or an operating lease. Winglet-equipped variants, which have a longer cruise range efficiency, are available and there are 4,340 winglet equipped aircraft in service, with 502 on order. The non-winglet variant has 157 aircraft in service for 49 operators, with none on on order. While winglets are not particularly useful to short haul operators, it has become obvious that winglet equipped aircraft are preferred. Non-winglet aircraft are able to be retrofitted with winglets.

The major competitor to the B737-800 is the Airbus A320. The B737-800 also competes with the smaller B737-700 and A319, the earlier B737-300/400 variants and to a lesser degree the MD-80/90. The aircraft was first delivered in 1998.

Twenty-seven winglet and nine non-winglet equipped B737-800 aircraft are currently inactive, mostly for major checks and/or modifications, or because the aircraft are at lease-end and are seeking to be placed in new operating arrangements. Current low fuel prices, and continued capacity constraint strategies from major operators should result in all but the most aged B737-800s will remain in revenue service.

16 January 2018 AISI File No. A7S097BVO-04 Page - 7 -

AISI analysis of the market for the B737 type indicates that Boeing and Airbus are “overbooking” production slots, which allows buyers later in the backlog to take an earlier production slot that becomes available if the scheduled buyer defaults at delivery. This has worked to firm up the value of all aircraft, particularly used aircraft, as fewer aircraft are left unsold due to buyer defaults.

AISI’s July 2017 values update has the base value of new B737-800 aircraft declining 4% from July 2016 values and current market values declining 3% from July 2016 values. We expect the current, strong demand for this aircraft to support similar value declines even after the B737-8MAX aircraft deliveries began in mid-2017.

We do see values remaining relatively firm even as Boeing is producing the re-engined B737 MAX family with the first aircraft, a B737-MAX 8, re-engined with CFM56-LEAP-1B engines, delivered in May of 2017. At the time of this report, 64 B737-MAX 8 aircraft have been delivered to 14 operators while 3,085 orders have been placed by 58 operators.

This is an indicator of wide acceptance of this new family of aircraft, and with production slots for both B737-800NG and B737-MAX 8 sold out over the production transition period, values should remain firm as the B737-MAX 8 begins building market presence in 2017.

The chief competitor for the B737-800 is the Airbus A320. Airbus is offering the A319/320/321 family re-engined with either the CFM56 LEAP-1A or the PW GTF engine, the most modern and efficient engines available. Deliveries for the first variant, the A320-200 NEO, occurred in December of 2015.

In comparing the B737 MAX versus the A320NEO family, operational cost efficiencies may slightly favor future A320 family aircraft values, as it does not appear as beneficial as anticipated to re-engine the B737 family due to the more limited B737 under-wing clearance which does not permit as large an engine fan as with the A320 family. However, the slight aerodynamic and weight advantage of the slightly smaller B737 fuselage compared to the A320 will probably nullify most of this engine fan advantage. We expect both the MAX and NEO types to continue to be very competitive, but they will enjoy only a short production run of about 10-15 years.

Over the long term, the presently defined B737 Next Generation/ MAX family is almost certainly near its last decade of production. Boeing has announced its intention to replace the B737 family with all new models, with the first deliveries starting no earlier than approximately 2025.

The B737-800 has significant potential for future cargo conversion and active conversion programs have been started by at least two companies. In July 2015, Aeronautical Engineers Inc. (AEI), a well-known freighter conversion company, announced that it had won a contract to convert 20 B737-800 aircraft owned by GE Capital Aviation Services (GECAS) with first delivery scheduled for late 2017. In early November, AEI announced an additional order for 15 B737-800SF conversions and 15 additional options for conversion from Aviation Capital Group.

16 January 2018 AISI File No. A7S097BVO-04 Page - 8 -

Boeing launched the B737-800BCF with 30 firm orders and 25 commitments, including 10 firm orders and 10 commitments from YTO Airlines (China); 10 firm orders from China Postal Airlines; five firm orders from GECAS (US); plus commitments from SF Airlines (China) and Cargo Air (Bulgaria). The first B737-800BCF is expected to be delivered in 4Q 2017. It appears that market growth and B737-800 value reductions have coincided enough to make B737-800 freighter conversions economically practical for most of the off-of-last-passenger-lease B737-800 aircraft.

•	The B737- MAX 9 Market

The B737-MAX 9 is a new, twin engine, narrowbody, two man crew aircraft typically seating 193 passengers in two class configuration. The aircraft was designed to be the follow on to the B737-900ER, which was a successful member of the B737-600/700/700ER/800/900ER family. Typical B737-MAX 9 range with 193 passengers and with one auxiliary fuel tank, is a very impressive 3,300 nm.

The B737-MAX 9 was designed to compete with the market-dominating A321-200NEO, but has struggled to do so as shown in the following table:

Aircraft Type	In Service	On Order	Number of Operators
B737-900ER	437	69	21
B737-MAX 9	12	401	12
A321-200CEO	1434	231	114
A321-200NEO	58	1368	56

Source: AirFinance

AISI believes that future B737-MAX 9 market performance versus the A321-200NEO, will be similar to the existing performance of the B737-900ER versus the A321-200CEO. The above table shows an almost four – to – one market domination of the A321-200CEO over the B737-900ER, which will be very hard for the B737-MAX 9 to overcome.

Furthermore, since the B737-900ER seems to be best-suited for up to trans-continental, US domestic markets with Delta, United, American, and Alaska Airlines being the major customers, the B737-MAX 9 will probably compete best in those limited markets.

It will be interesting to see if the 3,300 nm range of the B737-MAX 9 will enable Boeing to lure current A321-200CEO operators to the B737-MAX 9. Boeing claims 8% lower B737 MAX 9 operating costs versus the A321-200NEO which, if true, should offer an opportunity to increase share in this very competitive market.

16 January 2018 AISI File No. A7S097BVO-04 Page - 9 -

Overall, most operators will continue to do any up-gauging from smaller to larger models within OEM aircraft families, so we don’t expect much owner/lessor switchover from the A321-200NEO to the B737-MAX 9. Still the aircraft will be a solid economic performer, with an equally strong operator base.

Boeing has responded to the Airbus A321-200NEO LR introduction with the recent B737-MAX 10 offering to the marketplace. This segment of the market is designed to replace the ageing B757-200 in both range and seat count. The 97 metric ton A321-200NEO LR, equipped with three auxiliary fuel tanks and a 3,900 nm range, has a projected entry into service of 2019. The B737-MAX 10 will have the same 188 two-class passenger count of the A320-200NEO LR, but will still have 700nm less range than the A321-200NEO LR and won’t enter production until 2020.

AISI believes that the B737-MAX 10 will provide a serious challenge to the market served by the B737-MAX 9. The B737-MAX 10 was introduced at the 2017 Paris Airshow and owner/ lessors responded with 75 orders. Ominously, no new B737-MAX 9 orders were placed at the same Paris Airshow.

The B737-MAX 9 is an excellent aircraft with sound economics, but it will probably be relegated to niche markets. Operators will use this aircraft where the strengths of the aircraft will be optimized, similar to those dominated by the B737-900ER today. This will limit the aircraft to market niches between those of the B737-MAX 8 and B737-MAX 10, which will enjoy much larger markets.

Longer term, we expect the aircraft to hold value at rates similar to the B737-900ER, that is, average to above average value retention due to operator tendencies to renew leases rather than to transition to other aircraft. Supporting this is new, average-build B737-900ER base values, which have declined 2% relative to AISI July 2016 base values. Current market values for the same aircraft have also declined 2% relative to AISI’s July 2016 values update.

The B737-MAX 9 aircraft has potential for future cargo conversion, but due to its high acquisition costs, we expect the potential for freighter conversion to be confined to older B737-900 variants mostly for the domestic small package carrier market. It will be many years before market growth and B737-MAX 9 passenger aircraft values reductions coincide enough to make the B737-MAX 9 freighter a realistic candidate for conversion.

•	The B787-9 Market

The Boeing 787-9 entered into service with Air New Zealand in June 2014. The B787 family marks the beginning of a new technological standard for the industry that features 80% composite construction by volume; bleed-less electric-powered pressurization, anti-ice and air conditioning systems; and 5,000 psi hydraulic systems. The B787-9 can carry 250—290 passengers on routes of 8,000 to 8,500 nautical miles (14,800 to 15,750 km), while the shorter B787-8 can carry 210—250 passengers on routes of 7,650 to 8,200 nautical miles (14,200 to 15,200 km). The B787-10,

16 January 2018 AISI File No. A7S097BVO-04 Page - 10 -

which sacrifices the B787-9’s range for capacity, will carry 290—335 passengers up to 7,000 nautical miles (12,900 km).

The B787-9 is targeted at the B777-200 and A330 markets while the B787-8 is designed to replace B767 type aircraft. The follow-on B787-10 will likely target the B777-300ER and A350-900 market segments.

Despite battery and engine icing problems along with construction and certification delays, the B787 has been well received by the industry. To date, 264 B787-9s have been ordered by 34 customers, with 261 delivered to 31 customers. The B787-9 has clearly established itself as the hottest seller in its market segment compared to the 60 B787-8s ordered by 15 customers, with 334 delivered to 36 operators. After seeing several operators and leasing companies up-gauge from the B787-8 to the B787-9, we are surprised that only 138 B787-10s have been ordered by ten customers. However, Singapore Airlines’ recent order for 19 additional B787-10s (49 total on order) may be a signal of renewed order momentum for this aircraft.

GE has engines on 234 ordered and delivered B787-8s, while Rolls Royce powers or will power 134. The split is wider for the B787-9 airframes with Rolls Royce installed or expected to be installed on 174 airframes, and GE engines installed or expected to be installed on 272 airframes. In the B787-10 engine market, GE has a similar lead with 74 GE powered airframes compared to 30 Rolls Royce powered airframes. All models of the B787 have significant numbers of orders with engines unconfirmed, so Rolls Royce still has an opportunity to close the gap in this market.

The production rate of B787-8 and B787-9 aircraft is currently at 12 aircraft per month. In April 2017, Boeing conducted the first test flight of the B787-10 at its South Carolina factory. B787-10 production could allow for an effective ramp up to 14 aircraft per month for the total 787 product line. Boeing has announced that the B787 production rate will increase to 14 aircraft per month by the end of 2018.

Similar to previous aircraft programs leading the industry to a new technological plateau, Boeing is expected to make more significant than normal improvements to its production processes over the life of the program. These production improvements are likely to increase the aircraft’s overall performance and provide value to both Boeing and to operators as the B787 production line matures.

Longer-term, the major obstacle to preserving B787 values would be any persistent and significant reduction in the aircraft’s extended operations (ETOPs) capabilities due to nagging electrical and engine icing problems. We note that the entire 787 family of aircraft has received 330 minute ETOPs approval from the FAA. The B787-8 has had more than its fair share of development and production problems, so it is important that both the B787-9 and the B787-10 can continue to be delivered relatively trouble free and that the reputation of the entire B787 program will continue to be viewed in a more positive light.

16 January 2018 AISI File No. A7S097BVO-04 Page - 11 -

AISI’s most recent, July 2017 values update shows base value, year over year decreases for an average build, new, B787-9 of less than 3%. This reflects the market’s continued strong demand for B787-9s in spite of the introduction of the higher-capacity A350-900 and the announcement of the Airbus A330NEO. Current market values have also shown less than 3% decreases, and near term deliveries are sold out for the foreseeable future, confirming strong demand for B787s as operators seek the efficiencies of this aircraft.

B787 Family Specifications
	B787-8	B787-9	B787-10
MTOW	502,500 lbs.	553,000 lbs.	557,000
Cargo Volume (cubic feet)	4,400	5,400	6,187
Design Range	7685 n. mi.	8035 n. mi.	7020 n. mi.
Passengers*	242	280	323

*	Three class seating

Source: Boeing

•	The B777-300ER Market

The B777-300ER is the largest and most delivered, twin engine, wide-body Boeing aircraft. It is a two aisle, single passenger deck, two man cockpit crew aircraft seating approximately 370 passengers in three classes and is capable of 7,200 nautical mile range. The aircraft is offered only with the GE90 engine and is designed to fill the capacity gap between the B777-200 and the larger B747-400, B747-8i, and the A-380-800.

The B777-300ER still dominates its market space and has compelled Airbus to introduce the A350-900, as the A380, A330-200, A330-300, and all models of the A340 were never able to mount a serious challenge to the B777-300ER. Boeing has countered the relatively successful introduction of the A350-900 by announcing production of the B777X family consisting of the B777-8X (350 passengers/ 9,300 nm. range) and the B777-9X (400 passengers / 8,200 nm. range). Fifty-three orders for the B777-8X and 253 orders for B777-9X have been announced with entry into service scheduled for 2021.

There is also industry speculation that a B777-10X derivative will eventually be produced that would likely be a double stretch fuselage, as was done to the 787-10 from the 787-8. This notional 777-10X derivative would be longer than the A380 with a 500+ passenger, three- class capacity and 700+ passenger single class capacity. This would compare favorably to the A380-800’s current 530 passenger three-class capacity (average) and 853 passenger single class capacity.

The B777-300ER comes from a large family of B777 aircraft as summarized in the table below:

16 January 2018 AISI File No. A7S097BVO-04 Page - 12 -

777 Model	In Service	On Order	In Storage	# Operators
-200	60		4	7
-200ER	367		36	33
-200LR	57			12
-300	48		8	9
-300ER	746	67	2	42
-200F	135	28	1	16
-8X		53		3
-9X		273		8

Source: Air Finance

The current B777-300ER market is in average market condition, as it remains the best-selling aircraft in its class. However, the chart above indicates a backlog covering production only out to early 2018 at the current rate of 8.3 B777 aircraft per month. This would leave Boeing with a “production gap” of 300+ unsold B777 aircraft delivery slots until the B777-9X enters service in mid-2021.

Values for new B777-300ERs and B777-200Fs would have markedly decreased if Boeing had held firm on its promise not to cut B777 production rates during the transition from the B777-300ER to the B777-9X. Boeing has now announced cuts to the current 8.3 per month B777 production rate to seven aircraft per month beginning in 2017 and to 5.5 aircraft per month in 2018 and 2019.

Even after these reductions, we believe additional production cuts down to 4 or 3.5 B777 aircraft per month will be needed for Boeing to fully bridge the gap to 2021. Additionally, analysts still wonder if customers will buy current technology B777s in 2018 or 2019, instead of opting for more readily available A-350s, or just waiting for the B777X family in the year 2021 and beyond.

In our view, Boeing will have to sell 150+ of additional B777 family aircraft between now and 2021 for the company to maintain any kind of pricing power for the current B777 family, even with its announced production cutbacks. However, the B777-300ER aircraft does have financially strong owners and operators with 446 out of the total 1386 in service B777 fleet currently on operating leases and a world-wide, evenly-distributed, operator base.

But with only 42 current B777-300ER operators, of which less than 20 have the financial capabilities to place large orders, it is difficult to imagine where customers for orders of 150+ aircraft will emerge between now and 2021. Even if large orders for the B777 are announced in the near future, we believe those orders will be heavily discounted and they will put immediate pressure on both new and used B777 current market values.

AISI’s most recent, July 2017 values update, reflecting the above concerns, shows year over year declines in base and current market values for an average-build, new B777-300ER aircraft of 4% and 4% respectively. We expect these values to continue to decline in light of Boeing’s announced B777 future production rates.

16 January 2018 AISI File No. A7S097BVO-04 Page - 13 -

Currently, early year-of build B777-200 and B777-200ER aircraft are beginning to be parted out. This development reflects an average 25 year wide-body aircraft economic useful life and is not an indication that even these early-build aircraft are falling out of favor. The costs of major airframe checks and the benefits of continued low interest rates make replacing the oldest B777s with newer aircraft very compelling. Unfortunately for Boeing, the number of B777 aircraft nearing the end of their operating lives is not significant enough to put a dent in their earlier-mentioned “production gap”.

The B777-300ER is a candidate for cargo conversion but with a 2004 entry into service, residual values are still too high to add to an approximately $30 million USD cargo conversion cost. Boeing has announced a program of converting ageing B777-300ERs as part of a new-aircraft sales campaign, but so far, no orders for conversions have been announced. B777-200 family aircraft are considered sub-optimal to the B777-300s with regard to cargo conversions.

As major airlines continue to opt for wide-body twins over four-engined aircraft on premium routes, we see only moderate over-production threats (which could be further mitigated by Boeing), to the B777-300ER market. Continued low fuel prices and interest rates should help support B777-300ER values and may even help Boeing make the case for current technology B777s over higher-cost, next generation B777X and A350 aircraft.

3.	Valuations

The B737-800 aircraft are 120 minute ETOPs certified and are equipped with split scimitar winglets installed by United after delivery from Boeing. Split scimitar winglets are the latest technology winglets which provide significant fuel savings and performance increases over the standard, blended winglets normally found on B737-800 aircraft. The B737-800 aircraft is at the highest MTOW available and has a high thrust engine variant.

The B737-MAX 9 aircraft will be delivered in standard configuration.

The B777-300ER aircraft are assumed to be capable of 330 minute ETOPS operation with the avionics and equipment necessary for that capability. They are also equipped with both overhead flight crew and cabin crew rest facilities and have a large aft cargo door. The 775,000 pound MTOW for the B777-300ER aircraft is the highest MTOW option available.

The 787-9 aircraft are capable of 330 minute ETOPS operation with the avionics and equipment necessary for that capability and are equipped with both overhead flight crew and cabin crew rest facilities.

It is our considered opinion that the sight unseen base values as of 31 December 2017, in delivery date U.S. Dollars, are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

16 January 2018 AISI File No. A7S097BVO-04 Page - 14 -

TABLE I

AISI File A7S097BVO-04

Report Dated: 16 January 2018

Values as of: 31 December 2017

No	Type	Reg Num	MSN	DOM	Engine	MTOW	*New Base Value Delivery Date $MUS Dollars
1	B737-800	N79541	63725	Sep-17	CFM56-7B27E/F	174,200	*49.22
2	B737-800	N77542	63647	Sep-17	CFM56-7B27E/F	174,200	*49.31
3	B737 MAX 9	N67501	43430	Apr-18	LEAP-1B28	194,700	53.09
4	B737 MAX 9	N37502	43431	Apr-18	LEAP-1B28	194,700	53.09
5	B737 MAX 9	N27503	43434	Apr-18	LEAP-1B28	194,700	53.09
6	B737 MAX 9	N37504	43435	May-18	LEAP-1B28	194,700	53.18
7	B737 MAX 9	N47505	43433	May-18	LEAP-1B28	194,700	53.18
8	B737 MAX 9	N37506	43432	May-18	LEAP-1B28	194,700	53.18
9	B787-9	N26970	60146	Aug-17	GEnx 1B74/75/P2	560,000	*138.37
10	B787-9	N29971	60147	Jan-18	GEnx 1B74/75/P2	560,000	140.51
11	B787-9	N24972	40939	Jan-18	GEnx 1B74/75/P2	560,000	140.51
12	B787-9	N24973	40941	Feb-18	GEnx 1B74/75/P2	560,000	140.74
13	B787-9	N24974	40942	Feb-18	GEnx 1B74/75/P2	560,000	140.74
14	777-300ER	N2645U	64989	Mar-18	GE90-115BL	775,000	159.34
15	777-300ER	N2846U	64990	Mar-18	GE90-115BL	775,000	159.34
16	777-300ER	N2747U	64991	Apr-18	GE90-115BL	775,000	159.60

TOTALS							1,596.49

*	These aircraft have been delivered and have utilization. Values are in December 2017 MUS Dollars

16 January 2018 AISI File No. A7S097BVO-04 Page - 15 -

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in any of the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. AISI certifies that this report has been independently prepared and it reflects AISI’s conclusions and opinions which are judgments that reflect conditions and values current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party’s action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

Shaun P. Halsor

Appraiser

Dave Miller

Certified Appraiser, International Society of Transport Aircraft Trading

Mark D. Halsor

Certified Appraiser, International Society of Transport Aircraft Trading

1295 Northern Boulevard

Manhasset, New York 11030

(516) 365-6272 • Fax (516) 365-6287

January 16, 2018

United Airlines, Inc.

233 S. Wacker Drive, 14th Floor HDQFT

Chicago, IL 60606

Gentlemen:

In response to your request, BK Associates, Inc. is pleased to provide our opinion regarding the maintenance adjusted or Full-Time Base Values (BV) for 16 Boeing aircraft in the United Airlines, Inc. fleet or soon to be delivered. The aircraft include two Boeing 737-800, six Boeing 737-MAX9s, five Boeing 787-9s and three Boeing 777-300ERs, all of which are identified as “United 2018-1 EETC”. Each of the Boeing aircraft is further identified by type, manufacturer’s serial number, registration number, delivery month, engine type/variant and maximum takeoff weight in the attached Figure 1.

CONCLUSIONS

Based upon our knowledge of these aircraft types, our knowledge of the capabilities and uses to which they have been put in various parts of the world, our knowledge of the marketing of used aircraft, and our knowledge of aircraft in general, it is our opinion that the values in millions of U.S. dollars of each aircraft are as shown in Figure 1.

The B737-900ERs and B737-800s are equipped with scimitar winglets, the B787-9s are equipped with crew rest areas and the B777-300ERs are equipped with crew rest areas and a cargo door.

DEFINITIONS

BV is the Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s BV is founded in the historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

United Airlines, Inc.

January 16, 2018

For comparison purposes, it is the convention to assign “half-time, half-life” values to aircraft, which represent the value of an aircraft that is halfway between the expensive major maintenance events. The adjustments are based on industry average costs, and normally would include an adjustment for the time remaining to a “C” check, time remaining to a “D” check, time remaining to landing gear overhaul, time remaining to APU overhaul, time since heavy shop visit on the engines and for the life remaining on engine life limited parts. In this case, all of the aircraft are too new to have reached half-time and the full-time values are given or, in the case of those already in service, an estimated reduction from the full-time value is applied to account for the depreciation and hours used to date.

MARKET DISCUSSION & METHODOLOGY

For new or nearly new delivered aircraft one can argue that, almost by definition, the BV is approximately equal to the actual selling price. Without the existence of “white tails” or finished aircraft for which there is no buyer, the very existence of a buyer and seller at the agreed price suggests the market is in balance and the purchase price is the BV.

We do not know the purchase price of the aircraft but we do know the current published Boeing list price averages $116.60 million for the Boeing 737-MAX9 and $96.00 million for the 737-800 depending on the configuration and options. For the Boeing 787-9 and 777-300ER, it is $264.60 million and $339.60 million, respectively. We also know that nobody pays list price and the discount is normally at least 40 percent with much larger discounts often applied for buyers placing large orders. Because of confidential actual transaction prices some of our clients have shared with us, we are convinced a typical price for the Boeing 737-800 aircraft is approximately $49.80 million and a new Boeing 737-MAX9 aircraft is approximately $57.00 to $58.00 million. The B787-9 ranges between $146 and $149 million while the B777-300ER is in the $165 million region. The inclusion of items such as crew rest areas or scimitar winglets can increase the value of the aircraft. As noted in the first sentence of this section, for a new aircraft the BV is equal to the purchase price.

ASSUMPTIONS & DISCLAIMER

It should be understood that BK Associates, Inc. has neither inspected the aircraft nor the related maintenance records, but has relied upon the information provided by you and in the BK Associates, Inc. database. The assumptions have been made that all Airworthiness Directives have been complied with, accident damage has not been incurred that would affect market values, and maintenance has been accomplished in accordance with a civil

United Airlines, Inc.

January 16, 2018

airworthiness authority’s approved maintenance program and accepted industry standards. Further, we have assumed unless otherwise stated, that each aircraft is in typical configuration for the type and has accumulated an average number of hours and cycles. Deviations from these assumptions can change significantly our opinion regarding the values.

BK Associates, Inc. has no present or contemplated future interest in the aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

Sincerely,

BK ASSOCIATES, INC.

John F. Keitz

President

ISTAT Senior Certified Appraiser

      And Appraiser Fellow

JFK/kf

Attachment

Figure 1

UNITED AIRLINES, INC.

2018-1 EETC

PORTFOLIO

							U.S. $ (Mil)
	Type	Airframe Serial #	Registration No.	Delivery Month	MTOW	Engine Type	FT BV	Mt. Adj BV
1	737-800	63725	N79541	Sep-17	174,200	CFM56-7B27E/F	48.85	48.85
2	737-800	63647	N77542	Sep-17	174,200	CFM56-7B27E/F	48.85	48.85
3	737 MAX 9	43430	N67501	Apr-18	194,700	LEAP-1B28	57.70	57.70
4	737 MAX 9	43431	N37502	Apr-18	194,700	LEAP-1B28	57.70	57.70
5	737 MAX 9	43434	N27503	Apr-18	194,700	LEAP-1B28	57.70	57.70
6	737 MAX 9	43432	N37506	May-18	194,700	LEAP-1B28	57.70	57.70
7	737 MAX 9	43433	N47505	May-18	194,700	LEAP-1B28	57.70	57.70
8	737 MAX 9	43435	N37504	May-18	194,700	LEAP-1B28	57.70	57.70
9	787-9	60146	N26970	Aug-17	560,000	GEnx 1B74/75/P2	145.15	145.15
10	787-9	60147	N29971	Jan-18	560,000	GEnx 1B74/75/P2	146.05	146.05
11	787-9	40939	N24972	Jan-18	560,000	GEnx 1B74/75/P2	146.05	146.05
12	787-9	40941	N24973	Feb-18	560,000	GEnx 1B74/75/P2	146.05	146.05
13	787-9	40942	N24974	Feb-18	560,000	GEnx 1B74/75/P2	146.05	146.05
14	777-300ER	64989	N2645U	Mar-18	775,000	GE90-115B	163.80	163.80
15	777-300ER	64990	N2846U	Mar-18	775,000	GE90-115B	163.80	163.80
16	777-300ER	64991	N2747U	Apr-18	775,000	GE90-115B	164.40	164.40

aviation consulting

Desktop Appraisal of:

Sixteen (16) Aircraft

Client:

United Airlines, Inc.

Date:

January 19, 2018

HQ – Washington D.C.

2101 Wilson Boulevard

Suite 1001

Arlington, Virginia 22201

USA

Tel: +1 703 276 3200

Fax: +1 703 276 3201

Hong Kong

62/F & 66/F, The Center

99 Queens Road, Central

Hong Kong

Hong Kong

Tel: +852 2824 8414

Fax: +852 3965 3222

United Kingdom

Tel: +1 703 956 0224

I.	Introduction and Executive Summary

Table of Contents:

I.	Introduction and Executive Summary	Page 1
II.	Definitions	Page 2
III.	Current Market Conditions	Page 4
IV.	Valuation	Page 33
V.	Covenants	Page 36

Morten Beyer & Agnew (“mba”) has been retained by United Airlines, Inc. (the “Client”) to provide a Desktop Appraisal to determine the Current Base Value of sixteen (16) aircraft (collectively “Subject Aircraft”), as of December 31, 2017. The Subject Aircraft are fully identified in Section IV of this Report.

In performing this Appraisal, mba relied on industry knowledge and intelligence, confidentially obtained data points, its market expertise and current analysis of market trends and conditions, along with value information from its semiannual Future Aircraft Values (“FAV”) publication redbook – October 2017.

Based on the information set forth in this Report, it is mba’s opinion that the total Current Base Value of the Subject Aircraft are as follows and as set forth in Section IV.

Current Base Value (US$)
Sixteen (16) Aircraft Total	$1,610,350,000

Section II of this report presents definitions of various terms, such as Current Base Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

II.	Definitions

Desktop Appraisal

A Desktop Appraisal is one which does not include any inspection of the aircraft or review of its maintenance records. It is based upon assumed aircraft condition and maintenance status or information provided to the appraiser or from the appraiser’s own database. A Desktop Appraisal would normally provide a value for a mid-time, mid-life aircraft (ISTAT Handbook).

Base Value

ISTAT defines Base Value as the Appraiser’s opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as “the asset”), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its “highest and best use”. An asset’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

Qualifications

mba is a recognized provider of aircraft and aviation-related asset appraisals and inspections. mba and its principals have been providing appraisal services to the aviation industry for over 25 years; and its employees adhere to the rules and ethics set forth by the International Society of Transport Aircraft Trading (“ISTAT”). mba employs five ISTAT Certified Appraisers, one of the largest certified staff in the industry. mba’s clients include most of the world’s major airlines, lessors, financial institutions, and manufacturers and suppliers. mba maintains offices in North America and Asia.

mba publishes the semiannual publication redbook, a one-volume compendium of current and projected aircraft values for the next 20 years for over 150 types of jet, turboprop, and cargo aircraft.

mba also provides consulting services to the industry relating to operations, marketing, and management with an emphasis on financial/operational analysis, airline safety audits and certification, utilizing hands-on solutions to current situations. mba also provides expert testimony and witness support on cases involving collateral/asset disputes, bankruptcies, financial operations, safety, regulatory and maintenance concerns.

United Airlines, Inc. Job File #17833 Page 2 of 36

III.	Current Market Conditions

GENERAL MARKET OBSERVATION 4TH QUARTER 2017

An essential consideration in any appraisal are market conditions at the time the valuation is rendered. This section defines market conditions, including general market commentary, highlighting major factors currently influencing aircraft values, as well as mba’s view of the current market situation for each aircraft type examined in this valuation.

PASSENGER TRAFFIC

There are a number of variables which have historically shown a strong correlation to aircraft values. These variables include but are not limited to: oil prices, Revenue Passenger Kilometer (“RPK”) growth, Global Gross Domestic Product (“GDP”), as well as placement on the production line, ubiquity, technical obsolescence, active to parked ratio, production status, and order backlog. Many of these factors, like placement on the production line, production status, and technical obsolescence, can help predict long-term values prospects. Other factors, like oil prices and active to parked ratio, offer insight into short-term value fluctuations.

One way to understand the current health of the commercial aviation industry is to consider the number of new aircraft orders and RPK growth, which International Air Transport Association (“IATA”) defines as the number of paying passengers multiplied by total kilometers flown, both of which have historically been highly correlated to world GDP. mba relies on annual GDP metrics published by the World Bank and International Monetary Fund (“IMF”) to measure the overall global economy to determine historical correlation and understand the short-term economic forecast. By looking at the forecasted world GDP, we can understand the potential RPK growth which historically has influenced new aircraft orders as passenger demand increases.

Source: iata.org; AerData; OEMs; worldbank.org

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While historically GDP and RPKs have been closely aligned, in the 2017 Global Market Forecasts (“GMF”), The Boeing Company (“Boeing”) and Airbus S.A.S (“Airbus”) are forecasting annual RPK growth of 4.6% and 4.4% respectively, over the next 20 years. This exceeds short-term IMF GDP predictions of 3.6% expected growth in 2017 and 3.7% in 2018. However, the forecasted GDPs of emerging and developing economies is collectively expected to be around 4.6% in 2017, while emerging and developing Asia is forecasted to grow at 6.5% over the same period. According to Boeing’s GMF, RPKs in domestic China will grow at 6.1% annually over the next 20 years, and will exceed the domestic United States (“U.S.”) market, currently the largest in the world by passenger traffic, before 2037. Traffic within Asia is also expected to grow at 5.7% annually, placing it far ahead of the rest of the world when measuring RPKs. With Asia Pacific expecting to make up 37.0% of the world’s passenger fleet by 2036, compared to 28.0% as of 2015, there has been a shift away from the correlation between the U.S. GDP and global RPKs, and more of an alignment with Asia’s emerging market growth.

In August 2017, IATA reported a global RPK growth rate of 7.2% year-on-year. Mostly every region saw an increase of international RPKs, but overall averages were brought down by the North American and Middle Eastern markets. Latin America and Asia saw the largest international RPK year-on-year growth rates at 9.3% and 8.6%, respectfully. No other region passed 7.0% year-on-year growth, with Europe experiencing 6.9% year-on year growth and Africa experiencing 6.4% year-on-year growth. Both North America and the Middle East experienced year-on-year growth of 5.5% in international traffic. The declining growth rates in the Middle East however, are likely attributed to an in-cabin laptop ban on flights to North America from certain cities in the Middle East and North Africa, which spanned from March to July 2017, and should recover further into H2 2017. While North American international RPK growth lags behind other regions, the region is still performing better than it has in recent years. The growth rate of 5.5% is nearly double the region’s five (5)-year average of 3.1% international RPK growth.

Overall, domestic RPK traffic increased by 7.6% year-on-year in August 2017, but is comprised of major regional contrasts. Domestic traffic growth in the U.S. is very strong, with U.S. RPK growth reaching 6.4% year-on-year in August 2017, up from 5.4% in July 2017. Other global bright spots include India and Japan, with India reaching 16.0% year-on-year RPK growth in August. Recovery in the Japanese economy has also resulted in an a sharp increase in Japanese domestic RPKs, as they grew by 9.0% year-on-year in August 2017, more than double the five (5)-year 4.1% average for the country. Although Russian and Chinese RPKs grew at a slightly slower pace in August than in July, both countries still experienced healthy growth. In August 2017, Russian domestic RPKs grew at 8.3% year-on-year, while Chinese domestic RPKs grew at 10.0% year-on-year. Brazil’s domestic RPKs continue to recover from having contracted in 2016, to a growth rate of 5.5% in August 2017. Australian domestic RPKs contracted year-on-year in August 2017, declining by 0.1%.

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Overall, through August 2017, international RPKs rose by 8.2% and domestic RPKs by 7.5%, indicating potential for the strongest traffic growth year in six (6) years. Year to Date (“YTD”) domestic RPKs were boosted by strong growth in India (17.3%), China (13.9%), and Russia (11.5%).

Source: IATA.org: August 2017

FREIGHTER TRAFFIC

IATA’s August 2017 Air Freight Market Analysis shows that industry-wide freight tonne kilometers (“FTKs”) grew by 12.1% year-on-year, far outpacing the five (5)-year average annual growth rate of 3.8%. While every region experienced strong international FTK growth in August 2017, Africa accounted for the highest growth rate of 29.5%, followed by the Middle East and North America with 14.2% and 13.5%, respectively. IATA attributes the recent performance to the increase in exports, as shown by the global purchasing managers’ index (“PMI”) remaining close to a six (6)-year-high level, in conjunction with air cargo firms increasing efficiency with stocking speeds, allowing for more inventory to be moved faster. Freight traffic is highly seasonal, and seasonally adjusted growth rates have been increasing in recent months. While Available Freight Tonne Kilometers (“AFTK”) increased by 4.7%, the spike in FTKs in August far exceeded capacity growth. The outpacing of FTKs over AFTKs should be beneficial for yields.

This, in addition to the February 2017 commencement of the Trade Facilitation Agreement led by the World Trade Organization (“WTO”), which was enacted to promote global commerce, should lead to faster, cheaper, and easier trade through an estimated 14.3% cut in trade costs. However, there has been speculation about whether the industry is at the peak of the freight market’s cyclical growth as the ratio of global inventories compared to sales continues to grow. In spite of this, IATA expects demand to grow at a continual robust rate of 7.5% during Q4 of 2017, which will help boost freighter traffic and aircraft values.

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COMMERCIAL AIRCRAFT ORDERS

After record numbers of orders for Airbus and Boeing in 2014, orders have since slowed. This can likely be attributed to a combination of long lead times before delivery, economic uncertainty in some markets, and lower fuel prices, which lessened the urgency to replace older aircraft. In 2016, Boeing’s book to bill ratio dipped below 1:1 as the manufacturer delivered more aircraft than had been sold for the year, and has continued through September 2017 with 538 net orders and 554 deliveries, including commercial, freighter, and military configured aircraft. Boeing’s 737 family led the way with 390 net orders, followed by 83 orders for the 787, 53 orders for the 777, and 15 orders for the 767 tanker by the U.S. Air Force. In addition, three (3) orders for the 747 were cancelled. Boeing’s current backlog stands at 5,659 aircraft and production lines filled out until 2025 for certain types.

Airbus has suffered an even slower 2017, with only 271 net orders and 454 deliveries. Through September 2017, Airbus received 225 net orders for the A320 family, 41.0% of which were for the current ceo aircraft, 40 orders for the A350 family aircraft, 10 orders for the current generation A330s, negative two (2) orders for the A330neo (after two (2) orders and four (4) cancellations), and then two (2) cancellations for the A380. Despite a slow order book, Airbus is still ahead of Boeing in terms of backlog with 6,691 unfulfilled orders as of September 30, 2017, with backlogs filled out until 2026 for certain types.

In the regional and turboprop space, with some overlap into the narrowbody market segment, competition continues to grow between Embraer, Bombardier, ATR, Comac, Mitsubishi, and Irkut. At the Paris Airshow in June 2017, Embraer received 38 new orders for its EJet family, while Bombardier garnered 34 orders for its Q400 turboprop. Surprisingly, Bombardier’s new CSeries has not received any new orders for 2017, however, given the popularity of the aircraft with current operators and Airbus’ acquisition of the program in October 2017, the manufacturer is likely to increase its order book by the end of the year. Currently, ATR leads the order book race for 2017, and reached their mid-year commercial goal of 89 orders, 17 of which were picked up at the Paris Airshow. Comac, a new Chinese aircraft manufacturer launching the C919, a direct competitor with Airbus 320 and Boeing 737, has received 20 firm orders in 2017 and its order book stands at 119 aircraft, nearly all with Chinese carriers or lessors. The only non-Chinese customer is GE Capital Aviation Services (“GECAS”), which has orders for the aircraft. Similar to Comac’s C919, Irkut, a Russian aerospace conglomerate, is launching the MC-21, which will fly in the same competitive space as the C919, A320, and B737. Currently with 260 orders, Irkut received 27 additional orders in 2017, all from Russian airlines. The Mexican carrier Interjet, is said to be considering a purchase of an unspecified number of MC-21 aircraft, which would make it the only scheduled operator outside of the Commonwealth of Independent States (“CIS”) to have an order for the aircraft.

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OIL PRICES AND CURRENCY EXCHANGE RATES

In addition to being reliant on global GDP, the aviation industry is closely tied to the cost of fuel. After a period of volatility from 2007 to 2011, oil prices remained over US$100.00 per barrel until the end of 2014 when prices began to fall. By January 2016, Brent crude fell to a new 13-year low, as it dropped under US$28.00 per barrel. As of 2017 oil prices have hovered around US$50.00 per barrel.

Oil prices were around US$57.50 per barrel as of October 2017, and questions remain about the long-term sustainability of a continued low-fuel-price environment. Though the future of oil prices remains uncertain, it can be assumed the supply-demand balance will favor a lower plateau in the short term due to continued production for the major oil suppliers and a reduction in demand worldwide.

Source: Energy Information Agency, www.eia.gov

In November 2016, OPEC agreed to cut oil supply starting January 2017 to a 32.5 million barrels per day (“bpd”) production target in order to prop-up prices. Additionally, 11 non-OPEC producers agreed to cut production by 1.2 million bpd in H1 2017. Despite this agreement, oil production has continued to rise, as rising U.S. crude oil stockpiles have offset cuts from OPEC countries.

Low oil prices have resulted in airlines delaying the delivery and purchase of new, fuel efficient aircraft, as operating economics of older aircraft become more profitable. Current generation aircraft have benefited and market values for aging aircraft with soon to be out-of-production programs have remained stable. Four-engine aircraft, however, have not received the benefit and are still seeing significant market softness as operators move towards better operating economics of large twin engine aircraft. The low oil price has added an element of dissuasion from airlines investing in newer, more fuel-efficient models. This scenario has led to cost saving benefits of the newer models becoming less of a draw, and the marketed 10.0%-15.0% fuel burn improvement offering less cash savings per trip. This has resulted in significantly lower than anticipated lease rates for new technology aircraft as few airlines are willing to pay a premium in a low fuel price environment.

Fluctuations in currency exchange rates also have the potential to negatively impact the industry by causing an increase in airline bankruptcies.

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Airline bankruptcies cause short-term market softness due to large numbers of aircraft becoming available at oncee and increase the supply. While changes in currency exchange rates concern all businesses, airlines are particularly sensitive to them because contract expenses such as jet fuel and aircraft leases are most often negotiated in US$ dollars.

Due to the devaluation of the Russian Ruble in 2014, Transaero went bankrupt a year later after it was unable to pay for its new or leased aircraft. The airline placed a significant number of large widebody aircraft on the market around the same time Japanese carrier Skymark also went bankrupt, placing more widebody aircraft in the secondary market. Skymark’s bankruptcy was, like Transaero’s, due to its inability to pay for its heavily leased fleet in US$ dollars when the Japanese Yen weakened. The most recent notable bankruptcy belongs to Monarch Airlines (“Monarch”), which also had a large portion of leased aircraft. Monarch reported loses of US$66.5 million due to the British Pound’s drop against the US$ dollar, a direct result of “Brexit.”

Currency changes can also discourage passengers from travelling abroad if the local currency weakens. The rising cost of visiting mainland Europe from the United Kingdom (“U.K.”) also cut into Monarch’s revenue, as British passengers delayed holidays due to the Euro’s relative strength vs the British Pound. Monarch was not the only airline affected by the Pound’s weakness, British airline EasyJet warned it expected the Pound to reduce its profit by 25.0%, even as load factors increase.

GLOBAL EVENTS’ IMPACT ON AVIATION

In October 2017, enhanced security screening went into effect for international flights destined for the U.S. in response to an unspecified threat. Passengers from all nations traveling to the U.S. are now required to remove all electronic items larger than mobile phones from their luggage for screening, and passengers will be have to undergo interviews at the boarding gate or a check-in table. These rules will affect 325,000 passengers per day, and airlines have expressed concerns over the new rules, worrying that they will cause flight delays and possibly discourage passengers from traveling. Inbound demand to the U.S. is likely to slow but can possibly be countered by outbound demand due to the strong economic environment the U.S. is currently experiencing.

In June 2017, restrictions on air travel were imposed on Qatar by some Middle Eastern nations, who have cut off diplomatic ties with Doha. Saudi Arabia, Egypt, the United Arab Emirates, and Bahrain have severed diplomatic ties and cut off transport links with Qatar. Qatar Airways is likely to see some significant impact on its revenue, as not only can it no longer access the nine (9) cities that it flies to in those countries, but aircraft are also banned from the corresponding airspace. This has resulted in extended routes for those legs going west from Doha. While the long-term impacts are yet to be seen, the continued disruptions in the region are forecasted to cause a 63.6% drop in profits for 2017 compared to 2016, according to IATA.

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A diplomatic crisis between Turkey and the U.S., triggered by the arrest of an American diplomat in Turkey for his alleged support of Turkish dissident Fethullah Gulen, led both the U.S. and Turkey to suspend visa services for each other’s citizens in October 2017. Both Turkey and the U.S. began issuing tourist visas to each other’s citizens in November 2017, but Americans are still not eligible for the visa on arrival in Turkey. Americans now must apply for a visa ahead of time at a Turkish consulate, a process that can take up to two weeks and cost US$160. This extra step of bureaucracy will undoubtedly discourage American tourism to Turkey. Turkish Airlines currently flies to nine (9) U.S. cities, and the airline has attempted to turn Istanbul Atatürk Airport into a major transit hub for passengers coming from the U.S. Flights to the U.S. from Istanbul have continued, but it is unclear at this point what load factors Turkish Airlines is able to achieve on these flights. Turkish Airlines announced that it was issuing refunds for passengers on all flights originating in the United States through December 25th. The travel ban on Americans will undoubtedly hurt Turkish Airlines’ bottom line in the short term, which is already losing money due to the perceived instability of Turkey after the 2016 coup attempt and several terrorist attacks in the country, including the attack on Atatürk Airport in 2016. It is undetermined when the diplomatic standoff between the two nations will end, but some progress has been made towards resolving the issue.

Economic growth in Asia remains high, but has slowed in recent years from some of the fastest growing countries, like China. China’s economy grew at 6.7% in 2016, the slowest growth rate the country has experienced in the last quarter century. The IMF forecasts a growth rate of 6.8% for China in 2017 and 6.5% in 2018, indicating the economy is unlikely to reach pre-2015 growth rates. In addition, major Asian carriers including Singapore Airlines, Cathay Pacific, and AirAsia Berhad (“AirAsia”) reported Q1 losses, mainly attributed to a spike in oil prices, up 30.0% from Q1 2016, and increased competition pushing down ticket prices. However, in Q2 2017, Singapore Airlines and AirAsia became profitable again with the help of stronger passenger demand, while Cathay Pacific returned closer to, but still below, profitability. The recent fall of oil prices back to US$50.00 per barrel has helped the airlines regain profitability, but raises concern should oil prices rise above US$60.00 in the near term.

With the demand for air travel increasing rapidly in Asia Pacific, low-cost carriers like VietJet, AirAsia, and LionAir have ordered nearly four (4) times their current fleet, anticipating high growth. While the region is slated to yield high growth rates, there is concern over the ability of the carriers to take delivery of all their orders. A significant number of cancellations could impact Boeing’s and Airbus’ production lines and potentially their aircraft values if an oversupply occurs. While these order books should be watched, Asia’s passenger traffic is expected to continue growing at strong rates, driving the demand and need for additional aircraft in the region, with a particular emphasis on narrowbody aircraft. Higher operating costs have started to hurt these low-cost airlines, as AirAsia Group’s Q2 profit fell 73.0% compared to Q2 in 2016. However, AirAsia still remains profitable, and increasing demand should help offset some of the rising costs experienced by the airline.

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Latin America’s economies remain volatile, with Brazilian and Venezuelan aviation markets and economies struggling in particular. The Latin America region as a whole is besieged with a lack of infrastructure development and inhibitive taxes and regulations, all of which are slowing growth. Even though the short-term economic outlook is challenging for the region, the long-term prospects are more promising with airline fleet growth and passenger traffic on the rise. Regional carrier capacity is expected to grow by 4.8% with signs of improvement in capacity, economic prospects, and operating conditions.

With international passenger growth at a strong 9.2% for H1 2017, Africa continues to show positive growth over the past two (2) years. After a slowdown in passenger traffic growth due to the Ebola outbreak in West Africa, and terrorist attacks in many countries including Tunisia, Egypt, Somalia, Sudan, and Kenya, Africa has managed to achieve some economic stability. H1 2017 saw an 8.1% passenger traffic increase and load factors rising 2.5% to 68.6%. Despite positive indicators for 2017, concerns remain for some of the highest passenger traffic regions like South Africa which entered a recession in the beginning of 2017, putting further strain on the flag carrier South African Airways. However, Africa is an incredibly large and widely varied continent, with many opportunities for growth in the coming years.

The U.K.’s vote to exit from the European Union (“EU”) on June 23, 2016, is causing a considerable amount of uncertainty in the market and will continue to do so until the precise details of the exit are fully resolved. The British government announced its intention to pursue a “hard Brexit” which would force the U.K. to operate under WTO rules, potentially harming its economy until trade agreements are signed. On March 28, 2017, Theresa May, the British Prime Minister, formally invoked Article 50 of the Treaty of the European Union, triggering the two (2) year exit process from the EU. If the British Government fails to negotiate freedom of movement between Europe and the U.K., demand for air travel between mainland Europe and the U.K. is likely to fall. This is due to bilateral agreements between the EU and other foreign entities which would no longer apply to the U.K., a major aviation market and home to London Heathrow Airport, one of the world’s largest airports.

The overall picture of the global economy is marked by uncertainty. Concerns over “Brexit” are still very much warranted, profitability set-backs in Asia brings to light the delicacy of the growing region, and recent terror attacks around the world are causing economic volatility. The aviation industry as a whole is seeing a significant amount of volatility, with certain aircraft types within each asset class performing better than others, creating both opportunities and threats in the market for airlines, lessors, financiers, and manufacturers. However, passenger demand has proven resilient and continues to grow in every region, giving cause for manufacturers’ strong order books and allowing the industry to maintain its upward track in the near term.

United Airlines, Inc. Job File #17833 Page 10 of 36

737-800

OVERVIEW

The 737-800 is the best-selling version of the 737NG family of aircraft, which also includes the 737-600, the 737-700, the 737-900 and the 737-900ER. The 737-800 is a replacement for the 737-400 Classic, and is a stretched version of the 737-700. The aircraft entered service with Hapag-Lloyd Flug (TUIfly) in 1998. The aircraft has been a commercial success for Boeing, selling over 5,000 units. Even with the launch of the 737-800s replacement, the 737MAX, demand for the 737-800 remains strong, as Boeing currently has a backlog of 713 aircraft. Many carriers in the U.S. purchased the aircraft to replace the Boeing 727-200, as well as the MD-80 and MD-90. The 737-800 operates with sole-source CFM56-7B engines, but customers can choose from a number of engine thrust ratings to suit operational needs. The aircraft comes standard with blended winglets, but customers also have the option of purchasing “Split- Scimitar” winglets that offer increased fuel efficiency.

Positives

•	Most popular member of the highly successful 737NG family.

•	Large operator base is geographically diverse.

•	Well received by majority of operator types.

•	Very low percentage of existing fleet currently parked.

•	Sole source engines ease remarketing to secondary operators.

Neutral

•	Based on demand for conversions of its predecessor the 737-400, it is likely to become a successful freighter conversion; however, current 737-400 freighter operations will have other options in terms of converted narrowbody freighters, with 737-700 and A320 passenger-to-freighter conversion options becoming available in the near term.

Negatives

•	Backlog favors the 737MAX, which entered service in 2017. The introduction of the 737MAX will affect values of the 737-800 in the long term.

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FLEET STATUS

As of July 2017, there are currently 4,453 active 737-800 aircraft in service with 190 operators. Since the start of the 737-800’s production run, Boeing has received 5,045 orders for the 737-800, making the type the most popular aircraft variant in the world. While the A320-200 comes close to matching the 737-800s popularity with 4,728 orders, the A320-200 started production a decade before the 737-800 was launched.

Net Orders	5,045
Backlog	523
Delivered	4,522
Destroyed/Retired	12
Not in Service/Parked	57
Active Aircraft	4,453
Number of Operators	190
Average Fleet Age (Yrs)	6.9

Source: mba REDBOOK July 2017

NOTABLE DEVELOPMENTS

•	In June 2017, West Atlantic becomes launch customer for 737-800BCF through lease of four (4) aircraft from GECAS. (aircargoweek)

•	In June 2017, GECAS announced plans to convert a further 30 B737-800s into freighters, with the feedstock aircraft coming from GECAS’ existing portfolio and converted when the aircraft ended their current passenger leases from 2018, onward. (aviator.aero)

•	In April 2017, WestJet (Canada) announced its intention to launch a new, ULCC in Canada subject to agreement with its pilots and any required regulatory approvals. Service is expected to start in late 2017 with an initial fleet of 10 high-density B737-800s. (aviator.aero)

•	In March 2017, Flybondi (Argentina) announced talks with lessors to lease B737-800s, ahead of Q3 2017 launch. Carrier is also in talks with Boeing for order of 50 B737 MAX 200s. (aviator.aero)

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FLEET DEMOGRAPHICS

Ryanair is the largest operator of the 737-800 with 393 aircraft, or 9.2% of the total fleet. The fact that the largest operator holds a relatively small percentage of the total fleet is a good indication that the aircraft has a highly diverse operator base. The 737-800 is a popular aircraft with both low-cost and network carriers and can be used on domestic and short haul international flights. The aircraft typically seats 162 passengers, but can carry up to 189 passengers in a single-class configuration. The 737-800 is also approved for 180 minute ETOPS by the Federal Aviation Administration (“FAA”) allowing for flexibility on which routes operators use the aircraft. North American carriers have taken advantage of the 737-800’s ETOPS certification by flying the aircraft from the west coast of the U.S. to Hawaii. These routes previously were served by large widebody aircraft, but the 737-800 has allowed operators to decrease capacity and boost load factors on the routes.

Five (5) Largest 737-800 Operators

Source: mba REDBOOK July 2017

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Current Fleet by Region

Despite three (3) of the top five (5) carriers being U.S. based, Asia is currently home to the largest fleet of 737-800s, with 38.0% of the total fleet. The aircraft is popular with Chinese operators as well as low cost carriers and legacy carriers in Asia. The secondary market for the aircraft is stable, in part because airlines in both developing and developed countries are open to acquiring used 737-800s.

Source: mba REDBOOK July 2017

AIRCRAFT AVAILABILITY

According to Airfax, as of December 2017, there are 13 737-800s available for sale or lease, representing approximately 0.3% of the current fleet. Three (3) 737-800s are available only for sale or lease, and the remaining ten (10) are available only for lease. The availability of the 737-800 is comparable to other narrowbody aircraft in its market segment. The A320-200 has 0.48% of the fleet available for sale or lease, while the 737-700 has 0.4% of the fleet available.

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DELIVERIES BY YEAR

Like other comparable narrowbody aircraft, the 737-800 experienced a boom in demand during the first half of the 2010s as operators looked to increase load factors on routes previously served by twin-aisle aircraft. The emergence of low-cost carriers in middle-to-low income countries, such as Lion Air in Indonesia and the steady development of regional airlines in China, also contributed to the aircraft segment’s rapid growth. Growth in GDP per Capita in developing Asian economies is strongly correlated to growth in the 737-800 order book.

AIRCRAFT RANKING

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing, on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis which can be further identified in mba’s redbook publication or web-based valuation service.

The 737-800 currently has the highest score of all aircraft evaluated by mba, and mba expects this to hold steady in the short term. The aircraft benefits from its popularity, as it scores high marks for net orders, deliveries, and total active aircraft.

United Airlines, Inc. Job File #17833 Page 15 of 36

The 737-800 has a diminishing backlog due to the replacement MAX coming to market in May 2017. However, very few aircraft are parked and market values for the type remain stable. A freighter conversion option has been launched, which will help extend the life of the aircraft and offer additional secondary market opportunities.

OUTLOOK

The short- to mid-term outlook for the 737-800 is favorable prior to the 737 MAX variants entering service. The aircraft seems to be well positioned in terms of passenger capacity vis-à-vis the current demand in the narrowbody sector, particularly when compared to smaller aircraft, such as the 737-700 and A319, which have not been as successful. The order book for the 737-800 is shrinking due to the nearing end of production, however over 700 aircraft are on backlog as of August 2016, even though many new orders being placed now favor the 737 MAX variant. The long-term outlook will be shaped by the presumed success of the 737 MAX. While not a true clean-sheet replacement, the modified variant represents a break in production and the last 737-800 manufactured will suffer the most from a value perspective. The MAX will offer a 15.0% fuel burn improvement over the current 737-800 aircraft as well as longer maintenance intervals for the C check, which is now every three (3) years, and the Heavy Check which is now every nine (9) years. However, with fuel prices remaining low, the cost of ownership for the 737-800 over the 737 MAX 8 may help values remain stable in the mid-term.

In addition, freighter conversion programs from Aeronautical Engineers (AEI) and Boeing may help 737-800 values. As the market is saturated with the MAX, more NG’s will become feasible candidates for freighter conversion and presumably an ideal replacement for 727F, and eventually 737-300F and 737-400F aircraft. The first Boeing converted 737-800BCF will be delivered in Q4 2017, just ahead of Airbus’ first delivered EFW A320P2F in 2018. Boeing’s 737-800BCF is due to carry 12 pallets and 23.9 tons of cargo 2,000nm. Airbus’ A320P2F, being built in conjunction with ST Aerospace, will hold 11 pallets and 21 tons of cargo 2,100nm. Though the current market has strongly supported the 737-400F, there have been no Airbus equivalents competing with the type. Having two (2) competitng narrowbody freighters, under multiple STC’s, saturating the already fragile air freight market could have a detrimental impact to narrowbody freighter value stability, though they could also be easily absorbed in the right market conditions. Irrespective, Boeing’s larger cargo capacity and operator familliarity with previous generation 737 freighters will likely put the 737 freighter aircraft in the more optimal situation.

There is still demand for passenger narrowbody aircraft in the secondary market as well as from first tier carriers capitalizing on low fuel prices. While a large number of NG’s and ceos are due off lease in the early 2020s, in the past, the narrowbody market has been able to accommodate large fleets of both types and mba expects this will continue into the future.

United Airlines, Inc. Job File #17833 Page 16 of 36

737 MAX 9

OVERVIEW

The 737 MAX 9 is a stretched version of the 737 MAX 8, and was intended to replace the Boeing 737-900ER. The 737 MAX 9’s first flight was completed on April 13, 2017, and the first delivery of the aircraft will be sometime in 2018, with Lion Air (Indonesia) being the launch customer. While the 737 MAX 9 offers the same number of seats as the 737-900ER (178 standard, 220 Maximum), the 737 MAX 9 offers an increased Max Take-Off Weight (“MTOW”) of 194,700 lbs over 187,700 lbs, and increased range of 3,515 nm over 2,950 nm, compared to the 737-900ER. The 737 MAX 9 is powered by two (2) CFM LEAP-1B engines which offer up to 14.0% fuel burn improvements over the current generation CFM56-7B engines. There are currently only 75 confirmed orders for the 737 MAX 9, as Boeing does not disclose which variant of 737 MAX aircraft have been ordered by a customer. However, there are 1,416 737 MAX orders of which the variant has not yet been determined. Boeing allows its customers to decide which MAX variant they want up to 18 months before delivery, so the number of 737 MAX 9s on order may increase dramatically. If no airlines convert their 737 MAX orders to MAX 9s, the 737 MAX 9 will make up only 2.0% of all 737 MAX aircraft ordered, placing the long-term economic viability of the 737 MAX 9 in doubt.

Positives

•	Sole source engines will ease remarketing to secondary operators.

•	The new engine technology of the CFM LEAP-1B provides better fuel economy over the previous generation of aircraft.

•	Increased MTOW and range over the 737-900ER.

Negatives

•	Some operators have converted their 737 MAX 9 orders to the 737 MAX 10. There is concern that more operators will follow suit, thinning the already sparse 737 MAX 9 order book.

•	The competitor aircraft, the A321neo, has sold 20 times the number of 737 MAX 9 aircraft as of September 2017.

United Airlines, Inc. Job File #17833 Page 17 of 36

FLEET STATUS

The 737 MAX 9 currently has 75 orders from nine (9) different customers. This is in sharp contrast to the 737 MAX family overall, which has won 3,843 orders from 63 different customers. The 737 MAX 9 was originally designed to compete with Airbus’s A321neo, which currently has 1,429 orders. Sensing that the 737 MAX 9 was struggling to compete against the A321neo, Boeing launched the 737 MAX 10. While the 737 MAX 10 will help draw more orders to the 737 MAX family overall, it has negatively impacted the 737 MAX 9 order book as many customers have converted their 737 MAX 9 orders to the larger 737 MAX 10.

	737 MAX 9[1]	737 MAX Family
Net Orders	75	3,843
Backlog	75	3,827
Delivered	0	16
Destroyed/Retired	0	0
Not in Service/Parked	0	0
Active Aircraft	0	16
Number of Identified Customers[2]	9	63

Source: mba REDBOOK July 2017

NOTABLE DEVELOPMENTS

•	In April 2017, the 737 MAX 9 conducted its first flight. (boeing.com)

•	In June 2017, Boeing received 361 commitments for the 737 MAX 10 at the Paris Air Show. Of these conversions, 214 are from other 737 MAX variants, including the 737 MAX 9. (boeing.com).

If airlines continue to convert their 737 MAX 9 orders to the 737 MAX 10, the future of the 737 MAX 9 may fall into doubt.

•	In June 2017, Air Canada announced it was converting 16 of its 737 MAX 9 orders to the 737 MAX 8. (ch-aviation)

[1]	Confirmed orders
[2]	Includes aircraft lessors which will place their aircraft with a number of different operators

United Airlines, Inc. Job File #17833 Page 18 of 36

FLEET DEMOGRAPHICS

Air Canada is currently the largest customer of the 737 MAX 9 aircraft, with 12 aircraft on order. The airline recently reduced their orders for the 737 MAX 9 by 16 aircraft, opting for the larger and longer range MAX 10 variant. Both Turkish Airlines and WestJet have 10 orders for the 737 MAX 9. Both Avolon and Aviation Capital Group are lessors, and it is not yet determined where they will place their 737 MAX 9 aircraft once they have taken delivery.

Five (5) Largest 737 MAX 9 Operators

Source: mba REDBOOK July 2017

United Airlines, Inc. Job File #17833 Page 19 of 36

AIRCRAFT RANKING

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing, on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis which can be further identified in mba’s redbook publication or web-based valuation service.

The 737 MAX 9 currently scores significantly lower than its smaller cousin the 737 MAX 8. This is due to the very small number of orders and its small operator base. The 737 MAX 9 is still a very capable aircraft, and it scores high marks for its engine technology, its max payload range and its passenger capacity. The 737 MAX 9’s score may increase if Boeing wins any additional orders for the aircraft in the near future.

OUTLOOK

It is too early to develop a solid long-term outlook of the 737 MAX 9 at this point in the aircraft’s life cycle. Due to Boeing’s flexibility regarding orders of the 737 MAX, it is unclear what the total number of 737 MAX 9s will be at the time of the first aircraft’s delivery. Customers of the 737 MAX family have shown a prediliction for the smaller 737 MAX 8 and the larger 737 MAX 10, currently leaving the 737 MAX 9 without a defined market segment. If current order figures hold up and the trend continues away from the 737 MAX 9 towards the 737 MAX 10, the future of the 737 MAX 9 may be placed into doubt. However, if airlines that currently have not selected a 737 MAX variant move towards the 737 MAX 9, the aircraft may be a sucessful sucessor the the 737-900ER.

United Airlines, Inc. Job File #17833 Page 20 of 36

777-300ER

OVERVIEW

The 777-300ER is an extended range variant of the 777-300 aircraft, a stretched version of the 777-200 and 777-200ER. With a stretched fuselage increasing passenger capacity, the 777-300/-300ER is capable of transporting 63 additional passengers in a typical three-class configuration, or 110 additional passengers in a single class, than its shorter siblings. Though the same size as the 777-300, the 777-300ER offers 2,000nm further range allowing the aircraft to compete on routes previously dominated by four-engine widebody aircraft. The newer technology and operating economics of the twin-engine 777 family have made it one of the most popular widebody aircraft families of all time. In some cases, operators of four-engine aircraft have opted to replace aircraft like the 747 with the 777-300ER as the type offers similar capacity and range with the benefits of reduced operating costs.

Positives

•	Healthy geographic distribution, particularly popular in Asia and the Middle East.

•	GE90-115B is the sole-source engine, which aids in remarketing.

•	Most popular widebody aircraft in terms of total orders.

Neutral

•	Boeing is cutting production of the aircraft from 8.3 per month to five (5) per month by August 2017, as orders fell short of the company’s expectations.

Negatives

•	Backlog from 2018 to 2020 is in question. Even with a reduced production rate in the future, there is market speculation on whether values for the aircraft will be lowered to incentivize buyers.

•	A large number of aircraft coming off their first leases by the end of the decade and into the early 2020s may negatively affect values.

•	The 777X may impact residual values of the 777-300ER, thought the 777X is not anticipated to enter service until 2020.

United Airlines, Inc. Job File #17833 Page 21 of 36

FLEET STATUS

As of July 2017, there were 722 active 777-300ER passenger-configured aircraft with 39 operators. There are currently no 777-300ERs stored, and none have been retired. The 777-300ER has been able to command a strong order book due to a lack of competing aircraft from Airbus. While the A350-1000 will be a formidable competitor, the order book remains at ~200 aircraft and is not due to enter service until the second half of 2017. Boeing has had a tremendous amount of success selling the aircraft to operators in the Middle East and Asia, who enjoy the aircraft’s high passenger capacity and range. With a small order book from the A350-1000 and the 777-300ER’s replacement, the 777X not due to enter service until 2020, the 777-300ERs are expected to retain demand from first tier carriers in the short term.

Net Orders	823
Backlog	101
Delivered	722
Destroyed/Retired	0
Not in Service/Parked	0
Active Aircraft	722
Number of Operators	39
Average Fleet Age (Yrs)	5.4

Source: mba REDBOOK July 2017

NOTABLE DEVELOPMENTS

•	In December 2016, Boeing announced it will cut the production rate of the 777-300ER from seven (7) aircraft per month, to five (5) per month starting in August 2017. (Seattle Times)

United Airlines, Inc. Job File #17833 Page 22 of 36

FLEET DEMOGRAPHICS

Emirates operates the largest number of 777-300ERs with 134 aircraft, or 18.6% of the total fleet. Cathay Pacific comes in a distant second with 51 aircraft, or 7.1% of the fleet. The 777-300ER is almost exclusively operated by network carriers, as they have the infrastructure and demand for the routes that can support a large widebody aircraft. A potential concern for the 777-300ER is that the majority of aircraft are concentrated with a select few carriers. Once these carriers decide to retire their 777-300ER fleets, owners may have difficulty finding secondary market opportunities due to the size of the aircraft.

Five Largest 777-300ER Operators

Source: mba REDBOOK July 2017

United Airlines, Inc. Job File #17833 Page 23 of 36

Current Fleet by Region

The vast majority of 777-300ERs are located in Asia or the Middle East. The 777-300ER has both the capacity and the range to meet the somewhat unique needs of carriers from both these regions. The 777-300ER has allowed Hong Kong, Dubai, and Doha to become major airport hubs as operators use layovers to connect Asia and the Middle East to the rest of the world. Although Asia has the majority of 777-300ERs, the aircraft has a wider distribution between carriers compared to the Middle East, where 37.0% of the total worldwide fleet is controlled by a small number of operators.

Source: mba REDBOOK July 2017

AIRCRAFT AVAILABILITY

According to Airfax, as of December 2017, there are two (2) 777-300ER available for lease. The 777-300ER fleet is young, with an average age of 5.4 years old, therefore the majority of aircraft have not come off their initial 10- to 12-year lease. A limited number of operators have the capability to operate an aircraft as large as the 777-300ER and high maintenance costs, though comparatively low given the size, make it prohibitively expensive for many airlines. This may cause an increase in parked and available aircraft by the early 2020s.

United Airlines, Inc. Job File #17833 Page 24 of 36

DELIVERIES BY YEAR

Demand for the 777-300ER began to increase at the same time the cost of jet fuel began to rise. Operators started to look for an alternative to inefficient four-engined aircraft, such as the 747-400 and the A340 family of aircraft. The twin-engine 777-300ER offered operators an aircraft with a similar capacity to the 747-400 and A340, but at reduced operating costs. The graph below demonstrates operators demand for the aircraft as fuel prices increased.

Source: mba REDBOOK July 2017, 2017 Oil Price as of August 25

AIRCRAFT RANKING

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing, on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis which can be further identified in mba’s redbook publication or web-based valuation service.

The 777-300ER benefits from its popularity, as it scores high marks for net orders, deliveries, and total active aircraft. There are some concerns about the backlog of the aircraft, as Boeing has cut production due to lower than expected orders, which brings down the aircraft’s score. Unlike other comparable widebody aircraft, there is also no possibility for freighter conversion, which limits the secondary market opportunities.

United Airlines, Inc. Job File #17833 Page 25 of 36

OUTLOOK

mba expects the market for the 777-300ER to begin to waver in the short term as the backlog begins to decline and the secondary market placement becomes uncertain. Due to the previous order success of the current program, Boeing officially launched the 777X in November 2013. With the 777X not anticipated to enter service until 2020, Boeing must fill a two (2)-year gap between the last off the line and the start of production for the 777X. The lower production rate of five (5) per month by August 2017 is an indication of the weakening widebody aircraft market, however, this has helped placate concerns of Boeing highly discounting future build aircraft to fill the line. While the 777-300ER is a large aircraft with a number of aircraft on lease, the aircraft has become a staple in many legacy carriers’ fleets. The aircraft boosts significant fuel burn advantages over the 747-400 and A340s and is easier to fill than the Airbus A380-800, without the same airport restrictions as the double-decked widebody aircraft. After the smaller 777-200ER market values tumbled in 2015 with little chance of recovery, concerns for the large widebody secondary market placement began to arise. mba believes the 777-300ER has a place in legacy fleets and expects operators to extend leases or tap into the secondary market, as North American and European carriers have indicated. As the replacement aircraft and last off the line aircraft near, a shortening of the economic life for later vintage aircraft can be expected, as has happened with previous technological replacements.

United Airlines, Inc. Job File #17833 Page 26 of 36

787-9

OVERVIEW

The 787-9, the second variant of the 787 family, is a clean sheet replacement and a size up of the 767 family. Due to delays with the 787-8, the 787-9’s original delivery date was pushed back by four (4) years, from 2010 to 2014. Launch customer, Air New Zealand, received the first 787-9 in July 2014, however, the first commercial passenger flight was performed by All Nippon Airways (“ANA”) in August 2014. The 787-9 is six (6) meters longer than the 787-8 and can carry 290 passengers in a typical three-class configuration. The aircraft also has a MTOW of 560,000lbs, more than 50,000lbs above the MTOW of the 787-8, providing the variant additional range capability. The twin-engine 787-9 is powered by either General Electric (“GE”) GEnx-1B series engines or Rolls-Royce Trent 1000 family engines.

Positives

•	Most favored of the 787 family in terms of orders.

•	New technology aircraft, not likely to see a replacement soon.

•	Large operator base is geographically diverse.

•	Range and performance capabilities provide additional route and aircraft replacement opportunities for airlines.

Neutral

•	Dual source engines from GE and Rolls-Royce could impact residual values should one (1) engine type become more favorable.

Negatives

•	A330-900neo, a competitor to the 787-9, is due to enter service in 2018. While the aircraft is a re-engining as opposed to a clean sheet design, the A330neo will offer comparable operating economics at a slightly discounted price.

•	Rolls-Royce Trent 1000 engines have been experiencing in-flight shut downs, requiring a large number of engines to come off wing significantly earlier than expected. The in-service disruptions have caused some concerns on the residual values of certain early build Trent 1000 engines.

United Airlines, Inc. Job File #17833 Page 27 of 36

FLEET STATUS

As of July 2017, there are currently 225 active 787-9 aircraft in service with 24 operators. Boeing has received 683 orders for the 787-9, significantly more than the 426 orders for the 787-8 and the 204 orders for the Airbus A330-900neo. Orders initially started out strongest for the 787-8, but have since moved in favor of the 787-9, with some operators switching orders to the larger variant. Also, notable of the market’s acceptance of the 787-9 is the 58 orders the aircraft has received in 2017, while the A330neo has received zero (0) orders and four (4) cancellations.

Net Orders	683
Backlog	458
Delivered	225
Destroyed/Retired	0
Not in Service/Parked	1
Active Aircraft	225
Number of Operators	24
Average Fleet Age (Yrs)	1.06

Source: mba REDBOOK July 2017

NOTABLE DEVELOPMENTS

•	In August 2017, Rolls-Royce’s Trent 1000 TEN was certified by the European Aviation Safety Agency (“EASA”). The TEN will be available on all 787 aircraft with Rolls-Royce engines, starting in Q4 2017, and will provide improved thrust and efficiency. (Rolls-Royce)

•	In June 2017, at the Paris Air Show, Aercap announced an order of 30 787-9 aircraft.

•	In June 2017, Boeing began producing the 787 at 12 aircraft per month across all production lines. At 12 aircraft a month, Boeing has achieved the highest production rate of a widebody aircraft ever. (Boeing)

United Airlines, Inc. Job File #17833 Page 28 of 36

FLEET DEMOGRAPHICS

Air Canada is the largest operator of the 787-9, with 22 aircraft, or 9.8% of the total fleet. There are currently 24 operators of 787-9 aircraft located in most regions of the world, which is a relatively diverse operator base for a newer widebody. The aircraft typically seats 242 passengers, but can carry up to 310 passengers in a single-class configuration. The 787-9 is also approved for 330 minute ETOPS by EASA and the FAA, allowing for flexibility on which routes operators use the aircraft. The long-range capabilities of the 787-9 has allowed operators to place the aircraft on some of the longest routes in the world, allowing it to become a staple aircraft for Trans-Pacific routes. The smaller size has also allowed carriers to open new routes which would have otherwise been uneconomical to operate with larger aircraft.

Five (5) Largest 787-9 Operators

Source: mba REDBOOK July 2017

United Airlines, Inc. Job File #17833 Page 29 of 36

Current Fleet by Engine Type

There are two (2) engine options for the 787-9, the Trent 1000 by Rolls-Royce and the GEnx-1B by GE. The majority of 787-9 customers have received the GE engines, though there is still a considerable backlog for the Rolls-Royce engines. However, recent in-flight shutdowns have caused headache for operators of the Trent 1000 engines and resulted in certain engine packages becoming obsolete as Rolls-Royce continues to fix and improve the engine. Despite the setbacks, mba does not currently provide a value differential between the two (2) engines.

Current Fleet by Region

Asia is currently home to the largest fleet of 787-9, with an amount of over a quarter of the total fleet. Europe and North America are each home to roughly a quarter of the fleet. As the aircraft is relatively new, the regional diversity represented in the chart below is a positive indicator for the future of the type.

Source: mba REDBOOK July 2017

United Airlines, Inc. Job File #17833 Page 30 of 36

AIRCRAFT AVAILABILITY

According to Airfax, as of December 2017, there are no 787-9s available for sale or lease. Due to the newness of the program, mba does not anticipate any aircraft becoming available for a number of years.

DELIVERIES BY YEAR

Four (4) years into production, the 787-9 has delivered 156 aircraft through the end of 2016, with an additional 69 aircraft delivered through the end of July 2017. In June 2017, production increased to 12 aircraft per month, up from 10 aircraft previously. Boeing has planned an additional production rate hike to bring the manufacture up to 14 aircraft a month before the end of the decade, however, due to industry-wide slow order growth, this production rate has been brought into question.

AIRCRAFT RANKING

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing, on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis which can be further identified in mba’s redbook publication or web-based valuation service.

The 787-9 has an average score compared with similar aircraft types, however, it ranks high in backlog, age, and new technology. As the aircraft matures and more aircraft are delivered, the aircraft ranking number will increase, while the rankings of older competitors, like the A330-200 and -300, are expected to decline. The closest competitor, the A330-900neo, scores significantly lower due to a small order book, however the aircraft is not due to enter service until 2018 and is also expected to experience an increase in aircraft ranking over time.

United Airlines, Inc. Job File #17833 Page 31 of 36

OUTLOOK

After the delays and complications associated with the 787-8, the outlook for the 787-9 was uncertain. However, with positive feedback from the flight testing, launch operators, and continuous orders from customers, the 787-9 is expected to become the workhorse of the family. Many 787-8 orders have been converted to the larger 787-9, and with the additional seating capacity, range, fuel efficiencies, and growing order book, it is clear the variant will be a success. While larger widebody aircraft have come under pressure due to sizing and limited placement opportunities in the secondary market, the 787 is unlikely to face the same dilemma. With low oil prices, lease rates for re-engined aircraft, like the A330neo and smaller narrowbody aircraft, have come under pressure and therefore achieving minimal premiums. The 787-9 though has not felt the same pressure, achieving strong lease rates and ease of placement from lessor order books into the market. mba’s outlook for the 787-9 is positive with the expectation that values for the type will escalate as the aircraft continues to prove itself in the market.

United Airlines, Inc. Job File #17833 Page 32 of 36

IV.  Valuation

In developing the values of the Subject Aircraft, mba did not inspect the Subject Aircraft or the records and documentation associated with the Subject Aircraft, but relied on partial information supplied by the Client. This information was not independently verified by mba. Therefore, mba used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.

The principal assumptions for the Subject Aircraft are as follows:

1.	The aircraft is in good overall condition.

2.	The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated.

3.	The historical maintenance documentation has been maintained to acceptable international standards.

4.	The specifications of the aircraft are those most common for an aircraft of its type and vintage.

5.	The aircraft is in a standard airline configuration.

6.	The aircraft is current as to all Airworthiness Directives and Service Bulletins.

7.	Its modification status is comparable to that most common for an aircraft of its type and vintage.

8.	Its utilization is comparable to industry averages.

9.	There is no history of accident or incident damage.

10.	In the case of the Base Value, no accounting is made for lease revenues, obligations or terms of ownership unless otherwise specified.

11.	Aircraft that are less than three (3) years old have inherent maintenance included, and are therefore not maintenance adjusted.

United Airlines, Inc. Job File #17833 Page 33 of 36

Aircraft Portfolio
No.	Aircraft Type	Serial Number	Registration	Manufacture Date	MTOW (lbs)	Engine Type	Operator
1	737-800	63725	N79541	Sep-17	174,200	CFM56-7B27E	United Airlines
2	737-800	63647	N77542	Sep-17	174,200	CFM56-7B27E	United Airlines
3	737 MAX 9	43430	N67501	Apr-18	194,700	LEAP-1B28	United Airlines
4	737 MAX 9	43431	N37502	Apr-18	194,700	LEAP-1B28	United Airlines
5	737 MAX 9	43434	N27503	Apr-18	194,700	LEAP-1B28	United Airlines
6	737 MAX 9	43432	N37506	May-18	194,700	LEAP-1B28	United Airlines
7	737 MAX 9	43435	N47504	May-18	194,700	LEAP-1B28	United Airlines
8	737 MAX 9	43433	N47505	May-18	194,700	LEAP-1B28	United Airlines
9	787-9	60146	N26970	Aug-17	557,000	GEnx-1B74	United Airlines
10	787-9	60147	N29971	Jan-18	560,000	GEnx-1B74	United Airlines
11	787-9	40939	N24972	Jan-18	560,000	GEnx-1B74	United Airlines
12	787-9	40941	N24973	Feb-18	560,000	GEnx-1B74	United Airlines
13	787-9	40942	N24974	Feb-18	560,000	GEnx-1B74	United Airlines
14	777-300ER	64989	N2645U	Mar-18	775,000	GE90-115B	United Airlines
15	777-300ER	64990	N2846U	Mar-18	775,000	GE90-115B	United Airlines
16	777-300ER	64991	N2747U	Apr-18	775,000	GE90-115B	United Airlines

United Airlines, Inc. Job File #17833 Page 34 of 36

Portfolio Valuations (US$ Million)
No.	Aircraft Type	Serial Number	BV w/ Newness	MTOW Adj.	Engine Adj.	Winglet Adj.	CBV
1	737-800	63725	$47.03	$0.00	$0.20	$0.15	$47.38
2	737-800	63647	$47.03	$0.00	$0.20	$0.15	$47.38
3	737 MAX 9	43430	$53.03	$0.00	$0.00	$0.00	$53.03
4	737 MAX 9	43431	$53.03	$0.00	$0.00	$0.00	$53.03
5	737 MAX 9	43434	$53.03	$0.00	$0.00	$0.00	$53.03
6	737 MAX 9	43432	$53.08	$0.00	$0.00	$0.00	$53.08
7	737 MAX 9	43435	$53.08	$0.00	$0.00	$0.00	$53.08
8	737 MAX 9	43433	$53.08	$0.00	$0.00	$0.00	$53.08
9	787-9	60146	$140.16	$0.00	$0.00	$0.00	$140.16
10	787-9	60147	$143.37	$0.19	$0.00	$0.00	$143.56
11	787-9	40939	$143.37	$0.19	$0.00	$0.00	$143.56
12	787-9	40941	$143.49	$0.19	$0.00	$0.00	$143.68
13	787-9	40942	$143.49	$0.19	$0.00	$0.00	$143.68
14	777-300ER	64989	$160.83	$0.00	$0.00	$0.00	$160.83
15	777-300ER	64990	$160.83	$0.00	$0.00	$0.00	$160.83
16	777-300ER	64991	$160.96	$0.00	$0.00	$0.00	$160.96

Total			$1,608.89	$0.76	$0.40	$0.30	$1,610.35

Legend for Portfolio Valuation –

BV w/ Newness -	Base Value adjusted for Month of Build
MTOW Adj. -	Maximum Take-Off Weight Adjustment
Winglet Adj. -	Adjustment for the Presence of Scimitar Winglets
Engine Adj. -	Engine Type Adjustment
CBV -	Current Base Value

Maintenance Status Percentage Remaining
No.	Aircraft Type	Serial Number	Int. MX Check	Hvy. MX Check	Nose LG	Left Main LG	Right Main LG	Engine 1 LLP	Engine 1 ESV	Engine 2 LLP	Engine 2 ESV
1	737-800	63725	85.2%	96.3%	97.0%	97.0%	97.0%	98.8%	97.4%	98.8%	97.4%
2	737-800	63647	87.0%	96.7%	97.4%	97.4%	97.4%	99.0%	97.7%	99.0%	97.7%
9	787-9	60146	87.5%	96.9%	96.9%	96.9%	96.9%	99.0%	95.3%	99.0%	95.3%

United Airlines, Inc. Job File #17833 Page 35 of 36

V.  Covenants

This Report has been prepared for the exclusive use of United Airlines Inc. and shall not be provided to other parties by mba without the express consent of United Airlines Inc. mba certifies that this Report has been independently prepared and that it fully and accurately reflects mba’s and the signatory’s opinion of the values of the Subject Aircraft as requested. mba further certifies that it does not have, and does not expect to have, any financial or other interest in the Subject Aircraft or similar aircraft and engines. Neither mba nor the signatory has provided the OEMs of the airframe or engines with pro bono or paid consulting or advice in the design or development of the assets valued herein.

This Report represents the opinion of mba of the values of the Subject Aircraft as requested and is intended to be advisory only, in nature. Therefore, mba assumes no responsibility or legal liability for any actions taken, or not taken, by United Airlines Inc. or any other party with regard to the Subject Aircraft and engines. By accepting this Report, all parties agree that mba shall bear no such responsibility or legal liability.

PREPARED BY:

Benjamin Chiam

Analyst – Asset Valuations

Morten Beyer & Agnew

January 19, 2018

REVIEWED BY:

Sarah A. Smith

Senior Associate—Asset Valuations

Morten Beyer & Agnew

ISTAT Certified Appraiser

United Airlines, Inc. Job File #17833 Page 36 of 36

APPENDIX III—LOAN TO VALUE RATIO TABLES

The following tables set forth loan to Aircraft value ratios for the Senior Equipment Notes and Series B Equipment Notes that have been or may be issued in respect of each of the 16 aircraft that may be financed pursuant to this Offering and the Senior Certificates Offering, as of initial issuance (assuming all Equipment Notes were issued as of the Issuance Date of the Class B Certificates) and the Regular Distribution Dates thereafter. Except for the Aircraft that have been financed on or prior to the Issuance Date, the Equipment Notes are expected to be issued at or around the time of delivery of the related Aircraft, and the remaining deliveries are currently scheduled for May 2018. The loan to value ratio for each series of Equipment Notes was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes plus, in the case of the Series A Equipment Notes and the Series B Equipment Notes, the outstanding balance (assuming no payment default) of the Equipment Notes ranking senior to such Equipment Notes as to payments, determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the appraised value of the Aircraft securing such Equipment Notes (see “Description of the Aircraft and the Appraisals—The Appraisals”), subject to the “Depreciation Assumption”. The Depreciation Assumption contemplates that the value of each Aircraft at issuance of the Equipment Notes included in each table depreciates by approximately 3% of the initial appraised value per year after the year of delivery of such Aircraft, in each case prior to the final expected Regular Distribution Date. Other rates or methods of depreciation may result in materially different loan to Aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios, but simply a mathematical calculation based on one set of assumptions.

A. Boeing 737-800

		N79541
		Outstanding Balance			Scheduled Payments of Principal			Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$48,483,333.33	$20,363,000.00	$7,757,000.00	$6,788,000.00	$0.00	$0.00	$0.00	42.0%	58.0%	72.0%
September 1, 2018	47,745,008.46	20,363,000.00	7,757,000.00	6,788,000.00	0.00	0.00	0.00	42.6%	58.9%	73.1%
March 1, 2019	47,006,683.58	19,858,351.11	7,564,763.08	6,464,359.09	504,648.89	192,236.92	323,640.91	42.2%	58.3%	72.1%
September 1, 2019	46,268,358.71	19,353,702.85	7,372,524.38	6,140,721.59	504,648.26	192,238.70	323,637.50	41.8%	57.8%	71.0%
March 1, 2020	45,530,033.84	18,849,054.59	7,180,285.68	5,817,084.09	504,648.26	192,238.70	323,637.50	41.4%	57.2%	69.9%
September 1, 2020	44,791,708.96	18,344,406.33	6,988,046.98	5,493,446.59	504,648.26	192,238.70	323,637.50	41.0%	56.6%	68.8%
March 1, 2021	44,053,384.09	17,839,758.07	6,795,808.28	5,169,809.09	504,648.26	192,238.70	323,637.50	40.5%	55.9%	67.7%
September 1, 2021	43,315,059.22	17,335,109.81	6,603,569.58	4,846,171.59	504,648.26	192,238.70	323,637.50	40.0%	55.3%	66.5%
March 1, 2022	42,576,734.35	16,830,461.55	6,411,330.88	4,522,534.09	504,648.26	192,238.70	323,637.50	39.5%	54.6%	65.2%
September 1, 2022	41,838,409.47	16,325,813.29	6,219,092.18	4,198,896.59	504,648.26	192,238.70	323,637.50	39.0%	53.9%	63.9%
March 1, 2023	41,100,084.60	15,821,165.03	6,026,853.48	3,875,259.09	504,648.26	192,238.70	323,637.50	38.5%	53.2%	62.6%
September 1, 2023	40,361,759.73	15,316,516.77	5,834,614.78	3,551,621.59	504,648.26	192,238.70	323,637.50	37.9%	52.4%	61.2%
March 1, 2024	39,623,434.85	14,811,868.51	5,642,376.08	3,227,984.09	504,648.26	192,238.70	323,637.50	37.4%	51.6%	59.8%
September 1, 2024	38,885,109.98	14,307,220.25	5,450,137.38	2,904,346.59	504,648.26	192,238.70	323,637.50	36.8%	50.8%	58.3%
March 1, 2025	38,146,785.11	13,702,568.99	5,219,803.94	2,580,709.09	604,651.26	230,333.44	323,637.50	35.9%	49.6%	56.4%
September 1, 2025	37,408,460.23	13,097,917.73	4,989,470.50	2,257,071.59	604,651.26	230,333.44	323,637.50	35.0%	48.4%	54.4%
March 1, 2026	36,670,135.36	12,493,266.47	4,759,137.06	0.00	604,651.26	230,333.44	2,257,071.59	34.1%	47.0%	0.0%
September 1, 2026	35,931,810.49	11,888,615.21	4,528,803.62	0.00	604,651.26	230,333.44	0.00	33.1%	45.7%	0.0%
March 1, 2027	35,193,485.62	11,283,963.95	4,298,470.18	0.00	604,651.26	230,333.44	0.00	32.1%	44.3%	0.0%
September 1, 2027	34,455,160.74	10,679,312.69	4,068,136.74	0.00	604,651.26	230,333.44	0.00	31.0%	42.8%	0.0%
March 1, 2028	33,716,835.87	10,074,661.43	3,837,803.30	0.00	604,651.26	230,333.44	0.00	29.9%	41.3%	0.0%
September 1, 2028	32,978,511.00	9,470,010.17	3,607,469.86	0.00	604,651.26	230,333.44	0.00	28.7%	39.7%	0.0%
March 1, 2029	32,240,186.12	8,865,358.91	3,377,136.42	0.00	604,651.26	230,333.44	0.00	27.5%	38.0%	0.0%
September 1, 2029	31,501,861.25	8,260,707.65	3,146,802.98	0.00	604,651.26	230,333.44	0.00	26.2%	36.2%	0.0%
March 1, 2030	30,763,536.38	0.00	0.00	0.00	8,260,707.65	3,146,802.98	0.00	0.0%	0.0%	0.0%

III-1

		N77542
		Outstanding Balance			Scheduled Payments of Principal			Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$48,513,333.33	$20,376,000.00	$7,762,000.00	$6,792,000.00	$0.00	$0.00	$0.00	42.0%	58.0%	72.0%
September 1, 2018	47,774,551.60	20,376,000.00	7,762,000.00	6,792,000.00	0.00	0.00	0.00	42.7%	58.9%	73.1%
March 1, 2019	47,035,769.88	19,871,028.94	7,569,639.17	6,468,168.37	504,971.06	192,360.83	323,831.63	42.2%	58.3%	72.1%
September 1, 2019	46,296,988.15	19,366,058.51	7,377,276.56	6,144,340.16	504,970.43	192,362.61	323,828.21	41.8%	57.8%	71.0%
March 1, 2020	45,558,206.43	18,861,088.08	7,184,913.95	5,820,511.95	504,970.43	192,362.61	323,828.21	41.4%	57.2%	69.9%
September 1, 2020	44,819,424.70	18,356,117.65	6,992,551.34	5,496,683.74	504,970.43	192,362.61	323,828.21	41.0%	56.6%	68.8%
March 1, 2021	44,080,642.97	17,851,147.22	6,800,188.73	5,172,855.53	504,970.43	192,362.61	323,828.21	40.5%	55.9%	67.7%
September 1, 2021	43,341,861.25	17,346,176.79	6,607,826.12	4,849,027.32	504,970.43	192,362.61	323,828.21	40.0%	55.3%	66.5%
March 1, 2022	42,603,079.52	16,841,206.36	6,415,463.51	4,525,199.11	504,970.43	192,362.61	323,828.21	39.5%	54.6%	65.2%
September 1, 2022	41,864,297.80	16,336,235.93	6,223,100.90	4,201,370.90	504,970.43	192,362.61	323,828.21	39.0%	53.9%	63.9%
March 1, 2023	41,125,516.07	15,831,265.50	6,030,738.29	3,877,542.69	504,970.43	192,362.61	323,828.21	38.5%	53.2%	62.6%
September 1, 2023	40,386,734.35	15,326,295.07	5,838,375.68	3,553,714.48	504,970.43	192,362.61	323,828.21	37.9%	52.4%	61.2%
March 1, 2024	39,647,952.62	14,821,324.64	5,646,013.07	3,229,886.27	504,970.43	192,362.61	323,828.21	37.4%	51.6%	59.8%
September 1, 2024	38,909,170.89	14,316,354.21	5,453,650.46	2,906,058.06	504,970.43	192,362.61	323,828.21	36.8%	50.8%	58.3%
March 1, 2025	38,170,389.17	13,711,316.93	5,223,168.55	2,582,229.85	605,037.28	230,481.91	323,828.21	35.9%	49.6%	56.4%
September 1, 2025	37,431,607.44	13,106,279.65	4,992,686.64	2,258,401.64	605,037.28	230,481.91	323,828.21	35.0%	48.4%	54.4%
March 1, 2026	36,692,825.72	12,501,242.37	4,762,204.73	0.00	605,037.28	230,481.91	2,258,401.64	34.1%	47.0%	0.0%
September 1, 2026	35,954,043.99	11,896,205.09	4,531,722.82	0.00	605,037.28	230,481.91	0.00	33.1%	45.7%	0.0%
March 1, 2027	35,215,262.26	11,291,167.81	4,301,240.91	0.00	605,037.28	230,481.91	0.00	32.1%	44.3%	0.0%
September 1, 2027	34,476,480.54	10,686,130.53	4,070,759.00	0.00	605,037.28	230,481.91	0.00	31.0%	42.8%	0.0%
March 1, 2028	33,737,698.81	10,081,093.25	3,840,277.09	0.00	605,037.28	230,481.91	0.00	29.9%	41.3%	0.0%
September 1, 2028	32,998,917.09	9,476,055.97	3,609,795.18	0.00	605,037.28	230,481.91	0.00	28.7%	39.7%	0.0%
March 1, 2029	32,260,135.36	8,871,018.69	3,379,313.27	0.00	605,037.28	230,481.91	0.00	27.5%	38.0%	0.0%
September 1, 2029	31,521,353.64	8,265,981.41	3,148,831.36	0.00	605,037.28	230,481.91	0.00	26.2%	36.2%	0.0%
March 1, 2030	30,782,571.91	0.00	0.00	0.00	8,265,981.41	3,148,831.36	0.00	0.0%	0.0%	0.0%

B. Boeing 737 MAX 9

		N67501
		Equipment Note Ending Balance					Equipment Note Ending Balance
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$53,090,000.00	$22,298,000.00	$8,494,000.00	$7,433,000.00	$0.00	$0.00	$0.00	42.0%	58.0%	72.0%
September 1, 2018	52,293,650.00	22,298,000.00	8,494,000.00	7,433,000.00	0.00	0.00	0.00	42.6%	58.9%	73.1%
March 1, 2019	51,497,300.00	22,298,000.00	8,494,000.00	7,433,000.00	0.00	0.00	0.00	43.3%	59.8%	74.2%
September 1, 2019	50,700,950.00	21,745,397.39	8,283,496.52	7,078,610.26	552,602.61	210,503.48	354,389.74	42.9%	59.2%	73.2%
March 1, 2020	49,904,600.00	21,192,794.78	8,072,993.04	6,724,220.52	552,602.61	210,503.48	354,389.74	42.5%	58.6%	72.1%
September 1, 2020	49,108,250.00	20,640,192.17	7,862,489.56	6,369,830.78	552,602.61	210,503.48	354,389.74	42.0%	58.0%	71.0%
March 1, 2021	48,311,900.00	20,087,589.56	7,651,986.08	6,015,441.04	552,602.61	210,503.48	354,389.74	41.6%	57.4%	69.9%
September 1, 2021	47,515,550.00	19,534,986.95	7,441,482.60	5,661,051.30	552,602.61	210,503.48	354,389.74	41.1%	56.8%	68.7%
March 1, 2022	46,719,200.00	18,982,384.34	7,230,979.12	5,306,661.56	552,602.61	210,503.48	354,389.74	40.6%	56.1%	67.5%
September 1, 2022	45,922,850.00	18,429,781.73	7,020,475.64	4,952,271.82	552,602.61	210,503.48	354,389.74	40.1%	55.4%	66.2%
March 1, 2023	45,126,500.00	17,877,179.12	6,809,972.16	4,597,882.08	552,602.61	210,503.48	354,389.74	39.6%	54.7%	64.9%
September 1, 2023	44,330,150.00	17,324,576.51	6,599,468.68	4,243,492.34	552,602.61	210,503.48	354,389.74	39.1%	54.0%	63.5%
March 1, 2024	43,533,800.00	16,771,973.90	6,388,965.20	3,889,102.60	552,602.61	210,503.48	354,389.74	38.5%	53.2%	62.1%
September 1, 2024	42,737,450.00	16,219,371.29	6,178,461.72	3,534,712.86	552,602.61	210,503.48	354,389.74	38.0%	52.4%	60.7%
March 1, 2025	41,941,100.00	15,557,262.87	5,926,244.08	3,180,323.12	662,108.42	252,217.64	354,389.74	37.1%	51.2%	58.8%
September 1, 2025	41,144,750.00	14,895,154.45	5,674,026.44	2,825,933.38	662,108.42	252,217.64	354,389.74	36.2%	50.0%	56.9%
March 1, 2026	40,348,400.00	14,233,046.03	5,421,808.80	0.00	662,108.42	252,217.64	2,825,933.38	35.3%	48.7%	0.0%
September 1, 2026	39,552,050.00	13,570,937.61	5,169,591.16	0.00	662,108.42	252,217.64	0.00	34.3%	47.4%	0.0%
March 1, 2027	38,755,700.00	12,908,829.19	4,917,373.52	0.00	662,108.42	252,217.64	0.00	33.3%	46.0%	0.0%
September 1, 2027	37,959,350.00	12,246,720.77	4,665,155.88	0.00	662,108.42	252,217.64	0.00	32.3%	44.6%	0.0%
March 1, 2028	37,163,000.00	11,584,612.35	4,412,938.24	0.00	662,108.42	252,217.64	0.00	31.2%	43.0%	0.0%
September 1, 2028	36,366,650.00	10,922,503.93	4,160,720.60	0.00	662,108.42	252,217.64	0.00	30.0%	41.5%	0.0%
March 1, 2029	35,570,300.00	10,260,395.51	3,908,502.96	0.00	662,108.42	252,217.64	0.00	28.8%	39.8%	0.0%
September 1, 2029	34,773,950.00	9,598,287.09	3,656,285.32	0.00	662,108.42	252,217.64	0.00	27.6%	38.1%	0.0%
March 1, 2030	33,977,600.00	0.00	0.00	0.00	9,598,287.09	3,656,285.32	0.00	0.0%	0.0%	0.0%

III-2

		N37502
		Outstanding Balance			Scheduled Payments of Principal			Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$53,090,000.00	$22,298,000.00	$8,494,000.00	$7,433,000.00	$0.00	$0.00	$0.00	42.0%	58.0%	72.0%
September 1, 2018	52,293,650.00	22,298,000.00	8,494,000.00	7,433,000.00	0.00	0.00	0.00	42.6%	58.9%	73.1%
March 1, 2019	51,497,300.00	22,298,000.00	8,494,000.00	7,433,000.00	0.00	0.00	0.00	43.3%	59.8%	74.2%
September 1, 2019	50,700,950.00	21,745,397.39	8,283,496.52	7,078,610.26	552,602.61	210,503.48	354,389.74	42.9%	59.2%	73.2%
March 1, 2020	49,904,600.00	21,192,794.78	8,072,993.04	6,724,220.52	552,602.61	210,503.48	354,389.74	42.5%	58.6%	72.1%
September 1, 2020	49,108,250.00	20,640,192.17	7,862,489.56	6,369,830.78	552,602.61	210,503.48	354,389.74	42.0%	58.0%	71.0%
March 1, 2021	48,311,900.00	20,087,589.56	7,651,986.08	6,015,441.04	552,602.61	210,503.48	354,389.74	41.6%	57.4%	69.9%
September 1, 2021	47,515,550.00	19,534,986.95	7,441,482.60	5,661,051.30	552,602.61	210,503.48	354,389.74	41.1%	56.8%	68.7%
March 1, 2022	46,719,200.00	18,982,384.34	7,230,979.12	5,306,661.56	552,602.61	210,503.48	354,389.74	40.6%	56.1%	67.5%
September 1, 2022	45,922,850.00	18,429,781.73	7,020,475.64	4,952,271.82	552,602.61	210,503.48	354,389.74	40.1%	55.4%	66.2%
March 1, 2023	45,126,500.00	17,877,179.12	6,809,972.16	4,597,882.08	552,602.61	210,503.48	354,389.74	39.6%	54.7%	64.9%
September 1, 2023	44,330,150.00	17,324,576.51	6,599,468.68	4,243,492.34	552,602.61	210,503.48	354,389.74	39.1%	54.0%	63.5%
March 1, 2024	43,533,800.00	16,771,973.90	6,388,965.20	3,889,102.60	552,602.61	210,503.48	354,389.74	38.5%	53.2%	62.1%
September 1, 2024	42,737,450.00	16,219,371.29	6,178,461.72	3,534,712.86	552,602.61	210,503.48	354,389.74	38.0%	52.4%	60.7%
March 1, 2025	41,941,100.00	15,557,262.87	5,926,244.08	3,180,323.12	662,108.42	252,217.64	354,389.74	37.1%	51.2%	58.8%
September 1, 2025	41,144,750.00	14,895,154.45	5,674,026.44	2,825,933.38	662,108.42	252,217.64	354,389.74	36.2%	50.0%	56.9%
March 1, 2026	40,348,400.00	14,233,046.03	5,421,808.80	0.00	662,108.42	252,217.64	2,825,933.38	35.3%	48.7%	0.0%
September 1, 2026	39,552,050.00	13,570,937.61	5,169,591.16	0.00	662,108.42	252,217.64	0.00	34.3%	47.4%	0.0%
March 1, 2027	38,755,700.00	12,908,829.19	4,917,373.52	0.00	662,108.42	252,217.64	0.00	33.3%	46.0%	0.0%
September 1, 2027	37,959,350.00	12,246,720.77	4,665,155.88	0.00	662,108.42	252,217.64	0.00	32.3%	44.6%	0.0%
March 1, 2028	37,163,000.00	11,584,612.35	4,412,938.24	0.00	662,108.42	252,217.64	0.00	31.2%	43.0%	0.0%
September 1, 2028	36,366,650.00	10,922,503.93	4,160,720.60	0.00	662,108.42	252,217.64	0.00	30.0%	41.5%	0.0%
March 1, 2029	35,570,300.00	10,260,395.51	3,908,502.96	0.00	662,108.42	252,217.64	0.00	28.8%	39.8%	0.0%
September 1, 2029	34,773,950.00	9,598,287.09	3,656,285.32	0.00	662,108.42	252,217.64	0.00	27.6%	38.1%	0.0%
March 1, 2030	33,977,600.00	0.00	0.00	0.00	9,598,287.09	3,656,285.32	0.00	0.0%	0.0%	0.0%

		N27503
		Outstanding Balance			Scheduled Payments of Principal			Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$53,090,000.00	$22,298,000.00	$8,494,000.00	$7,433,000.00	$0.00	$0.00	$0.00	42.0%	58.0%	72.0%
September 1, 2018	52,293,650.00	22,298,000.00	8,494,000.00	7,433,000.00	0.00	0.00	0.00	42.6%	58.9%	73.1%
March 1, 2019	51,497,300.00	22,298,000.00	8,494,000.00	7,433,000.00	0.00	0.00	0.00	43.3%	59.8%	74.2%
September 1, 2019	50,700,950.00	21,745,397.39	8,283,496.52	7,078,610.26	552,602.61	210,503.48	354,389.74	42.9%	59.2%	73.2%
March 1, 2020	49,904,600.00	21,192,794.78	8,072,993.04	6,724,220.52	552,602.61	210,503.48	354,389.74	42.5%	58.6%	72.1%
September 1, 2020	49,108,250.00	20,640,192.17	7,862,489.56	6,369,830.78	552,602.61	210,503.48	354,389.74	42.0%	58.0%	71.0%
March 1, 2021	48,311,900.00	20,087,589.56	7,651,986.08	6,015,441.04	552,602.61	210,503.48	354,389.74	41.6%	57.4%	69.9%
September 1, 2021	47,515,550.00	19,534,986.95	7,441,482.60	5,661,051.30	552,602.61	210,503.48	354,389.74	41.1%	56.8%	68.7%
March 1, 2022	46,719,200.00	18,982,384.34	7,230,979.12	5,306,661.56	552,602.61	210,503.48	354,389.74	40.6%	56.1%	67.5%
September 1, 2022	45,922,850.00	18,429,781.73	7,020,475.64	4,952,271.82	552,602.61	210,503.48	354,389.74	40.1%	55.4%	66.2%
March 1, 2023	45,126,500.00	17,877,179.12	6,809,972.16	4,597,882.08	552,602.61	210,503.48	354,389.74	39.6%	54.7%	64.9%
September 1, 2023	44,330,150.00	17,324,576.51	6,599,468.68	4,243,492.34	552,602.61	210,503.48	354,389.74	39.1%	54.0%	63.5%
March 1, 2024	43,533,800.00	16,771,973.90	6,388,965.20	3,889,102.60	552,602.61	210,503.48	354,389.74	38.5%	53.2%	62.1%
September 1, 2024	42,737,450.00	16,219,371.29	6,178,461.72	3,534,712.86	552,602.61	210,503.48	354,389.74	38.0%	52.4%	60.7%
March 1, 2025	41,941,100.00	15,557,262.87	5,926,244.08	3,180,323.12	662,108.42	252,217.64	354,389.74	37.1%	51.2%	58.8%
September 1, 2025	41,144,750.00	14,895,154.45	5,674,026.44	2,825,933.38	662,108.42	252,217.64	354,389.74	36.2%	50.0%	56.9%
March 1, 2026	40,348,400.00	14,233,046.03	5,421,808.80	0.00	662,108.42	252,217.64	2,825,933.38	35.3%	48.7%	0.0%
September 1, 2026	39,552,050.00	13,570,937.61	5,169,591.16	0.00	662,108.42	252,217.64	0.00	34.3%	47.4%	0.0%
March 1, 2027	38,755,700.00	12,908,829.19	4,917,373.52	0.00	662,108.42	252,217.64	0.00	33.3%	46.0%	0.0%
September 1, 2027	37,959,350.00	12,246,720.77	4,665,155.88	0.00	662,108.42	252,217.64	0.00	32.3%	44.6%	0.0%
March 1, 2028	37,163,000.00	11,584,612.35	4,412,938.24	0.00	662,108.42	252,217.64	0.00	31.2%	43.0%	0.0%
September 1, 2028	36,366,650.00	10,922,503.93	4,160,720.60	0.00	662,108.42	252,217.64	0.00	30.0%	41.5%	0.0%
March 1, 2029	35,570,300.00	10,260,395.51	3,908,502.96	0.00	662,108.42	252,217.64	0.00	28.8%	39.8%	0.0%
September 1, 2029	34,773,950.00	9,598,287.09	3,656,285.32	0.00	662,108.42	252,217.64	0.00	27.6%	38.1%	0.0%
March 1, 2030	33,977,600.00	0.00	0.00	0.00	9,598,287.09	3,656,285.32	0.00	0.0%	0.0%	0.0%

III-3

		N37504
		Outstanding Balance			Scheduled Payments of Principal			Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$53,180,000.00	$22,336,000.00	$8,508,000.00	$7,446,000.00	$0.00	$0.00	$0.00	42.0%	58.0%	72.0%
September 1, 2018	52,382,300.00	22,336,000.00	8,508,000.00	7,446,000.00	0.00	0.00	0.00	42.6%	58.9%	73.1%
March 1, 2019	51,584,600.00	22,336,000.00	8,508,000.00	7,446,000.00	0.00	0.00	0.00	43.3%	59.8%	74.2%
September 1, 2019	50,786,900.00	21,782,455.65	8,297,149.57	7,090,990.45	553,544.35	210,850.43	355,009.55	42.9%	59.2%	73.2%
March 1, 2020	49,989,200.00	21,228,911.30	8,086,299.14	6,735,980.90	553,544.35	210,850.43	355,009.55	42.5%	58.6%	72.1%
September 1, 2020	49,191,500.00	20,675,366.95	7,875,448.71	6,380,971.35	553,544.35	210,850.43	355,009.55	42.0%	58.0%	71.0%
March 1, 2021	48,393,800.00	20,121,822.60	7,664,598.28	6,025,961.80	553,544.35	210,850.43	355,009.55	41.6%	57.4%	69.9%
September 1, 2021	47,596,100.00	19,568,278.25	7,453,747.85	5,670,952.25	553,544.35	210,850.43	355,009.55	41.1%	56.8%	68.7%
March 1, 2022	46,798,400.00	19,014,733.90	7,242,897.42	5,315,942.70	553,544.35	210,850.43	355,009.55	40.6%	56.1%	67.5%
September 1, 2022	46,000,700.00	18,461,189.55	7,032,046.99	4,960,933.15	553,544.35	210,850.43	355,009.55	40.1%	55.4%	66.2%
March 1, 2023	45,203,000.00	17,907,645.20	6,821,196.56	4,605,923.60	553,544.35	210,850.43	355,009.55	39.6%	54.7%	64.9%
September 1, 2023	44,405,300.00	17,354,100.85	6,610,346.13	4,250,914.05	553,544.35	210,850.43	355,009.55	39.1%	54.0%	63.5%
March 1, 2024	43,607,600.00	16,800,556.50	6,399,495.70	3,895,904.50	553,544.35	210,850.43	355,009.55	38.5%	53.2%	62.1%
September 1, 2024	42,809,900.00	16,247,012.15	6,188,645.27	3,540,894.95	553,544.35	210,850.43	355,009.55	38.0%	52.4%	60.7%
March 1, 2025	42,012,200.00	15,583,775.37	5,936,011.92	3,185,885.40	663,236.78	252,633.35	355,009.55	37.1%	51.2%	58.8%
September 1, 2025	41,214,500.00	14,920,538.59	5,683,378.57	2,830,875.85	663,236.78	252,633.35	355,009.55	36.2%	50.0%	56.9%
March 1, 2026	40,416,800.00	14,257,301.81	5,430,745.22	0.00	663,236.78	252,633.35	2,830,875.85	35.3%	48.7%	0.0%
September 1, 2026	39,619,100.00	13,594,065.03	5,178,111.87	0.00	663,236.78	252,633.35	0.00	34.3%	47.4%	0.0%
March 1, 2027	38,821,400.00	12,930,828.25	4,925,478.52	0.00	663,236.78	252,633.35	0.00	33.3%	46.0%	0.0%
September 1, 2027	38,023,700.00	12,267,591.47	4,672,845.17	0.00	663,236.78	252,633.35	0.00	32.3%	44.6%	0.0%
March 1, 2028	37,226,000.00	11,604,354.69	4,420,211.82	0.00	663,236.78	252,633.35	0.00	31.2%	43.0%	0.0%
September 1, 2028	36,428,300.00	10,941,117.91	4,167,578.47	0.00	663,236.78	252,633.35	0.00	30.0%	41.5%	0.0%
March 1, 2029	35,630,600.00	10,277,881.13	3,914,945.12	0.00	663,236.78	252,633.35	0.00	28.8%	39.8%	0.0%
September 1, 2029	34,832,900.00	9,614,644.35	3,662,311.77	0.00	663,236.78	252,633.35	0.00	27.6%	38.1%	0.0%
March 1, 2030	34,035,200.00	0.00	0.00	0.00	9,614,644.35	3,662,311.77	0.00	0.0%	0.0%	0.0%

		N47505
		Outstanding Balance			Scheduled Payments of Principal			Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$53,180,000.00	$22,336,000.00	$8,508,000.00	$7,446,000.00	$0.00	$0.00	$0.00	42.0%	58.0%	72.0%
September 1, 2018	52,382,300.00	22,336,000.00	8,508,000.00	7,446,000.00	0.00	0.00	0.00	42.6%	58.9%	73.1%
March 1, 2019	51,584,600.00	22,336,000.00	8,508,000.00	7,446,000.00	0.00	0.00	0.00	43.3%	59.8%	74.2%
September 1, 2019	50,786,900.00	21,782,455.65	8,297,149.57	7,090,990.45	553,544.35	210,850.43	355,009.55	42.9%	59.2%	73.2%
March 1, 2020	49,989,200.00	21,228,911.30	8,086,299.14	6,735,980.90	553,544.35	210,850.43	355,009.55	42.5%	58.6%	72.1%
September 1, 2020	49,191,500.00	20,675,366.95	7,875,448.71	6,380,971.35	553,544.35	210,850.43	355,009.55	42.0%	58.0%	71.0%
March 1, 2021	48,393,800.00	20,121,822.60	7,664,598.28	6,025,961.80	553,544.35	210,850.43	355,009.55	41.6%	57.4%	69.9%
September 1, 2021	47,596,100.00	19,568,278.25	7,453,747.85	5,670,952.25	553,544.35	210,850.43	355,009.55	41.1%	56.8%	68.7%
March 1, 2022	46,798,400.00	19,014,733.90	7,242,897.42	5,315,942.70	553,544.35	210,850.43	355,009.55	40.6%	56.1%	67.5%
September 1, 2022	46,000,700.00	18,461,189.55	7,032,046.99	4,960,933.15	553,544.35	210,850.43	355,009.55	40.1%	55.4%	66.2%
March 1, 2023	45,203,000.00	17,907,645.20	6,821,196.56	4,605,923.60	553,544.35	210,850.43	355,009.55	39.6%	54.7%	64.9%
September 1, 2023	44,405,300.00	17,354,100.85	6,610,346.13	4,250,914.05	553,544.35	210,850.43	355,009.55	39.1%	54.0%	63.5%
March 1, 2024	43,607,600.00	16,800,556.50	6,399,495.70	3,895,904.50	553,544.35	210,850.43	355,009.55	38.5%	53.2%	62.1%
September 1, 2024	42,809,900.00	16,247,012.15	6,188,645.27	3,540,894.95	553,544.35	210,850.43	355,009.55	38.0%	52.4%	60.7%
March 1, 2025	42,012,200.00	15,583,775.37	5,936,011.92	3,185,885.40	663,236.78	252,633.35	355,009.55	37.1%	51.2%	58.8%
September 1, 2025	41,214,500.00	14,920,538.59	5,683,378.57	2,830,875.85	663,236.78	252,633.35	355,009.55	36.2%	50.0%	56.9%
March 1, 2026	40,416,800.00	14,257,301.81	5,430,745.22	0.00	663,236.78	252,633.35	2,830,875.85	35.3%	48.7%	0.0%
September 1, 2026	39,619,100.00	13,594,065.03	5,178,111.87	0.00	663,236.78	252,633.35	0.00	34.3%	47.4%	0.0%
March 1, 2027	38,821,400.00	12,930,828.25	4,925,478.52	0.00	663,236.78	252,633.35	0.00	33.3%	46.0%	0.0%
September 1, 2027	38,023,700.00	12,267,591.47	4,672,845.17	0.00	663,236.78	252,633.35	0.00	32.3%	44.6%	0.0%
March 1, 2028	37,226,000.00	11,604,354.69	4,420,211.82	0.00	663,236.78	252,633.35	0.00	31.2%	43.0%	0.0%
September 1, 2028	36,428,300.00	10,941,117.91	4,167,578.47	0.00	663,236.78	252,633.35	0.00	30.0%	41.5%	0.0%
March 1, 2029	35,630,600.00	10,277,881.13	3,914,945.12	0.00	663,236.78	252,633.35	0.00	28.8%	39.8%	0.0%
September 1, 2029	34,832,900.00	9,614,644.35	3,662,311.77	0.00	663,236.78	252,633.35	0.00	27.6%	38.1%	0.0%
March 1, 2030	34,035,200.00	0.00	0.00	0.00	9,614,644.35	3,662,311.77	0.00	0.0%	0.0%	0.0%

III-4

		N37506
		Outstanding Balance			Scheduled Payments of Principal			Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$53,180,000.00	$22,336,000.00	$8,508,000.00	$7,446,000.00	$0.00	$0.00	$0.00	42.0%	58.0%	72.0%
September 1, 2018	52,382,300.00	22,336,000.00	8,508,000.00	7,446,000.00	0.00	0.00	0.00	42.6%	58.9%	73.1%
March 1, 2019	51,584,600.00	22,336,000.00	8,508,000.00	7,446,000.00	0.00	0.00	0.00	43.3%	59.8%	74.2%
September 1, 2019	50,786,900.00	21,782,455.65	8,297,149.57	7,090,990.45	553,544.35	210,850.43	355,009.55	42.9%	59.2%	73.2%
March 1, 2020	49,989,200.00	21,228,911.30	8,086,299.14	6,735,980.90	553,544.35	210,850.43	355,009.55	42.5%	58.6%	72.1%
September 1, 2020	49,191,500.00	20,675,366.95	7,875,448.71	6,380,971.35	553,544.35	210,850.43	355,009.55	42.0%	58.0%	71.0%
March 1, 2021	48,393,800.00	20,121,822.60	7,664,598.28	6,025,961.80	553,544.35	210,850.43	355,009.55	41.6%	57.4%	69.9%
September 1, 2021	47,596,100.00	19,568,278.25	7,453,747.85	5,670,952.25	553,544.35	210,850.43	355,009.55	41.1%	56.8%	68.7%
March 1, 2022	46,798,400.00	19,014,733.90	7,242,897.42	5,315,942.70	553,544.35	210,850.43	355,009.55	40.6%	56.1%	67.5%
September 1, 2022	46,000,700.00	18,461,189.55	7,032,046.99	4,960,933.15	553,544.35	210,850.43	355,009.55	40.1%	55.4%	66.2%
March 1, 2023	45,203,000.00	17,907,645.20	6,821,196.56	4,605,923.60	553,544.35	210,850.43	355,009.55	39.6%	54.7%	64.9%
September 1, 2023	44,405,300.00	17,354,100.85	6,610,346.13	4,250,914.05	553,544.35	210,850.43	355,009.55	39.1%	54.0%	63.5%
March 1, 2024	43,607,600.00	16,800,556.50	6,399,495.70	3,895,904.50	553,544.35	210,850.43	355,009.55	38.5%	53.2%	62.1%
September 1, 2024	42,809,900.00	16,247,012.15	6,188,645.27	3,540,894.95	553,544.35	210,850.43	355,009.55	38.0%	52.4%	60.7%
March 1, 2025	42,012,200.00	15,583,775.37	5,936,011.92	3,185,885.40	663,236.78	252,633.35	355,009.55	37.1%	51.2%	58.8%
September 1, 2025	41,214,500.00	14,920,538.59	5,683,378.57	2,830,875.85	663,236.78	252,633.35	355,009.55	36.2%	50.0%	56.9%
March 1, 2026	40,416,800.00	14,257,301.81	5,430,745.22	0.00	663,236.78	252,633.35	2,830,875.85	35.3%	48.7%	0.0%
September 1, 2026	39,619,100.00	13,594,065.03	5,178,111.87	0.00	663,236.78	252,633.35	0.00	34.3%	47.4%	0.0%
March 1, 2027	38,821,400.00	12,930,828.25	4,925,478.52	0.00	663,236.78	252,633.35	0.00	33.3%	46.0%	0.0%
September 1, 2027	38,023,700.00	12,267,591.47	4,672,845.17	0.00	663,236.78	252,633.35	0.00	32.3%	44.6%	0.0%
March 1, 2028	37,226,000.00	11,604,354.69	4,420,211.82	0.00	663,236.78	252,633.35	0.00	31.2%	43.0%	0.0%
September 1, 2028	36,428,300.00	10,941,117.91	4,167,578.47	0.00	663,236.78	252,633.35	0.00	30.0%	41.5%	0.0%
March 1, 2029	35,630,600.00	10,277,881.13	3,914,945.12	0.00	663,236.78	252,633.35	0.00	28.8%	39.8%	0.0%
September 1, 2029	34,832,900.00	9,614,644.35	3,662,311.77	0.00	663,236.78	252,633.35	0.00	27.6%	38.1%	0.0%
March 1, 2030	34,035,200.00	0.00	0.00	0.00	9,614,644.35	3,662,311.77	0.00	0.0%	0.0%	0.0%

C. Boeing 787-9

		N26970
		Outstanding Balance			Scheduled Payments of Principal			Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$140,160,000.00	$58,867,000.00	$22,426,000.00	$19,622,000.00	$0.00	$0.00	$0.00	42.0%	58.0%	72.0%
September 1, 2018	138,025,583.76	58,867,000.00	22,426,000.00	19,622,000.00	0.00	0.00	0.00	42.6%	58.9%	73.1%
March 1, 2019	135,891,167.51	57,408,120.37	21,870,230.35	18,686,454.63	1,458,879.63	555,769.65	935,545.37	42.2%	58.3%	72.1%
September 1, 2019	133,756,751.27	55,949,242.54	21,314,455.57	17,750,919.12	1,458,877.83	555,774.78	935,535.51	41.8%	57.8%	71.0%
March 1, 2020	131,622,335.03	54,490,364.71	20,758,680.79	16,815,383.61	1,458,877.83	555,774.78	935,535.51	41.4%	57.2%	69.9%
September 1, 2020	129,487,918.78	53,031,486.88	20,202,906.01	15,879,848.10	1,458,877.83	555,774.78	935,535.51	41.0%	56.6%	68.8%
March 1, 2021	127,353,502.54	51,572,609.05	19,647,131.23	14,944,312.59	1,458,877.83	555,774.78	935,535.51	40.5%	55.9%	67.7%
September 1, 2021	125,219,086.29	50,113,731.22	19,091,356.45	14,008,777.08	1,458,877.83	555,774.78	935,535.51	40.0%	55.3%	66.5%
March 1, 2022	123,084,670.05	48,654,853.39	18,535,581.67	13,073,241.57	1,458,877.83	555,774.78	935,535.51	39.5%	54.6%	65.2%
September 1, 2022	120,950,253.81	47,195,975.56	17,979,806.89	12,137,706.06	1,458,877.83	555,774.78	935,535.51	39.0%	53.9%	63.9%
March 1, 2023	118,815,837.56	45,737,097.73	17,424,032.11	11,202,170.55	1,458,877.83	555,774.78	935,535.51	38.5%	53.2%	62.6%
September 1, 2023	116,681,421.32	44,278,219.90	16,868,257.33	10,266,635.04	1,458,877.83	555,774.78	935,535.51	37.9%	52.4%	61.2%
March 1, 2024	114,547,005.08	42,819,342.07	16,312,482.55	9,331,099.53	1,458,877.83	555,774.78	935,535.51	37.4%	51.6%	59.8%
September 1, 2024	112,412,588.83	41,360,464.24	15,756,707.77	8,395,564.02	1,458,877.83	555,774.78	935,535.51	36.8%	50.8%	58.3%
March 1, 2025	110,278,172.59	39,612,489.68	15,090,798.56	7,460,028.51	1,747,974.56	665,909.21	935,535.51	35.9%	49.6%	56.4%
September 1, 2025	108,143,756.35	37,864,515.12	14,424,889.35	6,524,493.00	1,747,974.56	665,909.21	935,535.51	35.0%	48.4%	54.4%
March 1, 2026	106,009,340.10	36,116,540.56	13,758,980.14	0.00	1,747,974.56	665,909.21	6,524,493.00	34.1%	47.0%	0.0%
September 1, 2026	103,874,923.86	34,368,566.00	13,093,070.93	0.00	1,747,974.56	665,909.21	0.00	33.1%	45.7%	0.0%
March 1, 2027	101,740,507.61	32,620,591.44	12,427,161.72	0.00	1,747,974.56	665,909.21	0.00	32.1%	44.3%	0.0%
September 1, 2027	99,606,091.37	30,872,616.88	11,761,252.51	0.00	1,747,974.56	665,909.21	0.00	31.0%	42.8%	0.0%
March 1, 2028	97,471,675.13	29,124,642.32	11,095,343.30	0.00	1,747,974.56	665,909.21	0.00	29.9%	41.3%	0.0%
September 1, 2028	95,337,258.88	27,376,667.76	10,429,434.09	0.00	1,747,974.56	665,909.21	0.00	28.7%	39.7%	0.0%
March 1, 2029	93,202,842.64	25,628,693.20	9,763,524.88	0.00	1,747,974.56	665,909.21	0.00	27.5%	38.0%	0.0%
September 1, 2029	91,068,426.40	23,880,718.64	9,097,615.67	0.00	1,747,974.56	665,909.21	0.00	26.2%	36.2%	0.0%
March 1, 2030	88,934,010.15	0.00	0.00	0.00	23,880,718.64	9,097,615.67	0.00	0.0%	0.0%	0.0%

III-5

		N29971
		Outstanding Balance			Scheduled Payments of Principal			Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$143,373,333.33	$60,217,000.00	$22,940,000.00	$20,072,000.00	$0.00	$0.00	$0.00	42.0%	58.0%	72.0%
September 1, 2018	141,222,733.33	60,217,000.00	22,940,000.00	20,072,000.00	0.00	0.00	0.00	42.6%	58.9%	73.1%
March 1, 2019	139,072,133.33	58,724,663.81	22,371,492.20	19,114,999.35	1,492,336.19	568,507.80	957,000.65	42.2%	58.3%	72.1%
September 1, 2019	136,921,533.33	57,232,329.46	21,802,979.16	18,158,008.79	1,492,334.35	568,513.04	956,990.56	41.8%	57.7%	71.0%
March 1, 2020	134,770,933.33	55,739,995.11	21,234,466.12	17,201,018.23	1,492,334.35	568,513.04	956,990.56	41.4%	57.1%	69.9%
September 1, 2020	132,620,333.33	54,247,660.76	20,665,953.08	16,244,027.67	1,492,334.35	568,513.04	956,990.56	40.9%	56.5%	68.7%
March 1, 2021	130,469,733.33	52,755,326.41	20,097,440.04	15,287,037.11	1,492,334.35	568,513.04	956,990.56	40.4%	55.8%	67.6%
September 1, 2021	128,319,133.33	51,262,992.06	19,528,927.00	14,330,046.55	1,492,334.35	568,513.04	956,990.56	39.9%	55.2%	66.3%
March 1, 2022	126,168,533.33	49,770,657.71	18,960,413.96	13,373,055.99	1,492,334.35	568,513.04	956,990.56	39.4%	54.5%	65.1%
September 1, 2022	124,017,933.33	48,278,323.36	18,391,900.92	12,416,065.43	1,492,334.35	568,513.04	956,990.56	38.9%	53.8%	63.8%
March 1, 2023	121,867,333.33	46,785,989.01	17,823,387.88	11,459,074.87	1,492,334.35	568,513.04	956,990.56	38.4%	53.0%	62.4%
September 1, 2023	119,716,733.33	45,293,654.66	17,254,874.84	10,502,084.31	1,492,334.35	568,513.04	956,990.56	37.8%	52.2%	61.0%
March 1, 2024	117,566,133.33	43,801,320.31	16,686,361.80	9,545,093.75	1,492,334.35	568,513.04	956,990.56	37.3%	51.4%	59.6%
September 1, 2024	115,415,533.33	42,308,985.96	16,117,848.76	8,588,103.19	1,492,334.35	568,513.04	956,990.56	36.7%	50.6%	58.1%
March 1, 2025	113,264,933.33	40,520,925.01	15,436,677.03	7,631,112.63	1,788,060.95	681,171.73	956,990.56	35.8%	49.4%	56.1%
September 1, 2025	111,114,333.33	38,732,864.06	14,755,505.30	6,674,122.07	1,788,060.95	681,171.73	956,990.56	34.9%	48.1%	54.1%
March 1, 2026	108,963,733.33	36,944,803.11	14,074,333.57	0.00	1,788,060.95	681,171.73	6,674,122.07	33.9%	46.8%	0.0%
September 1, 2026	106,813,133.33	35,156,742.16	13,393,161.84	0.00	1,788,060.95	681,171.73	0.00	32.9%	45.5%	0.0%
March 1, 2027	104,662,533.33	33,368,681.21	12,711,990.11	0.00	1,788,060.95	681,171.73	0.00	31.9%	44.0%	0.0%
September 1, 2027	102,511,933.33	31,580,620.26	12,030,818.38	0.00	1,788,060.95	681,171.73	0.00	30.8%	42.5%	0.0%
March 1, 2028	100,361,333.33	29,792,559.31	11,349,646.65	0.00	1,788,060.95	681,171.73	0.00	29.7%	41.0%	0.0%
September 1, 2028	98,210,733.33	28,004,498.36	10,668,474.92	0.00	1,788,060.95	681,171.73	0.00	28.5%	39.4%	0.0%
March 1, 2029	96,060,133.33	26,216,437.41	9,987,303.19	0.00	1,788,060.95	681,171.73	0.00	27.3%	37.7%	0.0%
September 1, 2029	93,909,533.33	24,428,376.46	9,306,131.46	0.00	1,788,060.95	681,171.73	0.00	26.0%	35.9%	0.0%
March 1, 2030	91,758,933.33	0.00	0.00	0.00	24,428,376.46	9,306,131.46	0.00	0.0%	0.0%	0.0%

		N24972
		Outstanding Balance			Scheduled Payments of Principal			Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$143,373,333.33	$60,217,000.00	$22,940,000.00	$20,072,000.00	$0.00	$0.00	$0.00	42.0%	58.0%	72.0%
September 1, 2018	141,222,733.33	60,217,000.00	22,940,000.00	20,072,000.00	0.00	0.00	0.00	42.6%	58.9%	73.1%
March 1, 2019	139,072,133.33	58,724,663.81	22,371,492.20	19,114,999.35	1,492,336.19	568,507.80	957,000.65	42.2%	58.3%	72.1%
September 1, 2019	136,921,533.33	57,232,329.46	21,802,979.16	18,158,008.79	1,492,334.35	568,513.04	956,990.56	41.8%	57.7%	71.0%
March 1, 2020	134,770,933.33	55,739,995.11	21,234,466.12	17,201,018.23	1,492,334.35	568,513.04	956,990.56	41.4%	57.1%	69.9%
September 1, 2020	132,620,333.33	54,247,660.76	20,665,953.08	16,244,027.67	1,492,334.35	568,513.04	956,990.56	40.9%	56.5%	68.7%
March 1, 2021	130,469,733.33	52,755,326.41	20,097,440.04	15,287,037.11	1,492,334.35	568,513.04	956,990.56	40.4%	55.8%	67.6%
September 1, 2021	128,319,133.33	51,262,992.06	19,528,927.00	14,330,046.55	1,492,334.35	568,513.04	956,990.56	39.9%	55.2%	66.3%
March 1, 2022	126,168,533.33	49,770,657.71	18,960,413.96	13,373,055.99	1,492,334.35	568,513.04	956,990.56	39.4%	54.5%	65.1%
September 1, 2022	124,017,933.33	48,278,323.36	18,391,900.92	12,416,065.43	1,492,334.35	568,513.04	956,990.56	38.9%	53.8%	63.8%
March 1, 2023	121,867,333.33	46,785,989.01	17,823,387.88	11,459,074.87	1,492,334.35	568,513.04	956,990.56	38.4%	53.0%	62.4%
September 1, 2023	119,716,733.33	45,293,654.66	17,254,874.84	10,502,084.31	1,492,334.35	568,513.04	956,990.56	37.8%	52.2%	61.0%
March 1, 2024	117,566,133.33	43,801,320.31	16,686,361.80	9,545,093.75	1,492,334.35	568,513.04	956,990.56	37.3%	51.4%	59.6%
September 1, 2024	115,415,533.33	42,308,985.96	16,117,848.76	8,588,103.19	1,492,334.35	568,513.04	956,990.56	36.7%	50.6%	58.1%
March 1, 2025	113,264,933.33	40,520,925.01	15,436,677.03	7,631,112.63	1,788,060.95	681,171.73	956,990.56	35.8%	49.4%	56.1%
September 1, 2025	111,114,333.33	38,732,864.06	14,755,505.30	6,674,122.07	1,788,060.95	681,171.73	956,990.56	34.9%	48.1%	54.1%
March 1, 2026	108,963,733.33	36,944,803.11	14,074,333.57	0.00	1,788,060.95	681,171.73	6,674,122.07	33.9%	46.8%	0.0%
September 1, 2026	106,813,133.33	35,156,742.16	13,393,161.84	0.00	1,788,060.95	681,171.73	0.00	32.9%	45.5%	0.0%
March 1, 2027	104,662,533.33	33,368,681.21	12,711,990.11	0.00	1,788,060.95	681,171.73	0.00	31.9%	44.0%	0.0%
September 1, 2027	102,511,933.33	31,580,620.26	12,030,818.38	0.00	1,788,060.95	681,171.73	0.00	30.8%	42.5%	0.0%
March 1, 2028	100,361,333.33	29,792,559.31	11,349,646.65	0.00	1,788,060.95	681,171.73	0.00	29.7%	41.0%	0.0%
September 1, 2028	98,210,733.33	28,004,498.36	10,668,474.92	0.00	1,788,060.95	681,171.73	0.00	28.5%	39.4%	0.0%
March 1, 2029	96,060,133.33	26,216,437.41	9,987,303.19	0.00	1,788,060.95	681,171.73	0.00	27.3%	37.7%	0.0%
September 1, 2029	93,909,533.33	24,428,376.46	9,306,131.46	0.00	1,788,060.95	681,171.73	0.00	26.0%	35.9%	0.0%
March 1, 2030	91,758,933.33	0.00	0.00	0.00	24,428,376.46	9,306,131.46	0.00	0.0%	0.0%	0.0%

III-6

		N24973
		Outstanding Balance			Scheduled Payments of Principal			Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$143,490,000.00	$60,266,000.00	$22,958,000.00	$20,089,000.00	$0.00	$0.00	$0.00	42.0%	58.0%	72.0%
September 1, 2018	141,337,650.00	60,266,000.00	22,958,000.00	20,089,000.00	0.00	0.00	0.00	42.6%	58.9%	73.1%
March 1, 2019	139,185,300.00	58,772,449.46	22,389,046.12	19,131,188.82	1,493,550.54	568,953.88	957,811.18	42.2%	58.3%	72.1%
September 1, 2019	137,032,950.00	57,278,900.76	21,820,086.99	18,173,387.74	1,493,548.70	568,959.13	957,801.08	41.8%	57.7%	71.0%
March 1, 2020	134,880,600.00	55,785,352.06	21,251,127.86	17,215,586.66	1,493,548.70	568,959.13	957,801.08	41.4%	57.1%	69.9%
September 1, 2020	132,728,250.00	54,291,803.36	20,682,168.73	16,257,785.58	1,493,548.70	568,959.13	957,801.08	40.9%	56.5%	68.7%
March 1, 2021	130,575,900.00	52,798,254.66	20,113,209.60	15,299,984.50	1,493,548.70	568,959.13	957,801.08	40.4%	55.8%	67.6%
September 1, 2021	128,423,550.00	51,304,705.96	19,544,250.47	14,342,183.42	1,493,548.70	568,959.13	957,801.08	39.9%	55.2%	66.3%
March 1, 2022	126,271,200.00	49,811,157.26	18,975,291.34	13,384,382.34	1,493,548.70	568,959.13	957,801.08	39.4%	54.5%	65.1%
September 1, 2022	124,118,850.00	48,317,608.56	18,406,332.21	12,426,581.26	1,493,548.70	568,959.13	957,801.08	38.9%	53.8%	63.8%
March 1, 2023	121,966,500.00	46,824,059.86	17,837,373.08	11,468,780.18	1,493,548.70	568,959.13	957,801.08	38.4%	53.0%	62.4%
September 1, 2023	119,814,150.00	45,330,511.16	17,268,413.95	10,510,979.10	1,493,548.70	568,959.13	957,801.08	37.8%	52.2%	61.0%
March 1, 2024	117,661,800.00	43,836,962.46	16,699,454.82	9,553,178.02	1,493,548.70	568,959.13	957,801.08	37.3%	51.4%	59.6%
September 1, 2024	115,509,450.00	42,343,413.76	16,130,495.69	8,595,376.94	1,493,548.70	568,959.13	957,801.08	36.7%	50.6%	58.1%
March 1, 2025	113,357,100.00	40,553,897.83	15,448,789.47	7,637,575.86	1,789,515.93	681,706.22	957,801.08	35.8%	49.4%	56.1%
September 1, 2025	111,204,750.00	38,764,381.90	14,767,083.25	6,679,774.78	1,789,515.93	681,706.22	957,801.08	34.9%	48.1%	54.1%
March 1, 2026	109,052,400.00	36,974,865.97	14,085,377.03	0.00	1,789,515.93	681,706.22	6,679,774.78	33.9%	46.8%	0.0%
September 1, 2026	106,900,050.00	35,185,350.04	13,403,670.81	0.00	1,789,515.93	681,706.22	0.00	32.9%	45.5%	0.0%
March 1, 2027	104,747,700.00	33,395,834.11	12,721,964.59	0.00	1,789,515.93	681,706.22	0.00	31.9%	44.0%	0.0%
September 1, 2027	102,595,350.00	31,606,318.18	12,040,258.37	0.00	1,789,515.93	681,706.22	0.00	30.8%	42.5%	0.0%
March 1, 2028	100,443,000.00	29,816,802.25	11,358,552.15	0.00	1,789,515.93	681,706.22	0.00	29.7%	41.0%	0.0%
September 1, 2028	98,290,650.00	28,027,286.32	10,676,845.93	0.00	1,789,515.93	681,706.22	0.00	28.5%	39.4%	0.0%
March 1, 2029	96,138,300.00	26,237,770.39	9,995,139.71	0.00	1,789,515.93	681,706.22	0.00	27.3%	37.7%	0.0%
September 1, 2029	93,985,950.00	24,448,254.46	9,313,433.49	0.00	1,789,515.93	681,706.22	0.00	26.0%	35.9%	0.0%
March 1, 2030	91,833,600.00	0.00	0.00	0.00	24,448,254.46	9,313,433.49	0.00	0.0%	0.0%	0.0%

		N24974
		Outstanding Balance			Scheduled Payments of Principal			Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$143,490,000.00	$60,266,000.00	$22,958,000.00	$20,089,000.00	$0.00	$0.00	$0.00	42.0%	58.0%	72.0%
September 1, 2018	141,337,650.00	60,266,000.00	22,958,000.00	20,089,000.00	0.00	0.00	0.00	42.6%	58.9%	73.1%
March 1, 2019	139,185,300.00	58,772,449.46	22,389,046.12	19,131,188.82	1,493,550.54	568,953.88	957,811.18	42.2%	58.3%	72.1%
September 1, 2019	137,032,950.00	57,278,900.76	21,820,086.99	18,173,387.74	1,493,548.70	568,959.13	957,801.08	41.8%	57.7%	71.0%
March 1, 2020	134,880,600.00	55,785,352.06	21,251,127.86	17,215,586.66	1,493,548.70	568,959.13	957,801.08	41.4%	57.1%	69.9%
September 1, 2020	132,728,250.00	54,291,803.36	20,682,168.73	16,257,785.58	1,493,548.70	568,959.13	957,801.08	40.9%	56.5%	68.7%
March 1, 2021	130,575,900.00	52,798,254.66	20,113,209.60	15,299,984.50	1,493,548.70	568,959.13	957,801.08	40.4%	55.8%	67.6%
September 1, 2021	128,423,550.00	51,304,705.96	19,544,250.47	14,342,183.42	1,493,548.70	568,959.13	957,801.08	39.9%	55.2%	66.3%
March 1, 2022	126,271,200.00	49,811,157.26	18,975,291.34	13,384,382.34	1,493,548.70	568,959.13	957,801.08	39.4%	54.5%	65.1%
September 1, 2022	124,118,850.00	48,317,608.56	18,406,332.21	12,426,581.26	1,493,548.70	568,959.13	957,801.08	38.9%	53.8%	63.8%
March 1, 2023	121,966,500.00	46,824,059.86	17,837,373.08	11,468,780.18	1,493,548.70	568,959.13	957,801.08	38.4%	53.0%	62.4%
September 1, 2023	119,814,150.00	45,330,511.16	17,268,413.95	10,510,979.10	1,493,548.70	568,959.13	957,801.08	37.8%	52.2%	61.0%
March 1, 2024	117,661,800.00	43,836,962.46	16,699,454.82	9,553,178.02	1,493,548.70	568,959.13	957,801.08	37.3%	51.4%	59.6%
September 1, 2024	115,509,450.00	42,343,413.76	16,130,495.69	8,595,376.94	1,493,548.70	568,959.13	957,801.08	36.7%	50.6%	58.1%
March 1, 2025	113,357,100.00	40,553,897.83	15,448,789.47	7,637,575.86	1,789,515.93	681,706.22	957,801.08	35.8%	49.4%	56.1%
September 1, 2025	111,204,750.00	38,764,381.90	14,767,083.25	6,679,774.78	1,789,515.93	681,706.22	957,801.08	34.9%	48.1%	54.1%
March 1, 2026	109,052,400.00	36,974,865.97	14,085,377.03	0.00	1,789,515.93	681,706.22	6,679,774.78	33.9%	46.8%	0.0%
September 1, 2026	106,900,050.00	35,185,350.04	13,403,670.81	0.00	1,789,515.93	681,706.22	0.00	32.9%	45.5%	0.0%
March 1, 2027	104,747,700.00	33,395,834.11	12,721,964.59	0.00	1,789,515.93	681,706.22	0.00	31.9%	44.0%	0.0%
September 1, 2027	102,595,350.00	31,606,318.18	12,040,258.37	0.00	1,789,515.93	681,706.22	0.00	30.8%	42.5%	0.0%
March 1, 2028	100,443,000.00	29,816,802.25	11,358,552.15	0.00	1,789,515.93	681,706.22	0.00	29.7%	41.0%	0.0%
September 1, 2028	98,290,650.00	28,027,286.32	10,676,845.93	0.00	1,789,515.93	681,706.22	0.00	28.5%	39.4%	0.0%
March 1, 2029	96,138,300.00	26,237,770.39	9,995,139.71	0.00	1,789,515.93	681,706.22	0.00	27.3%	37.7%	0.0%
September 1, 2029	93,985,950.00	24,448,254.46	9,313,433.49	0.00	1,789,515.93	681,706.22	0.00	26.0%	35.9%	0.0%
March 1, 2030	91,833,600.00	0.00	0.00	0.00	24,448,254.46	9,313,433.49	0.00	0.0%	0.0%	0.0%

III-7

D. Boeing 777-300ER

		N2645U
		Outstanding Balance			Scheduled Payments of Principal			Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$160,830,000.00	$67,549,000.00	$25,732,000.00	$22,517,000.00	$0.00	$0.00	$0.00	42.0%	58.0%	72.0%
September 1, 2018	158,417,550.00	67,549,000.00	25,732,000.00	22,517,000.00	0.00	0.00	0.00	42.6%	58.9%	73.1%
March 1, 2019	156,005,100.00	65,874,957.49	25,094,299.80	21,443,425.69	1,674,042.51	637,700.20	1,073,574.31	42.2%	58.3%	72.1%
September 1, 2019	153,592,650.00	64,200,917.06	24,456,593.71	20,369,862.70	1,674,040.43	637,706.09	1,073,562.99	41.8%	57.7%	71.0%
March 1, 2020	151,180,200.00	62,526,876.63	23,818,887.62	19,296,299.71	1,674,040.43	637,706.09	1,073,562.99	41.4%	57.1%	69.9%
September 1, 2020	148,767,750.00	60,852,836.20	23,181,181.53	18,222,736.72	1,674,040.43	637,706.09	1,073,562.99	40.9%	56.5%	68.7%
March 1, 2021	146,355,300.00	59,178,795.77	22,543,475.44	17,149,173.73	1,674,040.43	637,706.09	1,073,562.99	40.4%	55.8%	67.6%
September 1, 2021	143,942,850.00	57,504,755.34	21,905,769.35	16,075,610.74	1,674,040.43	637,706.09	1,073,562.99	39.9%	55.2%	66.3%
March 1, 2022	141,530,400.00	55,830,714.91	21,268,063.26	15,002,047.75	1,674,040.43	637,706.09	1,073,562.99	39.4%	54.5%	65.1%
September 1, 2022	139,117,950.00	54,156,674.48	20,630,357.17	13,928,484.76	1,674,040.43	637,706.09	1,073,562.99	38.9%	53.8%	63.8%
March 1, 2023	136,705,500.00	52,482,634.05	19,992,651.08	12,854,921.77	1,674,040.43	637,706.09	1,073,562.99	38.4%	53.0%	62.4%
September 1, 2023	134,293,050.00	50,808,593.62	19,354,944.99	11,781,358.78	1,674,040.43	637,706.09	1,073,562.99	37.8%	52.2%	61.0%
March 1, 2024	131,880,600.00	49,134,553.19	18,717,238.90	10,707,795.79	1,674,040.43	637,706.09	1,073,562.99	37.3%	51.4%	59.6%
September 1, 2024	129,468,150.00	47,460,512.76	18,079,532.81	9,634,232.80	1,674,040.43	637,706.09	1,073,562.99	36.7%	50.6%	58.1%
March 1, 2025	127,055,700.00	45,454,738.16	17,315,456.48	8,560,669.81	2,005,774.60	764,076.33	1,073,562.99	35.8%	49.4%	56.1%
September 1, 2025	124,643,250.00	43,448,963.56	16,551,380.15	7,487,106.82	2,005,774.60	764,076.33	1,073,562.99	34.9%	48.1%	54.1%
March 1, 2026	122,230,800.00	41,443,188.96	15,787,303.82	0.00	2,005,774.60	764,076.33	7,487,106.82	33.9%	46.8%	0.0%
September 1, 2026	119,818,350.00	39,437,414.36	15,023,227.49	0.00	2,005,774.60	764,076.33	0.00	32.9%	45.5%	0.0%
March 1, 2027	117,405,900.00	37,431,639.76	14,259,151.16	0.00	2,005,774.60	764,076.33	0.00	31.9%	44.0%	0.0%
September 1, 2027	114,993,450.00	35,425,865.16	13,495,074.83	0.00	2,005,774.60	764,076.33	0.00	30.8%	42.5%	0.0%
March 1, 2028	112,581,000.00	33,420,090.56	12,730,998.50	0.00	2,005,774.60	764,076.33	0.00	29.7%	41.0%	0.0%
September 1, 2028	110,168,550.00	31,414,315.96	11,966,922.17	0.00	2,005,774.60	764,076.33	0.00	28.5%	39.4%	0.0%
March 1, 2029	107,756,100.00	29,408,541.36	11,202,845.84	0.00	2,005,774.60	764,076.33	0.00	27.3%	37.7%	0.0%
September 1, 2029	105,343,650.00	27,402,766.76	10,438,769.51	0.00	2,005,774.60	764,076.33	0.00	26.0%	35.9%	0.0%
March 1, 2030	102,931,200.00	0.00	0.00	0.00	27,402,766.76	10,438,769.51	0.00	0.0%	0.0%	0.0%

		N2846U
		Outstanding Balance			Scheduled Payments of Principal			Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$160,830,000.00	$67,549,000.00	$25,732,000.00	$22,517,000.00	$0.00	$0.00	$0.00	42.0%	58.0%	72.0%
September 1, 2018	158,417,550.00	67,549,000.00	25,732,000.00	22,517,000.00	0.00	0.00	0.00	42.6%	58.9%	73.1%
March 1, 2019	156,005,100.00	65,874,957.49	25,094,299.80	21,443,425.67	1,674,042.51	637,700.20	1,073,574.33	42.2%	58.3%	72.1%
September 1, 2019	153,592,650.00	64,200,917.06	24,456,593.71	20,369,862.68	1,674,040.43	637,706.09	1,073,562.99	41.8%	57.7%	71.0%
March 1, 2020	151,180,200.00	62,526,876.63	23,818,887.62	19,296,299.69	1,674,040.43	637,706.09	1,073,562.99	41.4%	57.1%	69.9%
September 1, 2020	148,767,750.00	60,852,836.20	23,181,181.53	18,222,736.70	1,674,040.43	637,706.09	1,073,562.99	40.9%	56.5%	68.7%
March 1, 2021	146,355,300.00	59,178,795.77	22,543,475.44	17,149,173.71	1,674,040.43	637,706.09	1,073,562.99	40.4%	55.8%	67.6%
September 1, 2021	143,942,850.00	57,504,755.34	21,905,769.35	16,075,610.72	1,674,040.43	637,706.09	1,073,562.99	39.9%	55.2%	66.3%
March 1, 2022	141,530,400.00	55,830,714.91	21,268,063.26	15,002,047.73	1,674,040.43	637,706.09	1,073,562.99	39.4%	54.5%	65.1%
September 1, 2022	139,117,950.00	54,156,674.48	20,630,357.17	13,928,484.74	1,674,040.43	637,706.09	1,073,562.99	38.9%	53.8%	63.8%
March 1, 2023	136,705,500.00	52,482,634.05	19,992,651.08	12,854,921.75	1,674,040.43	637,706.09	1,073,562.99	38.4%	53.0%	62.4%
September 1, 2023	134,293,050.00	50,808,593.62	19,354,944.99	11,781,358.76	1,674,040.43	637,706.09	1,073,562.99	37.8%	52.2%	61.0%
March 1, 2024	131,880,600.00	49,134,553.19	18,717,238.90	10,707,795.77	1,674,040.43	637,706.09	1,073,562.99	37.3%	51.4%	59.6%
September 1, 2024	129,468,150.00	47,460,512.76	18,079,532.81	9,634,232.78	1,674,040.43	637,706.09	1,073,562.99	36.7%	50.6%	58.1%
March 1, 2025	127,055,700.00	45,454,738.16	17,315,456.48	8,560,669.79	2,005,774.60	764,076.33	1,073,562.99	35.8%	49.4%	56.1%
September 1, 2025	124,643,250.00	43,448,963.56	16,551,380.15	7,487,106.80	2,005,774.60	764,076.33	1,073,562.99	34.9%	48.1%	54.1%
March 1, 2026	122,230,800.00	41,443,188.96	15,787,303.82	0.00	2,005,774.60	764,076.33	7,487,106.80	33.9%	46.8%	0.0%
September 1, 2026	119,818,350.00	39,437,414.36	15,023,227.49	0.00	2,005,774.60	764,076.33	0.00	32.9%	45.5%	0.0%
March 1, 2027	117,405,900.00	37,431,639.76	14,259,151.16	0.00	2,005,774.60	764,076.33	0.00	31.9%	44.0%	0.0%
September 1, 2027	114,993,450.00	35,425,865.16	13,495,074.83	0.00	2,005,774.60	764,076.33	0.00	30.8%	42.5%	0.0%
March 1, 2028	112,581,000.00	33,420,090.56	12,730,998.50	0.00	2,005,774.60	764,076.33	0.00	29.7%	41.0%	0.0%
September 1, 2028	110,168,550.00	31,414,315.96	11,966,922.17	0.00	2,005,774.60	764,076.33	0.00	28.5%	39.4%	0.0%
March 1, 2029	107,756,100.00	29,408,541.36	11,202,845.84	0.00	2,005,774.60	764,076.33	0.00	27.3%	37.7%	0.0%
September 1, 2029	105,343,650.00	27,402,766.76	10,438,769.51	0.00	2,005,774.60	764,076.33	0.00	26.0%	35.9%	0.0%
March 1, 2030	102,931,200.00	0.00	0.00	0.00	27,402,766.76	10,438,769.51	0.00	0.0%	0.0%	0.0%

III-8

		N2747U
		Outstanding Balance			Scheduled Payments of Principal			Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series B Equipment Note
At Issuance	$160,960,000.00	$67,603,000.00	$25,754,000.00	$22,534,000.00	$0.00	$0.00	$0.00	42.0%	58.0%	72.0%
September 1, 2018	158,545,600.00	67,603,000.00	25,754,000.00	22,534,000.00	0.00	0.00	0.00	42.6%	58.9%	73.1%
March 1, 2019	156,131,200.00	67,603,000.00	25,754,000.00	22,534,000.00	0.00	0.00	0.00	43.3%	59.8%	74.2%
September 1, 2019	153,716,800.00	65,927,621.32	25,115,748.69	21,459,626.51	1,675,378.68	638,251.31	1,074,373.49	42.9%	59.2%	73.2%
March 1, 2020	151,302,400.00	64,252,242.64	24,477,497.38	20,385,253.02	1,675,378.68	638,251.31	1,074,373.49	42.5%	58.6%	72.1%
September 1, 2020	148,888,000.00	62,576,863.96	23,839,246.07	19,310,879.53	1,675,378.68	638,251.31	1,074,373.49	42.0%	58.0%	71.0%
March 1, 2021	146,473,600.00	60,901,485.28	23,200,994.76	18,236,506.04	1,675,378.68	638,251.31	1,074,373.49	41.6%	57.4%	69.9%
September 1, 2021	144,059,200.00	59,226,106.60	22,562,743.45	17,162,132.55	1,675,378.68	638,251.31	1,074,373.49	41.1%	56.8%	68.7%
March 1, 2022	141,644,800.00	57,550,727.92	21,924,492.14	16,087,759.06	1,675,378.68	638,251.31	1,074,373.49	40.6%	56.1%	67.5%
September 1, 2022	139,230,400.00	55,875,349.24	21,286,240.83	15,013,385.57	1,675,378.68	638,251.31	1,074,373.49	40.1%	55.4%	66.2%
March 1, 2023	136,816,000.00	54,199,970.56	20,647,989.52	13,939,012.08	1,675,378.68	638,251.31	1,074,373.49	39.6%	54.7%	64.9%
September 1, 2023	134,401,600.00	52,524,591.88	20,009,738.21	12,864,638.59	1,675,378.68	638,251.31	1,074,373.49	39.1%	54.0%	63.5%
March 1, 2024	131,987,200.00	50,849,213.20	19,371,486.90	11,790,265.10	1,675,378.68	638,251.31	1,074,373.49	38.5%	53.2%	62.1%
September 1, 2024	129,572,800.00	49,173,834.52	18,733,235.59	10,715,891.61	1,675,378.68	638,251.31	1,074,373.49	38.0%	52.4%	60.7%
March 1, 2025	127,158,400.00	47,166,456.45	17,968,506.00	9,641,518.12	2,007,378.07	764,729.59	1,074,373.49	37.1%	51.2%	58.8%
September 1, 2025	124,744,000.00	45,159,078.38	17,203,776.41	8,567,144.63	2,007,378.07	764,729.59	1,074,373.49	36.2%	50.0%	56.9%
March 1, 2026	122,329,600.00	43,151,700.31	16,439,046.82	0.00	2,007,378.07	764,729.59	8,567,144.63	35.3%	48.7%	0.0%
September 1, 2026	119,915,200.00	41,144,322.24	15,674,317.23	0.00	2,007,378.07	764,729.59	0.00	34.3%	47.4%	0.0%
March 1, 2027	117,500,800.00	39,136,944.17	14,909,587.64	0.00	2,007,378.07	764,729.59	0.00	33.3%	46.0%	0.0%
September 1, 2027	115,086,400.00	37,129,566.10	14,144,858.05	0.00	2,007,378.07	764,729.59	0.00	32.3%	44.6%	0.0%
March 1, 2028	112,672,000.00	35,122,188.03	13,380,128.46	0.00	2,007,378.07	764,729.59	0.00	31.2%	43.0%	0.0%
September 1, 2028	110,257,600.00	33,114,809.96	12,615,398.87	0.00	2,007,378.07	764,729.59	0.00	30.0%	41.5%	0.0%
March 1, 2029	107,843,200.00	31,107,431.89	11,850,669.28	0.00	2,007,378.07	764,729.59	0.00	28.8%	39.8%	0.0%
September 1, 2029	105,428,800.00	29,100,053.82	11,085,939.69	0.00	2,007,378.07	764,729.59	0.00	27.6%	38.1%	0.0%
March 1, 2030	103,014,400.00	0.00	0.00	0.00	29,100,053.82	11,085,939.69	0.00	0.0%	0.0%	0.0%

III-9

PROSPECTUS

United Airlines, Inc.

Pass Through Certificates

This prospectus relates to pass through certificates to be issued by one or more trusts that United Airlines, Inc. will form, as creator of each pass through trust, with a national or state bank or trust company, as trustee. The trustee will hold all property owned by a trust for the benefit of holders of pass through certificates issued by that trust. Each pass through certificate issued by a trust will represent a beneficial interest in all property held by that trust. United Continental Holdings, Inc., the holding company of United, may provide a guarantee of certain obligations of United relating to property owned by such a trust.

We will describe the specific terms of any offering of pass through certificates in a prospectus supplement to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in any pass through certificates.

This prospectus may not be used to offer or sell any pass through certificates unless accompanied by a prospectus supplement.

Investing in our pass through certificates involves risks. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 1, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, we may sell the pass through certificates described in this prospectus in one or more offerings from time to time. Each time we sell pass through certificates, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

In this prospectus, unless the context otherwise requires, the terms “we,” “our,” “us” and the “Company” refer to United Continental Holdings, Inc. and its subsidiaries, including United Airlines, Inc.

You should rely only on the information contained in this prospectus or in a prospectus supplement accompanying this prospectus or information incorporated by reference therein. We have not authorized anyone to provide you with different information. The distribution of this prospectus and sale of these pass through certificates in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these pass through certificates in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

RISK FACTORS

An investment in our pass through certificates involves risk. Before you invest in our pass through certificates, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus;

•	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•	the risks described in the Annual Report on Form 10-K of United Continental Holdings, Inc. and United Airlines, Inc. for our most recent fiscal year and in any Quarterly Report on Form 10-Q which we have filed since our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus; and

•	other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of pass through certificates.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference in this prospectus or any prospectus supplement delivered with this prospectus are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “goals” and similar expressions are intended to identify forward-looking statements.

Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements contained in or incorporated by reference in this prospectus or any prospectus supplement delivered with this prospectus are based upon information available to us on the date such statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.

Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; costs associated with any modification or termination of our aircraft orders; our ability to utilize our net operating losses; our ability to attract and retain customers; potential reputational or other impact from adverse events in our operations; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic and political conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); economic and political instability and other risks of doing business globally; our ability to cost-effectively hedge against increases in the price of aircraft fuel if we decide to do so; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the effects of any technology failures or cybersecurity breaches; disruptions to our regional network; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; the success of our investments in airlines in other parts of the world; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements and environmental regulations); the impact of regulatory, investigative and legal proceedings and legal compliance risks; the impact of any management changes; labor costs; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties, including those set forth in the sections entitled “Risk Factors” in this prospectus, in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus and may be obtained as described below under “Incorporation of Certain Documents by Reference,” and, if applicable, in the applicable prospectus supplement and any related free writing prospectus, as well as the risks and uncertainties discussed in our consolidated financial statements, related notes and the other information included in this prospectus, the applicable prospectus supplement, any related free writing prospectus and the documents incorporated and deemed to be incorporated by reference herein. Consequently, the forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

THE COMPANY

United Continental Holdings, Inc. (“UAL”) is a holding company, and its principal, wholly-owned subsidiary is United Airlines, Inc. (“United”), which is a commercial airline.

Each of UAL and United is a Delaware corporation. The principal executive offices of UAL and United are located at 233 S. Wacker Drive, Chicago, Illinois 60606, telephone (872) 825-4000.

UAL’s website is www.unitedcontinentalholdings.com, and United’s website is www.united.com. The information contained on or connected to these websites is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the proceeds from the sale of the securities to finance or refinance aircraft or for general corporate purposes, which may include repayment of indebtedness, the funding of a portion of our pension liabilities and our working capital requirements.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth UAL’s consolidated ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30, 2017	Year Ended December 31,
		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges(1)	3.27x	3.74x	3.93x	1.66x	1.31x	(a)

(a)	Earnings were inadequate to cover fixed charges by $756 million for the year ended December 31, 2012.

The following table sets forth United’s consolidated ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30, 2017	Year Ended December 31,
		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges(1)	3.27x	3.75x	3.93x	1.65x	1.37x	(b)

(b)	Earnings were inadequate to cover fixed charges by $689 million for the year ended December 31, 2012.
(1)	For purposes of calculating this ratio, earnings consist of income (loss) before income taxes, plus (a) fixed charges, distributed earnings of affiliates in which UAL/United has a minority equity interest and amortization of previously capitalized interest, less (b) capitalized interest and the noncontrolling interest in earnings of affiliates in which UAL/United has a minority equity interest. Fixed charges consist of interest expense and the portion of rental expense representative of interest expense, and the amount amortized for debt discount, premium and debt issuance expense.

WHERE YOU CAN FIND MORE INFORMATION

UAL and United file annual, quarterly and current reports and other information, and UAL files proxy statements with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy this information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3, which registers the securities that we may offer under this prospectus. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about us and the securities offered.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement.

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC (excluding any information that has been “furnished” but not “filed” for purposes of the Exchange Act) and that are not delivered with this prospectus. They contain important information about us and our financial condition.

Combined Filings by UAL and United	Date Filed

Annual Report on Form 10-K for the year ended December 31, 2016 (including those portions of UAL’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2017 that are specifically incorporated by reference into such Annual Report on Form 10-K)

February 23, 2017
Quarterly Report on Form 10-Q for the quarter ended March 31, 2017	April 18, 2017
Quarterly Report on Form 10-Q for the quarter ended June 30, 2017	July 19, 2017
Quarterly Report on Form 10-Q for the quarter ended September 30, 2017	October 19, 2017
Current Report on Form 8-K	January 26, 2017
Current Report on Form 8-K	January 27, 2017
Current Report on Form 8-K	April 3, 2017
Current Report on Form 8-K	April 21, 2017
Current Report on Form 8-K	September 29, 2017
Current Report on Form 8-K	October 4, 2017

Filings by UAL	Date Filed
Registration Statement on Form 8-A, description of UAL’s Common Stock, par value $0.01 per share	September 30, 2010, including any amendments or reports filed to update such description
Current Report on Form 8-K	February 24, 2017
Current Report on Form 8-K	May 30, 2017

Filings by United	Date Filed
Current Report on Form 8-K	November 6, 2017
Current Report on Form 8-K	November 13, 2017

The SEC file number is 1-6033 for UAL and 1-10323 for United.

We incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that has been “furnished” but not “filed” for purposes of the Exchange Act) between the date of this prospectus and the termination of the offering of securities under this prospectus. These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at the following address:

United Continental Holdings, Inc.

United Airlines, Inc.

233 S. Wacker Drive

Chicago, Illinois 60606

(872) 825-4000

Attention: Secretary

LEGAL MATTERS

Sidley Austin LLP, Chicago, Illinois will pass upon the validity of the securities being offered by this prospectus for us. Unless otherwise indicated in the applicable prospectus supplement, our counsel, Hughes Hubbard & Reed LLP, New York, New York, will pass upon the validity of the pass through certificates being offered by such prospectus supplement. The legality of the securities offered hereby and certain other matters for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of UAL appearing in UAL’s Annual Report on Form 10-K for the year ended December 31, 2016 (including the financial statement schedule appearing therein) and the effectiveness of UAL’s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of United appearing in United’s Annual Report on Form 10-K for the year ended December 31, 2016 (including the financial statement schedule appearing therein), have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.